Exhibit 99.1

Solicitation Version

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

)
In re:	)	Chapter 11
)
ORBITAL INFRASTRUCTURE GROUP, INC., et al.,[1]	)	Case No. 23-90763 (CML)
)
	)	(Jointly Administered)
Debtors.	)
)

COMBINED DISCLOSURE STATEMENT AND JOINT CHAPTER 11
PLAN OF LIQUIDATION OF ORBITAL INFRASTRUCTURE GROUP, INC., ET AL.

Dated: October 20, 2023

Charles A. Beckham, Jr. (TX Bar No. 02016600)

Arsalan Muhammad (TX Bar No. 24074771)

Kourtney Lyda (TX Bar No. 24013330)

David Trausch (TX Bar No. 24113513)

HAYNES AND BOONE, LLP

1221 McKinney Street, Suite 4000

Houston, Texas 77010

Telephone: (713) 547-2000

Facsimile: (713) 547-2600

Email: charles.beckham@haynesboone.com

Email: arsalan.muhammad@haynesboone.com

Email: kourtney.lyda@haynesboone.com

Email: david.trausch@haynesboone.com

Counsel for the Debtors

Stephen M. Pezanosky (TX Bar No. 15881850)

Thomas J. Zavala (TX Bar No. 24116265)

HAYNES AND BOONE, LLP

2801 N. Harwood Street, Suite 2300

Dallas, TX 75201

Telephone: (214) 651-5000

Facsimile: (214) 651-5940

Email: stephen.pezanosky@haynesboone.com

Email: tom.zavala@haynesboone.com

1 The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are:  Orbital Infrastructure Group, Inc. (3284); Orbital Gas Systems, North America, Inc. (7018); Orbital Power, Inc. (6341); Orbital Solar Services, LLC (1156); and Eclipse Foundation Group, Inc. (5575). The location of the Debtors’ service address is: 5444 Westheimer Road, Suite 1650, Houston, TX 77056.

TABLE OF CONTENTS

INTRODUCTION		1

A.	Debtors’ Recommendation	1

B.	Committee’s Recommendation	2

C.	Summary of Plan Treatment	2

D.	Filing of the Debtors’ Chapter 11 Cases	4

E.	Purpose of Disclosure Statement	4

F.	Hearing on Confirmation of the Plan	5

G.	Disclaimers	5

ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW		8

A.	Defined Terms	8

B.	Rules of Interpretation	22

C.	Computation of Time	22

D.	Severability	22

E.	Governing Law	23

F.	Reference to Monetary Figures	23

G.	Controlling Document	23

ARTICLE II. EXPLANATION OF CHAPTER 11		23

A.	Overview of Chapter 11	23

B.	Chapter 11 Plan	24

ARTICLE III. THE COMPANY’S HISTORY, BUSINESS OPERATIONS, AND CORPORATE STRUCTURE		25

A.	The Company’s History	25

B.	The Operational Segments	26
	1. The Electric Power Segment	26
	a. Front Line	27
	b. Eclipse	27
	c. OPI	27
	2. The Telecom Segment	27
	3. The Renewable Segment	28

C.	OGSNA’s De Minimis Operations	29

D.	Employees and Leadership	29

E.	Organizational Structure	30

F.	Events Leading to the Chapter 11 Cases	30
	1. The March Bridge Loan	30
	2. The Prepetition Marketing Process	31
	3. The August Bridge Financing	31

ARTICLE IV. DEBTORS’ PREPETITION CAPITAL STRUCTURE AND SCHEDULED CLAIMS		32

A.	Prepetition Capital Structure	32

i

	1. The Prepetition Term Loan Facility	33
	2. The Johnson Note	33
	3. The Prepetition Secured Intercompany Note	34
	4. The Tidal Note	34
	5. The Streeterville Facilities	34
	6. The HCT Note	35

ARTICLE V. BANKRUPTCY CASE ADMINISTRATION		35

A.	First Day Motions	35

B.	DIP Motion	35

C.	Bidding Procedures Motion	36

D.	Omnibus Rejection Motions	36

E.	Postpetition Sale Process	36

F.	Resolution of the Committee’s Investigation and Challenge of Prepetition Lenders	37

G.	Official Committee of Unsecured Creditors	37

H.	Meeting of Creditors	37

I.	Retention of Debtors’ Professionals	38

J.	Bar Date for Filing Proofs of Claim; Schedules	38

ARTICLE VI. VOTING PROCEDURES AND CONFIRMATION REQUIREMENTS		38

A.	Ballots and Voting Deadline	38

B.	Holders of Claims Entitled to Vote	39

C.	Definition of Impairment	40

D.	Classes Impaired or Unimpaired Under the Plan	40

E.	Information on Voting and Vote Tabulations	41
	1. Transmission of Ballots to Holders of Claims and Interests	41
	2. Opt-Out of Releases under the Plan	41
	3. Ballot Tabulation Procedures	41
	4. Waivers of Defects and Other Irregularities Regarding Ballots	45
	5. Withdrawal of Ballots and Revocation	46

F.	Confirmation of Plan	46
	1. Solicitation of Acceptances	46
	2. Requirements for Confirmation of the Plan	47
	3. Cramdown	48
	4. Conditions Precedent to Confirmation and Effectiveness of the Plan	49

ARTICLE VII. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS		49

A.	Unclassified Claims	49
	1. Administrative Expense Claims	49
	a. Treatment of Administrative Expense Claims	49
	b. Filing Administrative Expense Claims	50
	2. Priority Tax Claims	50
	3. U.S. Trustee Fees	51
	4. Professional Fee Claims	51
	a. Professional Fee Reserve Account	51
	b. Professional Fee Reserve Amount	51
	c. Post-Confirmation Date Fees and Expenses	52

	d. Post-Effective Date Fees and Expenses	52

B.	Classification of Claims and Interests	52

C.	Allowance and Treatment of Classified Claims and Interests	53
	1. Allowance and Treatment of Other Secured Claims (Class 1)	53
	a. Classification	53
	b. Treatment	53
	2. Allowance and Treatment of Other Priority Claims (Class 2)	54
	a Classification	54
	a. Treatment	54
	3. Allowance and Treatment of General Unsecured Claims (Class 3)	54
	a. Classification	54
	a. Treatment	54
	4. Allowance and Treatment of Subordinated Claims (Class 4)	55
	a. Classification	55
	b. Treatment	55
	5. Allowance and Treatment of Intercompany Claims (Class 5)	55
	a. Classification	55
	a. Treatment	55
	6. Allowance and Treatment of Intercompany Interests (Class 6)	55
	a. Classification	55
	a. Treatment	55
	7. Allowance and Treatment of Interests in Orbital (Class 7)	55
	a. Classification	55
	a. Treatment	56

D.	Reservation of Rights Regarding Claims	56

E.	No Postpetition Interest on Claims	56

F.	Subordinated Claims	56

G.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code	56

H.	Elimination of Vacant Classes	56

ARTICLE VIII. CLAIMS ADMINISTRATION PROCEDURES		57

A.	Allowance of Claims	57

B.	Prosecution of Objections to Claims	57
	1. Authority to Prosecute and Settle Objections to Claims	57
	2. Objections to Claims	57
	3. Authority to Amend Schedules	57

C.	Estimation of Claims	58

D.	Claims Subject to Pending Actions	58

E.	Distributions to Holders of Disputed Claims	58

F.	Amendments to Proofs of Claim	59

ARTICLE IX. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		59

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases	59

B.	Claims Based on Rejection of Executory Contracts and Unexpired Leases	59

C.	D&O Policies	60

D.	Insurance Policies	60

E.	Indemnification Obligations	60

F.	Reservation of Rights	60

G.	Nonoccurrence of the Effective Date	61

ARTICLE X. MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN		61

A.	Operations Between the Confirmation Date and Effective Date	61

B.	Sources of Plan Distributions	61

C.	Substantive Consolidation	61

D.	Corporate Governance	62
	1. Cancellation of Securities and Agreements	62
	2. Directors, Officers, and Employees	63
	3. Corporate Action	63
	4. No Further Action	63

E.	Liquidating Trust	64
	1. Liquidating Trust Generally	64
	2. Funding of and Transfer of Assets into the Liquidating Trust	64
	3. Liquidating Trustee	65
	4. Liquidating Trust Agreement	65
	5. Reports to be Distributed by the Liquidating Trustee	66
	6. Fees and Expenses of the Liquidating Trustee	66
	7. Indemnification	66
	8. Tax Treatment; No Successor in Interest	66
	a. Liquidating Purposes of the Liquidating Trust	67
	b. Disputed Claims Reserve	67
	9. Abandonment of Assets by the Liquidating Trustee	68

F.	D&O Actions	68

G.	Settlement of Claims	68

H.	Retained Causes of Action	69

I.	Release of Liens	69

J.	Effectuating Documents; Further Transactions	69

K.	Section 1146 Exemption from Certain Taxes and Fees	70

L.	No Bond or Surety Required	70

ARTICLE XI. PROVISIONS GOVERNING DISTRIBUTIONS		70

A.	Timing and Calculation of Amounts to Be Distributed	70

B.	Delivery of Distributions and Undeliverable or Unclaimed Distributions	70
	1. Record Date for Distributions	70
	2. Method of Distributions to Holders of Claims	71
	3. Minimum Distributions	71
	4. Undeliverable Distributions and Time Bar to Cash Payments	71
	5. Special Rules for Distributions to Holders of Disputed Claims	72

C.	Disputed Claims Reserves	72

D.	Compliance with Tax Requirements	73

E.	No Interest on Disputed or Delayed Distributions	73

F.	Setoffs and Recoupment	73

G.	Allocation Between Principal and Accrued Interest	74

H.	Claims Paid or Payable by Third Parties	74

	1. Claims Paid by Third Parties	74
	2. Claims Payable by Insurance	74

ARTICLE XII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS		75

A.	Compromise and Settlement of Claims and Controversies	75

B.	Releases	75
	1. Releases by the Debtors	75
	2. Releases by Holders of Claims and Interests other than the Debtors	77

C.	Exculpation	78

D.	Injunction	79

E.	Term of Injunctions or Stays	80

F.	Release of Claims Under the Sale Orders	80

ARTICLE XIII. MISCELLANEOUS PROVISIONS		80

A.	Dissolution of Committee	80

B.	Exhibits / Schedules	80

C.	Entire Agreement	80

D.	Expedited Tax Determination	81

E.	Successors and Assigns	81

F.	Withdrawal and Modification of the Plan	81
	1. Withdrawal of the Plan	81
	2. Modification of the Plan	81

ARTICLE XIV. CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN		82

A.	Conditions to the Effective Date	82

B.	Waiver of Conditions to the Effective Date	82

C.	Substantial Consummation	82

D.	Notice of Occurrence of Effective Date	82

ARTICLE XV. RETENTION OF JURISDICTION		83

ARTICLE XVI. ALTERNATIVES TO THE PLAN		85

A.	Chapter 7 Liquidation	85

B.	Dismissal	86

C.	Exclusivity and Alternative Plan Potential	86

ARTICLE XVII. CERTAIN RISK FACTORS TO BE CONSIDERED		86

A.	Certain Bankruptcy Law Considerations	87
	1. Parties in Interest May Object to the Plan’s Classification of Claims and Interests	87
	2. The Conditions Precedent to the Effective Date of the Plan May Not Occur	87
	3. The Debtors May Fail to Satisfy Vote Requirements	87
	4. The Debtors May Not be Able to Secure Confirmation of the Plan	87
	5. The Debtors May Object to the Amount or Classification of a Claim	88
	6. Risk of Non-Occurrence of the Effective Date	88

v

	7. Contingencies Could Affect Votes of Impaired Classes to Accept or Reject	88
	8. Releases, Injunctions, and Exculpation Provisions May not be Approved	89

B.	Failure to Confirm or Consummate the Plan	89

ARTICLE XVIII. CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN		89

A.	Introduction	89

B.	Consequences to the Debtors	91
	1. Characterization	91
	2. Cancellation of Debt and Reduction of Tax Attributes	91
	3. Net Operating Loss Carryforwards	92

C.	Consequences to Holders of Claims	92
	1. Accrued but Untaxed Interest	93
	2. Market Discount	93
	3. Receipt of Interest in the Liquidating Trust	94

D.	Consequences to Holders of Interests	95

E.	Information Reporting and Backup Withholding	95

ARTICLE XIX. CONCLUSION AND CONFIRMATION REQUEST		96

EXHIBITS TO THE DISCLOSURE STATEMENT

Liquidation Analysis	Exhibit 1

INTRODUCTION2

The Debtors propose this Combined Disclosure Statement and Joint Chapter 11 Plan of Liquidation of Orbital Infrastructure Group, Inc., et al. (including the Plan Supplement and all exhibits and schedules hereto or referenced herein and as applicable, the “Disclosure Statement,” “Combined Plan and Disclosure Statement,” or “Plan”) pursuant to sections 1125 and 1129 of the Bankruptcy Code and Bankruptcy Rule 3016 to all of the Debtors’ known Holders of Claims against or Interests in the Debtors. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.

The Disclosure Statement sets forth certain relevant information regarding the Debtors’ prepetition operations and financial history, the need to seek chapter 11 protection, significant events that have occurred during the Chapter 11 Cases, and the expected return to the Debtors’ creditors. The Disclosure Statement also discusses the confirmation process and the voting procedures that Holders of Claims and Interests must follow for their votes to be counted. Additionally, the Disclosure Statement describes certain alternatives to the Plan, certain effects of confirmation of the Plan, and certain risk factors associated with the Plan.

The Plan is a liquidating plan. Pursuant to prior orders of the Bankruptcy Court, the Debtors sold substantially all of their assets to the Purchasers. The Plan provides for the distribution of any proceeds from such sales, as well as the distribution of other cash, and the creation of a liquidating trust that will administer and liquidate all remaining property of the Debtors, including the Retained Causes of Action. The Plan further provides for the substantive consolidation of all of the Debtors, the termination of all Interests in the Debtors, the dissolution and wind-up of the affairs of the Debtors, and the transfer of any remaining Assets to the Liquidating Trust. Additionally, the Plan provides for the distributions to certain Holders of Administrative Expense Claims and Priority Claims and to other Holders of Claims and the funding of the Liquidating Trust. You are encouraged to review the Plan in full.

YOU ARE BEING SENT THE COMBINED PLAN AND DISCLOSURE STATEMENT BECAUSE YOU ARE A CREDITOR OR OTHER PARTY IN INTEREST OF THE DEBTORS. THE COMBINED PLAN AND DISCLOSURE STATEMENT DESCRIBES A CHAPTER 11 PLAN WHICH, WHEN CONFIRMED BY THE BANKRUPTCY COURT, WILL GOVERN HOW YOUR CLAIM OR INTEREST WILL BE TREATED. THE DEBTORS URGE YOU TO REVIEW THE COMBINED PLAN AND DISCLOSURE STATEMENT CAREFULLY. THE DEBTORS BELIEVE THAT ALL CREDITORS SHOULD VOTE IN FAVOR OF THE PLAN.

A.        Debtors’ Recommendation

The Debtors believe that the transactions described herein will maximize stakeholder recoveries. Accordingly, the Debtors recommend that Holders of Claims entitled to vote on the Plan vote to accept the Plan.

2 Capitalized terms used but not immediately defined herein shall have the meanings ascribed to them in Article I.A herein.

B.        Committee’s Recommendation

The Committee believes that the transactions described herein will maximize stakeholder recoveries. Accordingly, the Committee recommends that Holders of Claims entitled to vote on the Plan vote to accept the Plan.

C.        Summary of Plan Treatment

The Plan provides for the resolution of Claims against and Interests in the Debtors and implements a distribution scheme pursuant to the Bankruptcy Code. On the Effective Date, the Debtors shall make Distributions in accordance with this Plan to Holders of Allowed Administrative Expense Claims, Allowed Professional Fee Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, and Allowed Other Secured Claims that are due and payable as of the Effective Date. All other Distributions to be made under the Plan shall be made by the Liquidating Trustee to the applicable Holders of Allowed Claims in accordance with the terms of the Plan and the Liquidating Trust Agreement, as applicable. No Distribution shall be made on account of any Claim that is not Allowed.

Under the Plan, Claims and Interests are classified and each Class has its own treatment. The table below describes each Class of Claims and Interests, which Holders of Claims and Interests belong in each Class, the treatment of each Class of Claims or Interests, and the expected recovery of each Holder of Claims or Interests in the respective Class.

Class Description	Treatment
Class 1 - Other Secured Claims

Except to the extent that a Holder of an Allowed Other Secured Claim agrees to less favorable treatment, in full and final satisfaction of such Allowed Claim, at the option of the Debtors in consultation with the Committee (on or prior to the Effective Date) or the Liquidating Trustee (after the Effective Date), (i) each such Holder shall receive payment in full in Cash of such Allowed Claim, payable on the later of the Effective Date and the date that is ten (10) Business Days after the date on which such Other Secured Claim becomes an Allowed Other Secured Claim, in each case, or as soon as reasonably practicable thereafter, or (ii) such Holder shall receive such other treatment so as to render such Holder’s Allowed Other Secured Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code.

Projected recovery: 100%

Class 2 – Other Priority Claims

Except to the extent that a Holder of an Allowed Other Priority Claim agrees to less favorable treatment, in full and final satisfaction of such Allowed Other Priority Claim, each Holder of an Allowed Other Priority Claim shall, at the option of the Debtors in consultation with the Committee (on or prior to the Effective Date) or the Liquidating Trustee (after the Effective Date), (i) be paid in full in Cash in an amount equal to such Allowed Other Priority Claim or (ii) otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code, payable on the later of the Effective Date and the date that is ten (10) Business Days after the date on which such Other Priority Claim becomes an Allowed Other Priority Claim, in each case, or as soon as reasonably practicable thereafter.

Projected recovery: 100%

Class Description	Treatment
Class 3 – General Unsecured Claims

Except to the extent that a Holder of an Allowed General Unsecured Claim agrees to less favorable treatment, in full and final satisfaction of such Allowed General Unsecured Claim, each Holder of an Allowed General Unsecured Claim shall receive its Pro Rata share of beneficial interest in the Liquidating Trust and, as a beneficiary of the Liquidating Trust, shall receive, on a distribution date, its Pro Rata share of net Cash derived from the Liquidating Trust Assets available for Distribution as provided under this Combined Plan and Disclosure Statement and the Liquidating Trust Agreement, until all Allowed General Unsecured Claims are paid in full or the Liquidating Trust Assets are exhausted; provided, however, that all Distributions to Holders of Allowed General Unsecured Claims shall be subject to the Liquidating Trustee first paying in full all Liquidating Trust Operating Expenses and/or reserving for such Liquidating Trust Operating Expenses in accordance with this Plan and the Liquidating Trust Agreement.

Projected recovery: 6.0–8.3%[3]

Class 4 – Subordinated Claims

Except to the extent that a Holder of an Allowed Subordinated Claim, if any, agrees to less favorable treatment, in full and final satisfaction of such Allowed Subordinated Claim, each Holder of an Allowed Subordinated Claim shall have a contingent right to any residual interests in the Liquidating Trust if, and to the extent, all Allowed General Unsecured Claims are paid in full and the Liquidating Trust Assets have not been exhausted, provided, however,  that all Distributions to Holders of Allowed Subordinated Claims shall be subject to the Liquidating Trustee first paying in full all Liquidating Trust Operating Expenses and/or reserving for such Liquidating Trust Operating Expenses in accordance with this Plan and the Liquidating Trust Agreement.

Projected recovery: 0%

3 This estimate is based on the following assumptions: (i) $91,344,607 of Allowed General Unsecured Claims; (ii) $6,253,561–$8,100,073 of Cash is transferred to the Liquidating Trust on the Effective Date; and (iii) the Liquidating Trust Operating Expenses are between $505,457 and $782,090.  If there are any recoveries in excess of expenses incurred for any Causes of Action that may be brought by the Liquidating Trust, then the estimated recoveries could be materially higher.

Class Description	Treatment
Class 5 – Intercompany Claims

On the Effective Date, all Intercompany Claims shall be canceled, released, and extinguished and will be of no further force or effect. No Holder of a Class 5 Claim will receive any distribution on account of such Class 5 Claim.

Projected recovery: 0%

Class 6 – Intercompany Interests

On the Effective Date, all Intercompany Interests shall be canceled, released, and extinguished and will be of no further force or effect. No Holder of a Class 6 Interest will receive any distribution on account of such Class 6 Interest.

Projected recovery: 0%

Class 7 – Interests in Orbital

On the Effective Date, all Interests in Orbital shall be canceled, released, and extinguished and will be of no further force or effect. No Holder of a Class 7 Interest will receive any distribution on account of such Class 7 Interest.

Projected recovery: 0%

D.        Filing of the Debtors’ Chapter 11 Cases

On the Petition Date, the Debtors filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the Bankruptcy Court. The Debtors filed the Chapter 11 Cases to preserve the value of their estates for their stakeholders, build upon the prepetition marketing process to conduct a sale of the Equity Assets, and conduct an orderly wind down. No trustee or examiner has been appointed in the Chapter 11 Cases.

E.        Purpose of Disclosure Statement

Section 1125 of the Bankruptcy Code requires the Debtors to prepare and obtain court approval of the Disclosure Statement as a prerequisite to soliciting votes on the Plan. The purpose of the Disclosure Statement is to provide information to Holders of Claims and Interests that will assist them in deciding how to vote on the Plan.

Approval of the Disclosure Statement does not constitute a judgment by the Bankruptcy Court as to the desirability of the Plan or as to the value or suitability of any consideration offered thereunder. The Bankruptcy Court’s conditional approval does indicate, however, that the Bankruptcy Court has conditionally determined that the Disclosure Statement contains adequate information to permit a creditor to make an informed judgment regarding acceptance or rejection of the Plan. The Disclosure Statement is still subject to final approval by the Bankruptcy Court at the Confirmation Hearing.

F.        Hearing on Confirmation of the Plan

The Debtors have requested that the Bankruptcy Court schedule the Confirmation Hearing for November 28, 2023, at 1:00 p.m. Central Time. At the Confirmation Hearing, the Bankruptcy Court will determine whether the Plan has been accepted by the requisite number of Holders of Claims, and whether the other standards for confirmation of the Plan have been satisfied. Once commenced, the Confirmation Hearing may be adjourned or continued by announcement in open court without any other further notice.

G.       Disclaimers

THE DISCLOSURE STATEMENT IS PROVIDED FOR USE SOLELY BY HOLDERS OF CLAIMS AND INTERESTS AND THEIR ADVISERS IN CONNECTION WITH THEIR DETERMINATION TO ACCEPT OR REJECT THE PLAN. NOTHING IN THIS DISCLOSURE STATEMENT MAY BE RELIED UPON OR USED BY ANY OTHER ENTITY FOR ANY OTHER PURPOSE.

THE DISCLOSURE STATEMENT CONTAINS IMPORTANT INFORMATION THAT MAY IMPACT YOUR DECISION REGARDING ACCEPTING THE PLAN. PLEASE READ THIS DOCUMENT CAREFULLY.

FACTUAL INFORMATION CONTAINED IN THE DISCLOSURE STATEMENT IS THE REPRESENTATION OF THE DEBTORS ONLY AND NOT OF THEIR ATTORNEYS, ACCOUNTANTS, OR OTHER PROFESSIONALS. FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS NOT BEEN SUBJECTED TO AN AUDIT BY AN INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT.

THE DEBTORS ARE NOT ABLE TO CONFIRM THAT THE INFORMATION CONTAINED IN THE DISCLOSURE STATEMENT DOES NOT INCLUDE ANY INACCURACIES. HOWEVER, THE DEBTORS HAVE MADE THEIR BEST EFFORT TO PROVIDE ACCURATE INFORMATION AND ARE NOT AWARE OF ANY INACCURACY IN THE DISCLOSURE STATEMENT.

THE INFORMATION CONTAINED IN THE DISCLOSURE STATEMENT HAS NOT BEEN INDEPENDENTLY INVESTIGATED BY THE BANKRUPTCY COURT AND HAS NOT YET RECEIVED FINAL APPROVAL BY THE BANKRUPTCY COURT. ANY APPROVAL OF THE DISCLOSURE STATEMENT DOES NOT CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT OF THE FAIRNESS OR MERITS OF THE PLAN OR OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN THE DISCLOSURE STATEMENT.

THE ONLY REPRESENTATIONS THAT ARE AUTHORIZED BY THE DEBTORS CONCERNING THE DEBTORS, THE EXTENT OF THEIR LIABILITIES, OR ANY OTHER FACTS MATERIAL TO THE PLAN ARE THE REPRESENTATIONS MADE IN THE DISCLOSURE STATEMENT. REPRESENTATIONS CONCERNING THE PLAN OR THE DEBTORS OTHER THAN AS SET FORTH IN THE DISCLOSURE STATEMENT ARE NOT AUTHORIZED BY THE DEBTORS.

HOLDERS OF CLAIMS AND INTERESTS SHOULD NOT CONSTRUE THE CONTENTS OF THE DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL, OR TAX ADVICE AND ALL SUCH HOLDERS OF CLAIMS AND INTERESTS SHOULD CONSULT WITH THEIR OWN ADVISERS.

NEITHER THE DISCLOSURE STATEMENT NOR THE MOTION SEEKING APPROVAL THEREOF CONSTITUTES AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY STATE OR JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

THE DEBTORS HAVE NO ARRANGEMENT OR UNDERSTANDING WITH ANY BROKER, SALESMAN, OR OTHER PERSON TO SOLICIT VOTES FOR THE PLAN. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE PLAN OTHER THAN THOSE CONTAINED IN THE DISCLOSURE STATEMENT AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEBTORS. THE DELIVERY OF THE DISCLOSURE STATEMENT SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME AFTER THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE DEBTORS SINCE THE DATE HEREOF. ANY ESTIMATES OF CLAIMS AND INTERESTS SET FORTH IN THIS DISCLOSURE STATEMENT MAY VARY FROM THE FINAL AMOUNTS OF CLAIMS OR INTERESTS ALLOWED BY THE BANKRUPTCY COURT. SIMILARLY, THE ANALYSIS OF ASSETS AND THE AMOUNT ULTIMATELY REALIZED FROM THEM MAY DIFFER MATERIALLY.

CERTAIN STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT, INCLUDING STATEMENTS INCORPORATED BY REFERENCE, THE LIQUIDATION ANALYSIS, AND OTHER FORWARD-LOOKING STATEMENTS, ARE BASED ON ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL BE REFLECTIVE OF ACTUAL OUTCOMES. FORWARD-LOOKING STATEMENTS SHOULD BE EVALUATED IN THE CONTEXT OF THE ESTIMATES, ASSUMPTIONS, UNCERTAINTIES, AND RISKS DESCRIBED HEREIN.

FURTHERMORE, READERS ARE CAUTIONED THAT ANY FORWARD-LOOKING STATEMENTS HEREIN ARE SUBJECT TO A NUMBER OF ASSUMPTIONS, RISKS, AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE DEBTORS. IMPORTANT ASSUMPTIONS AND OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE, BUT ARE NOT LIMITED TO, THOSE FACTORS, RISKS AND UNCERTAINTIES DESCRIBED IN MORE DETAIL UNDER THE HEADING “CERTAIN RISK FACTORS TO BE CONSIDERED” BELOW, AS WELL AS CHANGES IN LAW AND REGULATORY MATTERS. PARTIES ARE CAUTIONED THAT THE FORWARD-LOOKING STATEMENTS SPEAK AS OF THE DATE MADE, ARE BASED ON THE DEBTORS’ CURRENT BELIEFS, INTENTIONS AND EXPECTATIONS, AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS, AND THE DEBTORS UNDERTAKE NO OBLIGATION TO UPDATE ANY SUCH STATEMENTS.

NO INDEPENDENT AUDITOR OR ACCOUNTANT HAS REVIEWED OR APPROVED THE LIQUIDATION ANALYSIS.

THE DEBTORS ARE MAKING THE STATEMENTS AND PROVIDING THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT AS OF THE DATE HEREOF, UNLESS OTHERWISE SPECIFICALLY NOTED. ALTHOUGH THE DEBTORS MAY SUBSEQUENTLY UPDATE THE INFORMATION IN THIS DISCLOSURE STATEMENT, THE DEBTORS HAVE NO AFFIRMATIVE DUTY TO DO SO, AND EXPRESSLY DISCLAIM ANY DUTY TO PUBLICLY UPDATE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE. HOLDERS OF CLAIMS OR INTERESTS REVIEWING THE DISCLOSURE STATEMENT SHOULD NOT INFER THAT, AT THE TIME OF THEIR REVIEW, THE FACTS SET FORTH HEREIN HAVE NOT CHANGED SINCE THIS DISCLOSURE STATEMENT WAS FILED. INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION, MODIFICATION, OR AMENDMENT. SUBJECT TO CERTAIN RESTRICTIONS AND REQUIREMENTS SET FORTH IN SECTION 1127 OF THE BANKRUPTCY CODE, BANKRUPTCY RULE 3019, AND THE PLAN, THE DEBTORS RESERVE THE RIGHT TO ALTER, AMEND, MODIFY, REVOKE OR WITHDRAW THE PLAN PRIOR TO ITS SUBSTANTIAL CONSUMMATION.

THE DISCLOSURE STATEMENT HAS BEEN PREPARED PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 3016(B) AND IS NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER SIMILAR LAWS. THE DISCLOSURE STATEMENT WAS NOT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE AUTHORITY AND NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE DISCLOSURE STATEMENT OR UPON THE MERITS OF THE PLAN.

ARTICLE I.
    DEFINED TERMS, RULES OF INTERPRETATION,
COMPUTATION OF TIME, AND GOVERNING LAW

A.        Defined Terms

Capitalized terms used and not otherwise defined herein have the meanings set forth in this Article I.A. Any term that is not defined in the Plan and Disclosure Statement, but that is defined in the Bankruptcy Code or the Bankruptcy Rules, has the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

1.           “A&M” means Alvarez & Marsal North America LLC.

2.           “Administrative Expense Claim” means any right to payment constituting a cost or expense of administration incurred during the Chapter 11 Cases of a kind specified under section 503(b) of the Bankruptcy Code and entitled to priority under sections 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including the actual, necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Debtors’ Estates.

3.       “Administrative Expense Claims Bar Date” means the deadline for filing requests for payment of Administrative Expense Claims (other than Professional Fee Claims), which shall be the first Business Day that is thirty (30) days after the Effective Date.

4.           “Advisors” means collectively, Haynes and Boone, A&M, and Moelis.

5.           “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified, where “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, through ownership of voting securities or rights, by contract, as trustee, executor or otherwise.

6.           “Affiliate Guarantors” has the meaning set forth in the O’Neil Declaration.

7.           “AlixPartners” means AlixPartners, LLP.

8.           “Allowed” means, with reference to any Claim, except as otherwise provided in the Plan, a Claim allowable under Bankruptcy Code section 502: (a) for which a Proof of Claim was timely filed, and as to which no objection or other challenge to allowance thereof has been filed, or if an objection or challenge has been timely filed, such Claim is allowed by Final Order; (b) for which a Proof of Claim is not filed and that has been listed in a Debtor’s Schedules and is not listed as disputed, contingent, or unliquidated or in a zero or undetermined amount; or (c) that is deemed allowed under the Plan. For purposes of determining the amount of an Allowed Claim against a Debtor, there shall be deducted therefrom the amount of any claim (x) that such Debtor may hold against the Holder of such Allowed Claim pursuant to any right of setoff held by such Debtor and (ii) held by any Debtor to the extent the doctrine of recoupment is applicable.

9.          “Applicable Tax Law” means the Tax Code, the Treasury Regulations, judicial authorities, published positions of the IRS, and other applicable authorities, all as in effect on the date of the Disclosure Statement.

10.         “Ballot” means the applicable form of ballot distributed to Holders of Claims entitled to vote on the Plan and on which the acceptance or rejection of the Plan is to be indicated.

11.         “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended.

12.         “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas, Houston Division presiding over the Chapter 11 Cases.

13.         “Bankruptcy Rules” means, collectively, the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as now in effect or hereafter amended.

14.         “Bar Date” means the deadlines for asserting Claims established by the Plan or the Bankruptcy Court, as applicable, including the Claims Bar Date, the Rejection Damages Deadline, and the Administrative Expense Claims Bar Date.

15.        “Bar Date Order” means the Order Establishing Deadlines and Procedures for Filing Proofs of Claim and Approving the Form and Manner of Notice Thereof entered by the Bankruptcy Court at Docket No. 176 in the Chapter 11 Cases.

16.         “Bidding Procedures” means the procedures for the sale or sales of the Equity Assets as set forth on Exhibit 1 to the Bidding Procedures Order.

17.        “Bidding Procedures Motion” means the Debtors’ Motion for Entry of an order (I)(A) Approving Sale and Bidding Procedures; (B) Authorizing Selection of Stalking Horse Bidders; (C) Scheduling Auction for, and Hearing to Approve, Sale of Debtors’ Assets; (D) Approving Form and Manner of Notices of Sale, Auction, and Sale Hearing; (II) Authorizing the Sale of Assets Free and Clear of All Liens, Claims, Encumbrances, and Other Interests, and (III) Granting Related Relief [Docket No. 34] filed by the Debtors on August 24, 2023.

18.        “Bidding Procedures Order” means the Order (I)(A) Approving Sale and Bidding Procedures; (B) Authorizing Selection of Stalking Horse Bidders; (C) Scheduling Auction for, and Hearing to Approve, Sale of Debtors’ Assets; (D) Approving Form and Manner of Notices of Sale, Auction, and Sale Hearing; (II) Authorizing the Sale of Assets Free and Clear of All Liens, Claims, Encumbrances, and Other Interests, and (III) Granting Related Relief [Docket No. 139] entered by the Bankruptcy Court on September 20, 2023.

19.        “Business Day” means any day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, NY are authorized or required by law or executive order to close.

20.        “Cash” means the lawful currency of the United States of America and equivalents thereof.

21.       “Cause of Action” means any action, Claim, cause of action, controversy, demand, right, action, Lien, indemnity, equity interest, guaranty, suit, obligation, liability, damage, judgment, account, defense, offset, power, privilege, license, and franchise of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, contingent or noncontingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity, or pursuant to any other theory of state, federal, or other law. For the avoidance of doubt, “Cause of Action” includes: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law or in equity; (b) the right to object to or to otherwise contest, recharacterize, reclassify, subordinate, or disallow any Claims or Interests; (c) claims and rights pursuant to sections 362, 510, 542 through 553, and 724(a) of the Bankruptcy Code; and (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code.

22.        “Chapter 11 Cases” means the jointly administered cases under chapter 11 of the Bankruptcy Code commenced by the Debtors on the Petition Date in the Bankruptcy Court.

23.        “Claim” means a “claim,” as such term is defined in section 101(5) of the Bankruptcy Code.

24.        “Claims Bar Date” means, in accordance with the terms of the Bar Date Order: (a) with respect to all Claims other than those specified in sub-clauses (b) and (c) of this definition, 4:00 p.m. (Central Time) on November 13, 2023; (b) with respect to Claims held by Governmental Units, 4:00 p.m. (Central Time) on February 20, 2024; and (c) with respect to Claims arising from the rejection of an Executory Contract or Unexpired Lease, the later of (i) the applicable deadline in sub-clause (a) or (b) of this definition or (ii) the Rejection Damages Deadline.

25.        “Class” means a class of Claims or Interests, as set forth in Article VII herein.

26.        “Coax Fiber” means Coax Fiber Solutions, LLC.

27.        “CODI” means cancellation of indebtedness income.

28.        “Committee” means the official committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

29.        “Company” means collectively the Debtors along with their non-Debtor direct and indirect subsidiaries.

30.        “Confirmation” means the entry of the Confirmation Order on the docket of the Bankruptcy Court.

31.        “Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on its docket.

32.       “Confirmation Hearing” means the hearing held by the Bankruptcy Court to consider confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code.

33.        “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

34.        “D&Os” means all current and former directors, managers, officers, and employees of the Debtors and the Debtors’ current and former direct and indirect subsidiaries and Affiliates; provided, however, that “D&Os” shall not include, solely in their capacities as such, the current and former directors, managers, officers, and employees of Front Line, GTS, and the direct and indirect subsidiaries of GTS.

35.        “D&O Actions” means any and all Causes of Action of each Debtor and Estate against any of the D&Os, including, without limitation, claims for breach of fiduciary duty, knowing participation in breach of fiduciary duty or aiding and abetting breach of fiduciary duty, fraud, gross negligence and/or reckless mismanagement, and against or any recoveries from all D&O Policies, including Causes of Action against current or former insurance carriers, reinsurance carriers, insurance brokers, underwriters occurrence carriers, or surety bond insurers, relating to coverage, indemnity, contribution, reimbursement, overpayment of premiums and fees, breach of contract or any other matters relating to, arising from, or based in whole or in part on, the D&O Policies.

36.        “D&O Policies” means all insurance policies relating to the Debtors that provided directors’ and officers’ liability insurance coverage for the Debtors, including any and all amendments, supplements, and endorsements, and subject to all of the policies’ declarations, terms, conditions and exclusions.

37.        “Debtors” means, collectively, Orbital, OGSNA, OPI, OSS, and Eclipse, as debtors in possession in the Chapter 11 Cases.

38.       “Definitive Documents” means all of the definitive documents implementing the transactions contemplated herein, including (a) the Plan and all exhibits, ballots, solicitation procedures, and other documents and instruments related thereto; (b) the Plan Supplement; (c) the Confirmation Order; (d) the Disclosure Statement; (e) the Disclosure Statement Order; (f) all motions, filings, documents, and agreements related to the Plan, including the Disclosure Statement motion, any documentation relating to the solicitation of the Plan; (g) the first-day pleadings filed with the Bankruptcy Court, the second-day pleadings filed with the Bankruptcy Court, all material pleadings, including the omnibus motions to reject Executory Contracts and Unexpired Leases, and all bar date motions and claims estimation motions, and all orders sought pursuant to any of the foregoing; (h) the DIP Orders; (i) the Liquidating Trust Agreement and (j) such other agreements and documentation reasonably desired or necessary to consummate and document the transactions contemplated herein.

39.        “DIP Motion” means the Debtors’ Emergency Motion for Entry of Interim and Final Orders (I) Authorizing the Debtors to (A) Obtain Postpetition Financing and (B) Use Cash Collateral, (II) Granting Liens and Providing Superpriority Administrative Expense Status, (III) Granting Adequate Protection to the Prepetition Secured Parties, (IV) Modifying the Automatic Stay, (V) Scheduling a Final Hearing, and (VI) Granting Related Relief [Docket No. 9] filed by the Debtors on the Petition Date.

40.        “DIP Facilities” has the meaning set forth in the DIP Motion.

41.        “DIP Lenders” has the meaning set forth in the DIP Motion.

42.        “DIP Obligations” has the meaning set forth in the DIP Motion.

43.        “DIP Orders” means the Interim DIP Order and the Final DIP Order.

44.        “Disclosure Statement Order” means an order of the Bankruptcy Court conditionally approving the Disclosure Statement.

45.        “Disputed Claim” means any Claim or a portion of a Claim: (a) that is neither an Allowed Claim nor a disallowed Claim; (b) that is listed as disputed, contingent or unliquidated or in a zero or undetermined amount in the Schedules or that is otherwise subject to an objection; or (c) for which a Proof of Claim has been timely filed, but (i) the Debtors (or any other party in interest entitled to do so) have interposed a timely objection or request for estimation with respect thereto, which objection or request for estimation has not been withdrawn or determined by a Final Order or (ii) such Proof of Claim has been asserted in an amount that is greater than the undisputed, non-contingent or liquidated amount listed for such Claim in the Schedules.

46.        “Disputed Claims Reserve” means one or more reserves for those Claims that are Disputed Claims established and maintained by the Liquidating Trustee in accordance with the Plan and the Liquidating Trust Agreement, as applicable.

47.        “Distribution” means any distribution of property to a Holder of an Allowed Claim on account of such Claim in accordance with the terms of the Plan and the Liquidating Trust Agreement.

48.        “Distribution Record Date” means the date for determining which Holders of Allowed Claims are eligible to receive Distributions hereunder, which, unless otherwise specified, shall be the Confirmation Date or such other date designated by the Debtors or the Liquidating Trustee, as applicable.

49.        “Eclipse” means Eclipse Foundation Group Inc.

50.        “Effective Date” means the date upon which each of the conditions to the effectiveness of the Plan are satisfied or waived according to its terms.

51.        “Electric Power Segment” means the Company’s electric power services operational segment.

52.        “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

53.        “Equity Assets” means Orbital’s equity interests in GTS and Front Line.

54.        “Estate” means, as to each Debtor, the estate created for such Debtor pursuant to section 541 of the Bankruptcy Code.

55.        “Exculpated Parties” means, to the maximum extent permitted by law, collectively: (i) each Debtor in its capacity as such; (ii) the Committee and the members thereof in their capacity as members; and (c) with respect to each of the foregoing, such Entity’s Representatives.

56.        “Executory Contract and/or Unexpired Lease” means a contract or a lease to which a Debtor is a party or with respect to which a Debtor may be liable that is capable of being assumed, assumed and assigned or rejected under section 365 of the Bankruptcy Code, including any modifications, amendments, addenda or supplements thereto.

57.        “Final DIP Order” means the Final Order (I) Authorizing the Debtors to (A) Obtain Postpetition Financing and (B) Use Cash Collateral, (II) Granting Liens and Providing Superpriority Administrative Expense Status, (III) Granting Adequate Protection to the Prepetition Secured Parties, (IV) Modifying the Automatic Stay, and (V) Granting Related Relief [Docket No. 138], as may be amended from time to time in accordance with the terms thereof.

58.        “Final Order” means an order or judgment of a court of competent jurisdiction that has been entered on the docket maintained by the clerk of such court, which has not been reversed, vacated, or stayed and as to which (i) the time to appeal, petition for certiorari, or move for a new trial, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument, or rehearing shall then be pending, or (ii) if an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, such order or judgment shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument, or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari, or move for a new trial, reargument, or rehearing shall have expired; provided, however, that no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion under Rules 59 or 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule (or any analogous rules applicable in another court of competent jurisdiction) or sections 502(j) or 1144 of the Bankruptcy Code has been or may be filed with respect to such order or judgment.

59.        “First FLOC Agreement” has the meaning set forth in the O’Neil Declaration.

60.        “First Streeterville Secured Note” has the meaning set forth in the O’Neil Declaration.

61.        “Fourth FLOC Agreement” has the meaning set forth in the O’Neil Declaration.

62.        “Fourth Streeterville Secured Note” has the meaning set forth in the O’Neil Declaration.

63.        “Front Line” means Front Line Power Construction LLC.

64.        “Full Moon” means Full Moon Telecom, LLC

65.        “General Unsecured Claim” means any Claim that is not an Administrative Expense Claim, Priority Tax Claim, Other Secured Claim, Other Priority Claim, Intercompany Claim, or a Claim that is Secured, subordinated, or entitled to priority under the Bankruptcy Code.

66.        “Governmental Unit” shall have the meaning set forth in section 101(27) of the Bankruptcy Code.

67.        “GTS” means Gibson Technical Services, Inc.

68.        “Haynes and Boone” means Haynes and Boone, LLP.

69.        “HCT Note” means that certain unsecured promissory note executed by OSS in favor of HC Tradesman Staffing on April 5, 2023 in the amount of $1,910,989.20.

70.        “Holder” means a Person holding a Claim against, or an Interest in, the Debtors, as the context requires.

71.        “IMMCO” means IMMCO, Inc.

72.        “Impaired” means “impaired” as such term is defined in section 1124 of the Bankruptcy Code.

73.        “Indemnification Provisions” means each of the Debtors’ indemnification provisions currently in place as of the Effective Date, whether in the bylaws, certificates of incorporation or formation, limited liability company agreements, other organizational or formation documents, board resolutions, management or indemnification agreements, or employment or other contracts, for their current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals and agents of the Debtors, as applicable, and such parties’ respective Affiliates.

74.        “Intercompany Claim” means any Claim held by a Debtor against another Debtor except for any Claim or obligations related to the Prepetition Secured Intercompany Note.

75.        “Intercompany Interest” means any Interest held by a Debtor in another Debtor.

76.        “Interest” means any interest in equity security (as defined in section 101(16) of the Bankruptcy Code) in any Debtor, including all ordinary shares, units, common stock, preferred stock, membership interests, partnership interests, or other instruments, evidencing any fixed or contingent ownership interest in such Debtor, whether or not transferable, including any option, warrant, or other right, contractual or otherwise, to acquire any such interest, that existed immediately before the Effective Date.

77.        “Interim DIP Order” means the Interim Order (I) Authorizing the Debtors to (A) Obtain Postpetition Financing and (B) Use Cash Collateral, (II) Granting Liens and Providing Superpriority Administrative Expense Status, (III) Granting Adequate Protection to the Prepetition Secured Parties, (IV) Modifying the Automatic Stay, (V) Scheduling a Final Hearing, and (VI) Granting Related Relief [Docket No. 46] entered by the Bankruptcy Court on August 25, 2023.

78.        “IRS” means the Internal Revenue Service.

79.        “Jingoli” means Jingoli Power, LLC.

80.        “Jingoli Settlement” means the settlement between Orbital, OSS, and Jingoli pursuant to which Orbital and OSS executed a note in April 2023 to pay Jingoli $34 million.

81.        “Johnson” means Kurt A. Johnson, president and founder of Front Line.

82.        “Johnson Note” means that certain secured note in favor of Johnson in his individual capacity for $33,871,106.61.

83.        “JV” means OSS-JPOW Solar Services, LLC.

84.        “JV Solar Projects” means two photovoltaic solar energy projects in Montgomery County, Alabama and Searcy, Arkansas.

85.       “Liabilities” means, as to any Person, all debts, adverse Claims, liabilities, commitments, responsibilities, and obligations of any kind or nature whatsoever, direct or indirect, absolute or contingent, whether accrued or unaccrued, vested or otherwise, liquidated or unliquidated, whether known or unknown, and whether or not actually reflected, or required to be reflected, in such Person’s balance sheet or other books and records.

86.        “Lien” means “lien” as defined in section 101(37) of the Bankruptcy Code.

87.        “Liquidating Trustee” means the trustee appointed pursuant to the provisions of the Plan and the terms of the Liquidating Trust in his, her, or its capacity as the trustee of the Liquidating Trust including any successor trustee.

88.        “Liquidating Trust” means the trust established pursuant to Article X.E below to, among other things, hold the Liquidating Trust Assets and make Distributions pursuant to the Plan.

89.        “Liquidating Trust Agreement” means the trust agreement governing the Liquidating Trust, to be included in the Plan Supplement.

90.        “Liquidating Trust Assets” means the Retained Causes of Action and all other assets, property, interests, and rights of the Debtors and the Estates as of the Effective Date, including the Debtors’ rights and interests in the Professional Fee Reserve Account, that remain after all Distributions required to be made by the Debtors pursuant to the Plan and the Confirmation Order on the Effective Date have been made; provided, however, that “Liquidating Trust Assets” shall not include the Debtors’ NOLs. For the avoidance of doubt, no interests in any of the Non-Debtor Affiliates shall be a Liquidating Trust Asset.

91.        “Liquidating Trust Operating Expenses” means any and all reasonable fees, costs and expenses incurred by the Liquidating Trust or the Liquidating Trustee (or any professional or other Person retained by the Liquidating Trustee) on or after the Effective Date in connection with any of their duties under the Plan and the Liquidating Trust Agreement, including any administrative fees, attorneys’ fees and expenses, insurance fees, taxes and escrow expenses.

92.        “Mangan” means Mangan, Inc.

93.        “Moelis” means Moelis & Company, LLC.

94.        “NOL” means net operating loss.

95.        “Non-Debtor Affiliates” means any non-Debtor entity in which any Debtor holds any interest including, without limitation, CUI-Canada, Inc., Orbital Gas Systems, Limited (UK), Orbital Renewables LLC, and Virtual Power Systems. For the avoidance of doubt, “Non-Debtor Affiliates” shall not include Front Line or GTS.

96.        “Non-U.S. Holder” means a beneficial owner of Claims, other than a U.S. Holder or an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes.

97.        “O’Neil Declaration” means the Declaration of James F. O’Neil III in Support of the Debtors’ Chapter 11 Petitions filed on August 24, 2023 [Docket No. 28].

98.        “OGSNA” means Orbital Gas Systems, North America, Inc.

99.        “Operational Segments” means collectively, the Electric Power Segment, the Telecom Segment, and the Renewables Segment.

100.       “OPI” means Orbital Power, Inc.

101.       “Orbital” means Orbital Infrastructure Group, Inc.

102.       “OSS” means Orbital Solar Services, LLC.

103.       “Other Priority Claim” means any Claim other than an Administrative Expense Claim that is entitled to priority of payment as specified in section 507(a) of the Bankruptcy Code.

104.       “Other Secured Claim” means a Secured Claim other than a Priority Tax Claim.

105.       “Person” means an individual, a partnership, a joint venture, a corporation, a business trust, a limited liability company, a trust, an unincorporated organization, a joint stock company, a labor union, an estate, a Governmental Unit, or any other Entity.

106.       “Petition Date” means August 23, 2023.

107.       “Plan Supplement” means the compilation of certain documents and forms of documents, schedules, and exhibits to the Plan (as may be altered, amended, modified, or supplemented from time to time in accordance with the terms of the Plan and in accordance with the Bankruptcy Code and the Bankruptcy Rules), which shall be in form and substance reasonably acceptable to the Debtors and the Committee, that will be filed, in one or more filings, by the Debtors with the Bankruptcy Court five days prior to the Voting Deadline, including the following, as applicable: (a) the Liquidating Trust Agreement; (b) the Retained Causes of Action Schedule; and (c) the identification and compensation of the Liquidating Trustee.

108.       “Pledge Agreement” has the meaning set forth in the DIP Motion.

109.       “Prepetition Lenders” has the meaning set forth in the DIP Motion.

110.       “Prepetition Liens” has the meaning set forth in the DIP Motion.

111.       “Prepetition Secured Debt” has the meaning set forth in the DIP Motion.

112.       “Prepetition Secured Intercompany Note” has the meaning set forth in the DIP Motion.

113.       “Prepetition Secured Parties” has the meaning set forth in the DIP Motion.

114.       “Prepetition Term Loan Secured Parties” means collectively: (i) the lenders from time-to-time party to that certain credit agreement between Front Line as borrower, Orbital as parent, and the loan parties thereto dated November 17, 2021; and (ii) Alter Domus (US) LLC in its capacity as administrative agent and collateral agent for each of the lenders in clause (i) above.

115.       “Priority Tax Claim” means any Secured Claim or Unsecured Claim of a Governmental Unit of the kind entitled to priority of payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

116.       “Pro Rata” means the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in that Class.

117.       “Professional” means a Person or Entity: (i) employed in the Chapter 11 Cases pursuant to a Bankruptcy Court order in accordance with sections 327, 328, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to section 327, 328, 329, 330 or 331 of the Bankruptcy Code; or (ii) for which compensation and reimbursement has been awarded by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

118.       “Professional Fee Claim” means any Claim of a Professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 330, 331, or 503(b)(4) of the Bankruptcy Code.

119.       “Professional Fee Reserve Account” means an account to be funded by the Debtors on or prior to the Effective Date in an amount equal to the Professional Fee Reserve Amount.

120.       “Professional Fee Reserve Amount” means the estimate, as determined in accordance with Article VII.A.4.b of the Plan, of the aggregate amount of unpaid Professional Fee Claims for all Professionals incurred through the Confirmation Date.

121.       “Proof of Claim” means a proof of Claim filed with the Bankruptcy Court or the Solicitation Agent.

122.       “Purchasers” means any purchaser of the Equity Assets pursuant to any Purchase Agreements.

123.       “Purchase Agreements” means any agreement for the purchase of the Equity Assets approved by the Bankruptcy Court.

124.       “Reach” means Reach Construction Group, LLC.

125.       “Rejection Damages Deadline” means the deadline by which a Proof of Claim on account of damages resulting from rejection of an Executory Contract or Unexpired Lease must be filed, which shall be the date specified by an order of the Bankruptcy Court or 30 days after entry of an order by the Bankruptcy Court authorizing the Debtors’ rejection of the applicable Executory Contract or Unexpired Lease if not otherwise specified.

126.       “Related Parties” means, with respect to an Entity, each of, and in each case in its capacity as such, such Entity’s current and former Affiliates, and such Entity’s and such Affiliates’ current and former directors, managers, officers, committee members, members of any governing body, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds (including any beneficial holders for the account of whom such funds are managed), predecessors, participants, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an Entity), accountants, investment bankers, consultants, representatives, and other professionals and advisors and any such Person’s or Entity’s respective heirs, executors, estates, and nominees.

127.       “Released Parties” means, collectively, and in each case in its capacity as such: (a) each Debtor; and (b) each Related Party of each Debtor; provided, that, notwithstanding anything to the contrary in this definition, “Released Parties” shall not include any D&Os.

128.       “Releasing Parties” means, collectively, and in each case in its capacity as such, (a) each Holder of a Claim or Interest (1) that votes to accept the Plan but does not timely elect to opt out of granting the releases set forth herein, (2) whose vote to accept or reject the Plan is solicited but that does not vote either to accept or to reject the Plan and does not timely elect to opt out of granting the releases set forth herein, (3) that votes, or is deemed, to reject the Plan but does not timely elect to opt out of granting the releases set forth herein, or (4) whose vote to accept or reject the Plan is not solicited and that does not timely elect to opt out of granting the releases set forth herein; and (b) each Related Party of each Entity in clause (a); provided that in each case, an Entity shall not be a Releasing Party if it: (x) timely elects to opt out of granting the releases contained in the Plan, including through any Ballot or notice of non-voting status; or (y) timely files with the Bankruptcy Court an objection to the releases contained herein that is not withdrawn or otherwise resolved before the confirmation of the Plan; provided, further, that, notwithstanding anything to the contrary in this definition, “Releasing Parties” shall not include any Debtor or Estate (or, for the avoidance of doubt, the Liquidating Trust).

129.       “Renewables Segment” means the Company’s renewable energy services operational segment.

130.      “Representatives” means, with respect to any Person, solely in their respective capacities as such, (a) such Person’s successors, predecessors, Affiliates, current and former officers, directors, employees, partners, limited partners, general partners, principals, managers, members, management companies, advisory board members, investment managers, employees, equity holders (regardless of whether interests are held directly or indirectly), agents, attorneys, investment bankers, financial advisors, accountants or other professionals, and (b) such Person’s or Entity’s Affiliates’ current and former directors, managers, officers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, and other professionals. For the avoidance of doubt, “Representatives” includes Haynes and Boone, A&M, Moelis, White & Case, and AlixPartners.

131.       “Retained Causes of Action” all Causes of Action of each Debtor and Estate that are not expressly waived, relinquished, released or compromised in the Plan or an order of the Bankruptcy Court, including, without limitation, the Causes of Action identified or described in the Retained Causes of Action Schedule and the D&O Actions.

132.       “Retained Causes of Action Schedule” means the schedule of Retained Causes of Action, as the same may be amended, modified, or supplemented from time to time, which will be included in the Plan Supplement.

133.       “Sale Orders” means, collectively, the (a) Order (I) Approving Sale of Certain of Debtors’ Assets Free and Clear of Liens, Claims, Interests and Encumbrances and (II) Granting Related Relief [Docket No. 177]; and (b) Order (I) Approving Sale of Debtors’ Front Line Assets Free and Clear of Liens, Claims, Interests and Encumbrances and (II) Granting Related Relief [Docket No. 179].

134.       “Schedules” means, collectively, the (a) schedules of assets and liabilities and (b) statements of financial affairs filed or to be filed by the Debtors in the Chapter 11 Cases pursuant to section 521 of the Bankruptcy Code, as each may be amended and supplemented from time to time.

135.       “Second FLOC Agreement” has the meaning set forth in the O’Neil Declaration.

136.       “Second Streeterville Secured Note” has the meaning set forth in the O’Neil Declaration.

137.       “Section 510(b) Claim” means any option, warrant, right, or other Security or agreement to obtain an Interest, whether or not arising under or in connection with any employment agreement, subject to subordination pursuant to section 510(b) of the Bankruptcy Code.

138.       “Secured” means, with respect to a Claim, a Claim (i) secured by a Lien to the extent of the value of the interest of the Holder of such Lien in the Estate’s interest in the applicable collateral as (a) set forth in the Plan, (b) agreed to by the Holder of such Claim and the Debtors, or (c) determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code, or (ii) secured by the right of setoff in accordance with section 553 of the Bankruptcy Code.

139.      “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a–77aa, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

140.       “Security” means a “security” as defined in section 2(a)(1) of the Securities Act.

141.       “Security Agreement” has the meaning set forth in the DIP Motion.

142.       “Solicitation Agent” means Donlin, Recano & Company, Inc., in its capacity as claims, noticing, and solicitation agent appointed in the Chapter 11 Cases.

143.       “Stalking Horse Bidders” means the Prepetition Lenders in their capacity as stalking horse bidders for the Equity Assets.

144.       “Streeterville” means Streeterville Capital, LLC.

145.      “Streeterville Secured Notes” means collectively the First Streeterville Secured Notes, the Third Streeterville Secured Notes, and the Fourth Streeterville Secured Notes.

146.       “Streeterville Unsecured Notes” has the meaning set forth in the O’Neil Declaration.

147.       “Subordinated Claim” means a Claim that is subordinated under section 510 of the Bankruptcy Code, including all Section 510(b) Claims.

148.       “Subscription Agreement” has the meaning set forth in the DIP Motion.

149.       “Tax Code” means the Internal Revenue Code of 1986, as amended.

150.       “Taxes” means all income, gross receipts, sales, use, transfer, payroll, employment, franchise, profits, property, excise, or other similar taxes, estimated import duties, fees, stamp taxes, and duties, value added taxes, assessments, or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax, or additional amounts imposed by any taxing authority of a Governmental Unit with respect thereto.

151.       “Telecom Segment” means the Company’s telecommunications services operational segment.

152.       “Third FLOC Agreement” has the meaning set forth in the O’Neil Declaration.

153.       “Treasury Regulations” means the regulations promulgated by the U.S. Department of the Treasury.

154.       “Trust Accounts” means the bank accounts to be held in the name of the Liquidating Trustee that are created pursuant to the provisions of the Plan and the terms of the Liquidating Trust Agreement, as applicable.

155.       “First Streeterville Secured Note” has the meaning set forth in the O’Neil Declaration.

156.       “Third Party” means any Person other than a Debtor.

157.       “Tidal” means Tidal Power Group, LLC.

158.       “Tidal Note” means that certain unsecured promissory note executed by Orbital in favor of Tidal for $43,759,950.79.

159.       “Unimpaired” means, with respect to a Claim, Interest, or a Class of Claims or Interests, not “impaired” within the meaning of sections 1123(a)(4) and 1124 of the Bankruptcy Code.

160.       “Unsecured” means, with respect to a Claim, a Claim that is not a Secured Claim.

161.       “U.S.” means the United States of America.

162.       “U.S. Holder” means a beneficial owner of Claims that for U.S. federal income tax purposes is any of the following: (1) an individual citizen or resident of the United States; (2) a corporation or any other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of the source of such income; or (4) a trust if it (a) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

163.       “U.S. Trustee” means the Office of the United States Trustee for Region 7.

164.       “U.S. Trustee Fees” means all fees payable pursuant to 28 U.S.C. § 1930(a), together with any interest thereon pursuant to 31 U.S.C. § 3717.

165.       “Voting Deadline” means the deadline for submitting Ballots to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, which is 4:00 p.m. (prevailing Central Time) on November 21, 2023.

166.       “White & Case” means White & Case, LLP.

B.        Rules of Interpretation

For the purposes of the Plan: (i) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (ii) any reference herein to the word “including” or any word of similar import shall be read to mean “including without limitation;” (iii) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (iv) unless otherwise specified, the words “herein,” “hereof” and “hereto” refer to the Combined Plan and Disclosure Statement in its entirety rather than a particular portion of the Plan and Disclosure Statement; (v) captions and headings to Articles are inserted for the convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (vi) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (vii) unless otherwise specified, all references herein to exhibits are references to exhibits attached hereto or exhibits in the Plan Supplement, as applicable; (viii) all references to docket numbers of documents filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s Case Management/Electronic Case Files system; (ix) all references to statutes, regulations, orders, rules of courts and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated; (x) any reference herein to a contract, agreement, lease, plan, policy, document or instrument being in a particular form or on particular terms and conditions means that the same shall be substantially in that form or substantially on those terms and conditions; (xi) any reference herein to a contract, agreement, lease, plan, policy, document or instrument or schedule or exhibit thereto, whether or not filed, shall mean the same as amended, restated, modified or supplemented from time to time in accordance with the terms hereof or thereof; (xii) any effectuating provisions may be interpreted by the Debtors or the Liquidating Trustee, as applicable, in such a manner that is consistent with the overall purpose and intent of the Plan, all without further notice to, order of, or other approval by the Bankruptcy Court; (xiii) any reference to a Person as a Holder of a Claim or Interest includes that Person’s successors and permitted assigns; (xiv) references to “shareholders,” “directors” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable limited liability company laws; and (xv) except as otherwise expressly provided in the Plan and Disclosure Statement, where this Combined Plan and Disclosure Statement contemplates that any Debtor or Liquidating Trustee, as applicable, shall take any action, incur any obligation, issue any Security, or adopt, assume, execute or deliver any contract, agreement, lease, plan, policy, document or instrument on or prior to the Effective Date, the same shall be duly and validly authorized by the Plan and effective against and binding upon such Debtor or the Liquidating Trustee, as applicable, on and after the Effective Date without further notice to, order of, or other approval by the Bankruptcy Court, action under applicable law, regulation, order or rule, or the vote, consent, authorization or approval of the board of directors of any Debtor or any other Entity.

C.        Computation of Time

In computing any period, date, or deadline prescribed or allowed in the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply. If any payment, Distribution, act or deadline under the Plan is required to be made or performed or occurs on a day that is not a Business Day, then the making of such payment or Distribution, the performance of such act or the occurrence of such deadline shall instead be deemed to be required or occur on the next succeeding Business Day.

D.        Severability

If, prior to the entry of the Confirmation Order, any term or provision of the Plan is determined by the Bankruptcy Court or any court of competent jurisdiction to be invalid, void or unenforceable, the Bankruptcy Court may, at the request of the Debtors, alter and interpret such term or provision to the extent necessary to render it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as so altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remaining terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

E.        Governing Law

The rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, without giving effect to the principles of conflict of laws that would require or permit application of the laws of another jurisdiction, except to the extent that (i) the Bankruptcy Code or other federal law supersedes or (ii) a document or agreement filed in the Plan Supplement or any Definitive Document provides otherwise (in which case the governing law specified therein shall be applicable to such document or agreement); provided that corporate or limited liability company governance matters relating to the Debtors or the Liquidating Trust, as applicable, not incorporated or formed (as applicable) in the State of Texas shall be governed by the laws of the state of incorporation or formation (as applicable) of the applicable Debtor or the Liquidating Trust.

F.        Reference to Monetary Figures

All references in the Plan to monetary figures refer to the lawful currency of the United States of America, unless otherwise expressly provided.

G.        Controlling Document

In the event of an inconsistency herein between the Plan portion and the Disclosure Statement portion, the terms of the Plan shall control in all respects. In the event of any inconsistency between the Plan (excluding any document or agreement filed in the Plan Supplement) and any document or agreement filed in the Plan Supplement, such document or agreement shall control (unless stated otherwise in such Plan Supplement document or in the Confirmation Order). In the event of any inconsistency between the Plan or any document or agreement filed in the Plan Supplement, on the one hand, and the Confirmation Order, on the other hand, the Confirmation Order shall control.

ARTICLE II.
    EXPLANATION OF CHAPTER 11

A.        Overview of Chapter 11

The commencement of a chapter 11 case creates an estate comprising all of the debtor’s legal and equitable interests in property as of the date the petition is filed. Unless the bankruptcy court orders the appointment of a trustee, a chapter 11 debtor may continue to manage and control the assets of its estate as a “debtor in possession,” as the Debtors have done in the Chapter 11 Cases since the Petition Date.

A chapter 11 plan sets forth the means for satisfying the Claims of creditors against, and interests of equity security holders in, a debtor.

B.        Chapter 11 Plan

After a plan has been filed, certain holders of claims against, or equity interests in, a debtor are permitted to vote on whether to accept or reject the plan. Chapter 11 does not require that each holder of a claim against, or equity interest in, a debtor vote in favor of a plan in order for the plan to be confirmed. At a minimum, however, a plan must be accepted by a majority in number and two-thirds in dollar amount of those claims actually voting from at least one class of claims impaired under the plan. The Bankruptcy Code also defines acceptance of a plan by a class of equity interests as acceptance by holders of two-thirds of the number of shares actually voted.

Classes of claims or equity interests that are not “impaired” under a chapter 11 plan are conclusively presumed to have accepted the plan, and therefore are not entitled to vote. A class is “impaired” if the plan modifies the legal, equitable, or contractual rights attaching to the claims or equity interests of that class. Modification for purposes of impairment does not include curing defaults and reinstating maturity or payment in full in cash. Conversely, classes of claims or equity interests that receive or retain no property under a plan are conclusively presumed to have rejected the plan, and therefore are not entitled to vote.

Even if all classes of claims and equity interests accept a chapter 11 plan, the Bankruptcy Court may nonetheless deny confirmation. Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and, among other things, requires that a plan be in the “best interests” of impaired and dissenting creditors and interest holders and that the plan be feasible. The “best interests” test generally requires that the value of the consideration to be distributed to impaired and dissenting creditors and interest holders under a plan may not be less than those parties would receive if the debtor were liquidated under a hypothetical liquidation occurring under chapter 7 of the Bankruptcy Code. A plan must also be determined to be “feasible,” which generally requires a finding that there is a reasonable probability that the debtor will be able to perform the obligations incurred under the plan and that the debtor will be able to continue operations without the need for further financial reorganization or liquidation unless such reorganization or liquidation is proposed in the plan.

The Bankruptcy Court may confirm a chapter 11 plan even though fewer than all of the classes of impaired claims and equity interests accept it. The Bankruptcy Court may do so under the “cramdown” provisions of section 1129(b) of the Bankruptcy Code. In order for a plan to be confirmed under the cramdown provisions, despite the rejection of a class of impaired claims or interests, the proponent of the plan must show, among other things, that the plan does not discriminate unfairly and that it is fair and equitable with respect to each impaired class of claims or equity interests that has not accepted the plan.

The Bankruptcy Court must further find that the economic terms of the particular plan meet the specific requirements of section 1129(b) of the Bankruptcy Code with respect to the subject objecting class. If the proponent of the plan proposes to seek confirmation of the plan under the provisions of section 1129(b) of the Bankruptcy Code, the proponent must also meet all applicable requirements of section 1129(a) of the Bankruptcy Code except section 1129(a)(8) of the Bankruptcy Code. Those requirements include the that (i) the plan comply with applicable Bankruptcy Code provisions and other applicable law, (ii) the plan be proposed in good faith, and (iii) at least one impaired class of creditors or interest holders has voted to accept the plan.

ARTICLE III

THE COMPANY’S HISTORY, BUSINESS OPERATIONS, AND CORPORATE STRUCTURE

The Debtors historically offered a comprehensive suite of infrastructure solutions, providing engineering, design, construction, maintenance, and disaster recovery services to electric power, telecommunications, and renewable energy customers.

A.        The Company’s History

Originally formed in Colorado in 1998, Orbital has operated in the infrastructure industry for nearly twenty-five (25) years. Orbital (formerly CUI Global) was listed on the Nasdaq Capital Market in 2012.

Before expanding its business lines, Orbital (formerly CUI Global) provided specialized sampling and measurement system integration to the natural gas industry and sold power electronics. The Company’s legacy gas business line included OGSNA. By 2019, however, Orbital had struggled to achieve growth and profitability for years.

Despite significant headwinds from its sub dollar stock price and reduced capital spending in the legacy gas business by its customers, the Company expanded through acquisition and organic growth in 2020. In January 2020, the Company formed OPI to provide electric distribution services to investor-owned utility and electric cooperative customers. In April 2020, the Company acquired Reach, a startup utility scale solar engineering, procurement, and construction contractor business and rebranded it as OSS.

In 2021, the Company continued its transformation and growth notwithstanding continued headwinds and other setbacks from the COVID-19 pandemic. Specifically, the Company acquired GTS in April 2021 and Front Line in November 2021. GTS acquired IMMCO and Full Moon later in 2021. The Company also restructured OSS in 2021 to build large-scale solar projects.

In 2022, GTS acquired Coax Fiber. The Company also divested the assets of OGSNA except for OGSNA’s VE Technology intellectual property in the third quarter of 2022.

Ultimately, bringing the acquired entities under the Orbital umbrella did not result in value maximization through synergies, as hoped. The Company encountered various difficulties and liquidity shortfalls.

The Company, with the assistance of the Advisors, took difficult but necessary steps to manage its liquidity through strategic divestitures and settlements in 2023. OSS withdrew from the JV and its participation in the unprofitable JV Projects in early 2023. Orbital and OSS also executed a settlement agreement resolving a lawsuit brought regarding disputes related to the JV in which Orbital and OSS agreed to pay $34 million to Jingoli. Orbital began winding down OSS by laying off all of OSS’s employees. Most of OSS’s hourly employees, however, were subsequently hired by one of its former customers.

The Company also sold substantially all of OPI’s assets in July 2023 for nominal cash consideration and assumption of certain of OPI’s liabilities. In connection with OPI’s sale, Orbital agreed to provide certain transition services. Additionally, OPI’s former employees were hired by the purchaser.

On August 18, 2023, OGSNA assigned its VE Technology intellectual property to Mangan, the original purchaser of OGSNA’s other assets, in exchange for forgiveness of the accounts payable that OIG owed to Mangan.

B.        The Operational Segments

Historically, the Company had three operational segments of its business separate from the corporate component: (i) the Electric Power Segment; (ii) the Telecom Segment; and (iii) the Renewables Segment.

Collectively, the Electric Power Segment and the Telecom Segment were historically the largest of the Operational Segments and their geographical reach in the United States is reflected below:

Additional information regarding the Company’s Operational Segments is as follows:

1.	The Electric Power Segment

The Electric Power Segment historically was comprised of Front Line, Eclipse, and OPI. As of the Petition Date, however, Eclipse and OPI were no longer operating. Accordingly, Front Line is the sole remaining operating entity in the Electric Power Segment.

a.	Front Line

Front Line is a wholly owned subsidiary of Orbital based in Houston, Texas. In 2022, Front Line generated approximately $92.6 million in revenue. Johnson founded Front Line in 2010 with the financial support of Tidal. Front Line provides electric distribution and substation services primarily to investor-owned utility and telecommunication customers. The services provided by Front Line include the engineering, design, installation, upgrade, repair and maintenance of electric power transmission and distribution infrastructure and substation facilities as well as emergency restoration services. Front Line’s substation services include construction and maintenance work for utility customers on assets that convert high voltage to low voltage or vice-versa. Front Line has also performed emergency restoration services for, among others, CenterPoint Energy, American Electric Power, Florida Power & Light, Oncor, Entergy, NRG, and Texas-New Mexico Power.

b.	Eclipse

Eclipse was previously a wholly owned subsidiary of Front Line based in Gonzales, Louisiana. In 2022, Eclipse generated approximately $3.7 million in revenue. Eclipse was a turnkey deep foundation construction provider best known for its work within the electric transmission, electric substation, industrial, telecommunication, and emergency restoration industries. Eclipse offered a portfolio of foundation design solutions including: (i) filled piers/anchor bolted foundations; (ii) direct embedded structures and pole setting; (iii) vibratory caisson; (iv) impact caisson; (v) amphibious equipment, cranes, and transports; (vi) auger drilling; and (vii) slurry drilling.

In the third quarter of 2022, however, the Eclipse business ceased performing separate business operations thereby eliminating the Gonzales, Louisiana office. In the week prior to the Petition Date, Front Line distributed Eclipse’s equity interests to Orbital. Accordingly, Eclipse became a wholly owned subsidiary of Orbital.

c.	OPI

29.         OPI, a wholly owned subsidiary of Orbital, was based in Dallas, Texas. In 2022, OPI generated approximately $56.3 million in revenue. OPI was a full-service provider of comprehensive infrastructure services to the electric power industry. OPI focused primarily on electric distribution (overhead and underground), electric transmission (overhead and underground), and also provided emergency restoration services. The Company sold substantially all of OPI’s assets in July 2023.

2.	The Telecom Segment

The Telecom Segment is comprised of several brands (all non-debtors) including GTS, which is the direct parent of (i) IMMCO, (ii) Coax Fiber, and (iii) Full Moon. IMMCO is the direct or indirect parent of three entities: ISS (India), SGES (India), and IMMCO Europe. Coax Fiber is the direct or indirect parent of two subsidiaries, V Tac Comm. LLC and PON Comm. LLC. In 2022, the Telecom Segment generated approximately $83.8 million in revenue.

GTS, a wholly owned subsidiary of Orbital based in Atlanta, Georgia, was founded by Stuart Gibson in 1990.4 GTS is a proven, established provider of engineering, design, construction, and maintenance services to broadband and wireless customers in the telecommunication industry. GTS focuses on providing superior customer service and advanced technology solutions with a dedication to quality as safety unequaled in the telecom industry. GTS is committed to offering the world of communication and productivity to more people while providing opportunities for work, education, and daily living by delivering the necessary infrastructure for high-performance broadband across the world. Many industry leaders are among GTS’ notable customers including, among others, Cox Communications, Charter Spectrum, Comcast Communications, and Verizon.

IMMCO and Coax Fiber are wholly owned subsidiaries of GTS that are also based in Atlanta, Georgia. IMMCO enhanced GTS’s wireless engineering and design. Coax Fiber specializes in aerial installation, directional drilling, trenching, plowing, and missile crews for telecommunications, power, gas, water, CCTV, ATMS, and traffic signal cable installation.

Full Moon is wholly owned subsidiary of GTS based in Lake Mary, Florida. Full Moon provides telecommunication services including an extensive array of wireless service capabilities.

In 2022, over 60% of the Telecom Segment’s revenues came from Rural Digital Opportunity Fund broadband projects. The Rural Digital Opportunity Fund is a Federal Communications Commission initiative to bring broadband networks to rural communities.

3.	The Renewable Segment

OSS is a wholly owned subsidiary of Orbital based in Raleigh, North Carolina. In 2022, OSS generated approximately $85.8 million in revenue primarily from the JV Solar Projects. The Renewables Segment served a wide variety of project types, including commercial, substation, solar farms, and public utility projects. Historically, OSS provided engineering, procurement and construction services that support the development of renewable energy generation focused on utility-scale solar construction.

In October 2021, OSS and Jingoli, an unrelated third party, formed the JV to complete the JV Solar Projects. Unfortunately, the JV Solar Projects proved to be unprofitable. Moreover, disputes arose between Jingoli and OSS regarding the JV Solar Projects and OSS withdrew from the JV in early 2023. OSS, therefore, had no interest in the JV as of the Petition Date.

As of the Petition Date, Orbital was winding down OSS because it was: (i) unprofitable; (ii) an inconsequential part of the Company’s business operations after OSS withdrew from the JV; and (iii) not economical to reorganize particularly considering the overhead necessary for its operations. Specifically, over the course of the few weeks leading up to the Petition Date, the Debtors implemented layoffs of all of OSS’s employees.

4 Mr. Stuart retired and has not been active in GTS’ business for several years.

C.        OGSNA’s De Minimis Operations

OGSNA, a wholly owned subsidiary of Orbital based in Houston, Texas, was a 30-year leader in innovative gas solutions that served the energy, power, and processing markets through the design, installation, and commissioning of industrial gas measurement and sampling technologies as well as the integration of process control and measuring/sampling systems. The Company maintained OGSNA’s de minimis business operations after selling substantially all of OGSNA’s assets to Mangan in 2022 in order to market its VE Technology intellectual property. In August 2023, OGSNA assigned its VE Technology intellectual property to Mangan in exchange for forgiveness of the accounts payable that OIG owed to Mangan. Prior to the Petition Date, the Debtors implemented layoffs of all of OGSNA’s remaining employees.

D.        Employees and Leadership

As of the Petition Date, the Debtors had approximately ten full-time, salaried employees. Through Front Line and GTS, the Company had almost 700 employees in the United States, plus approximately 825 IMMCO engineering and design employees based in India as of the Petition Date. In the United States, approximately 600 employees worked in operations and approximately 100 occupied executive, administrative, finance, human resources, and technology roles. Approximately 30% of the Company’s workforce in the United States was unionized with the International Brotherhood of Electrical Workers Local 66 in Houston, Texas. The Company remained committed to a safe work environment and prioritizes employee safety. To this end, the Company hosted extensive in-house training programs for continued development and safety awareness and consistently exceeded industry standards for employee safety.

The following table sets forth the names of the members of Orbital’s Board of Directors:

Name	Position
William J. Clough	Executive Chairman and President
James F. O’Neil III	Vice Chairman
C. Stephen Cochennet	Director
Sarah Tucker	Director
Jerry Sue Thornton	Director
La Forrest V. Williams	Director
Paul T. Addison	Director
Corey A. Lambrecht	Director

The following table sets forth the names of the members of Orbital’s senior management team:

Name	Position
James F. O’Neil III	Chief Executive Officer
Nick Grindstaff	Chief Financial Officer
William J. Clough	General Counsel

E.        Organizational Structure

Below is a simplified version depicting the legal structure of the Debtors in the Chapter 11 Cases:

F.        Events Leading to the Chapter 11 Cases

Over the last few years, the Debtors’ business experienced significant headwinds from precipitous stock price decline, setbacks from the COVID-19 pandemic, inadequate cost savings from anticipated synergies among the various business lines, underperformance on projects in the Renewables Segment, reduced capital spending in the legacy gas business by their customers, and funding the rapid expansion and acquisitions of additional business lines using debt because equity was not an available source of liquidity. The Company also had a significant reduction of revenues from one of its largest and most profitable customers in 2023.

1.	The March Bridge Loan

As a result of these operational headwinds, the Company began facing progressively tightening liquidity in January 2023. With the help of the Advisors, the Company determined that absent an immediate infusion of fresh capital, its liquidity position was projected to approach zero in March 2023. The Debtors’ retained Moelis as their investment banker to evaluate possible solutions to their liquidity issues, including exploring (i) the possibility of raising a financing facility via the Prepetition Lenders (as defined below) to bridge to an orderly out-of-court sale of the assets, and (ii) in parallel, raising of potential DIP financing. As a result of this process, the Company was ultimately successful in raising short-term financing in the aggregate amount of $13.8 million in fresh capital from Streeterville in early March 2023. The Company, however, was required to conduct an out-of-court marketing process for the Equity Assets pursuant to certain sale process milestones which would target the receipt of final binding bids for the Equity Assets in June 2023 as a key condition of the financing.

2.	The Prepetition Marketing Process

Beginning in April 2023, the Company, with the assistance of Moelis, conducted a prepetition marketing process for the sale of the Equity Assets. As part of the prepetition marketing process, Moelis contacted a broad group of approximately fifty-four (54) potential purchasers, which included a mix of strategics and financial sponsors. This list of potential purchasers included parties that (i) already operated in the industrial services sector; (ii) were a financial sponsor with current or former investments in the industrial services sector; or (iii) were believed by Moelis to have an interest in investing in the industrial services sector generally. This list of potential purchasers was developed by Moelis in full consultation with the Debtors and its other advisors, the management teams of Front Line and GTS, and the Prepetition Secured Parties and their advisors.

Thirty-one (31) of these potential purchasers entered into non-disclosure agreements and received access to a confidential information memorandum, financial model, independently prepared quality-of-earnings report, and access to a comprehensive virtual data room. Additionally, extensive access to the management teams of Front Line and GTS was facilitated as part of the process through detailed in-person management presentations, site visits, and follow-up diligence meetings and calls.

Ultimately, seven (7) parties submitted first round indications of interest on or around the first-round bid deadline of May 15, 2023, and subsequently three (3) parties submitted final bids on or around the final bid deadline of June 30, 2023. Of the three (3) proposals received on or around June 30, 2023, two (2) of the proposals were for Front Line on a standalone basis, and one (1) proposal was a combined bid for both Front Line and GTS, with value allocated between the two entities by the bidder.

Following the receipt of the final bids on or around June 30, 2023, it was determined that none of the three (3) proposals were in an amount sufficient to cover the Prepetition Secured Parties’ debt claims in full. Furthermore, the Debtors were concerned about material contingencies in the proposals and in multiple rounds of analysis, discussion, and consultation with the Prepetition Secured Parties, it was clear that the proposals received were insufficient. The Debtors and their key constituents, however, all believe that a bankruptcy filing of GTS and Front Line would be severely detrimental to their ability to continue performing services for their customers and result in a precipitous decline of their value. Accordingly, a sale of GTS and Front Line without approval of the respective lenders could only be accomplished in a bankruptcy proceeding that would be value destructive and not in the best interest of the Debtors’ estates.

3.	The August Bridge Financing

Simultaneously, the Debtors were beginning to face a tightening liquidity situation again because the funds obtained in March 2023 were expected to be exhausted by late July 2023 absent a further cash infusion. As a result of these factors, the Debtors, with the assistance of the Advisors, made the determination that the value maximizing path for the Equity Assets was to raise DIP financing and continue the sales process in the Chapter 11 Cases, with the Prepetition Secured Parties serving as the Stalking Horse Bidders, thereby creating a clear path to stability for the Company’s employees, customers, and vendors.

The Debtors engaged with the Prepetition Secured Parties to (i) raise additional short-term funding in the amount of approximately $5.8 million in August 2023, which was funded via both the release of restricted cash from Front Line and an infusion of new money by Streeterville, to bridge to an orderly entry into these Chapter 11 Cases; (ii) raise the DIP financing to fund these Chapter 11 cases; and (iii) negotiate the Stalking Horse Purchase Agreements with the Prepetition Secured Parties to facilitate an efficient and clearly defined sale process in Chapter 11.

ARTICLE IV.
    DEBTORS’ PREPETITION CAPITAL STRUCTURE AND SCHEDULED CLAIMS

A.        Prepetition Capital Structure

As of the Petition Date, the Debtors had approximately $318 million in aggregate original amount of debt obligations (exclusive of Intercompany Claims and Claims listed on the Schedules as undetermined), which include the secured and unsecured amounts shown in the chart below.

Facility	Creditor	Borrower	Guarantors	Maturity	Approximate Original Principal Amount
Secured Syndicated Term Loan	Certain Lenders	Front Line Power Construction, LLC[5]	Orbital, Eclipse, Orbital Gas Systems, Ltd., GTS, IMMCO, OSS, Full Moon, CUI Holdings, Inc., CUI Properties, LLC, OPI	November 26, 2026	$105,000,000[6]
Secured Promissory Note	Kurt A. Johnson	Orbital	Front Line	August 31, 2023	$33,871,106[7]
Secured Intercompany Note	Front Line	Orbital		On demand	$9,500,000
Unsecured Note	Tidal Power Group LLC	Orbital		May 31, 2023	$43,759,951
Secured Line of Credit (Facility #1)	Streeterville Capital, LLC	Orbital	Coax Fiber, Full Moon, GTS, IMMCO, OPI, OSS, William J. Clough	June 9, 2024	$42,113,841

5 Note that Front Line is not a Debtor in the Chapter 11 Cases.

6 The prepetition principal amount of the Prepetition Term Loan Facility increased to $115,270,512.79 due to interest paid in kind and amendments entered into in connection with resolving defaults under the Prepetition Term Loan Facility.

7 As explained below, the Johnson Note was originally an unsecured note issued in connection with Orbital’s acquisition of Front Line

Facility	Creditor	Borrower	Guarantors	Maturity	Approximate Original Principal Amount
Secured Line of Credit (Facility #2)	Streeterville Capital, LLC	Orbital	Coax Fiber, Full Moon, GTS, IMMCO, OPI, OSS, William J. Clough	June 9, 2024	$14,874,188
Secured Line of Credit (Facility #3)	Streeterville Capital, LLC	Orbital GTS	Coax Fiber, Full Moon, GTS, IMMCO, Orbital Power, OSS	June 30, 2023	$20,931,077
Unsecured Promissory Note	HC Tradesman Staffing	OSS		June 30, 2024	$1,910,989
Unsecured Promissory Note	Jingoli	Orbital, OSS		June 30, 2023	$34,000,000[8]
Other Unsecured Claims	Multiple	-	-	-	$12,310,333[9]
Total Debt Obligations					$318,271,485[10]

1.	The Prepetition Term Loan Facility

On November 17, 2021, Front Line, as borrower, and Orbital, as parent, entered into the Prepetition Term Loan Credit Agreement with the Prepetition Term Loan Secured Parties for a total of $105 million with a maturity date of November 26, 2026.

The security and other credit support for the Prepetition Term Loan Credit Agreement included: (i) all assets of Front Line and Eclipse, including the Prepetition Secured Intercompany Note pursuant to the Security Agreement; (ii) a joint and several guarantee by certain Debtors, as affiliates of Front Line, for payment by Front Line of all of its obligations under the Credit Agreement; and (iii) a pledge by Orbital of all of Orbital’s right, title and interest in and to all of its membership interest in Front Line pursuant to the Pledge Agreement.

2.	The Johnson Note

On May 26, 2023, Orbital entered into the Johnson Note with Johnson in his individual capacity, for $33,871,106.61. The Johnson Note replaced that certain Unsecured Promissory Note dated as of November 16, 2021, in the amount of $34,256,000 issued in connection with Orbital’s purchase of Front Line. As security for the Johnson Note, Front Line provided Johnson a full payment guarantee, and the Johnson Note obtained the benefit of a pari passu lien on the assets comprising the Prepetition Term Loan Security Package on an equal priority with the lien securing the obligations of the Prepetition Term Loan Secured Parties. The Johnson Note matured on August 31, 2023, but remains outstanding and unpaid.

8 As explained below, this amount is subject to reduction related to the HCT Note because any payment made on the HCT Note by OSS is to be offset against any amount owed by OSS to Jingoli in connection with the Jingoli Settlement.

9 This number does not include any Intercompany Claims or Claims listed as undetermined in the Schedules or rejection damages claims.

10 This total does not include any make whole amounts.

3.	The Prepetition Secured Intercompany Note

On November 7, 2022, Front Line loaned $9,500,000 to Orbital. In return Orbital issued to Front Line the Prepetition Secured Intercompany Note for $9,500,000, which was secured by all of Orbital’s assets.

4.	The Tidal Note

In connection with the Pledge Agreement, the Subscription Agreements, and the Security Agreement, Orbital also executed the Tidal Note for $43,759,950.79. The Tidal Note matured on May 31, 2023, but remains outstanding and unpaid.

5.	The Streeterville Facilities

Between November 13, 2020, and September 9, 2022, Orbital, as borrower and issuer, entered into the Streeterville Unsecured Notes with Streeterville totaling $64,365,000.

On December 9, 2022, Orbital and Streeterville entered into the First FLOC Agreement. Under the First FLOC Agreement, Streeterville consolidated all but one of the Streeterville Unsecured Notes into the First Streeterville Secured Note for $42,113,840.90.

On February 1, 2023, Orbital and Streeterville entered into the Second FLOC Agreement under which Streeterville agreed to lend Orbital an additional $16,065,000, evidenced by the Second Streeterville Secured Note. The Second FLOC Agreement was subsequently amended and restated on March 6, 2023 by the Fourth FLOC Agreement.

On February 24, 2023, Orbital and Streeterville entered into the Third FLOC Agreement pursuant to which Streeterville exchanged the remaining Streeterville Unsecured Note in the amount of $16,065,000 for a Secured Promissory Note in the amount of $14,881,621.34, evidenced by the Third Streeterville Secured Note.

On March 6, 2023, Orbital and Streeterville entered into the Fourth FLOC Agreement. The Fourth FLOC Agreement amended and restated the Second FLOC Agreement in its entirety, which amended and restated the Second Streeterville Note in its entirety into a single Amended and Restated Secured Promissory Note in the aggregate amount of $20,931,076.84, evidenced by the Fourth Streeterville Secured Note.

The Streeterville Secured Notes and Streeterville FLOC Agreements are secured by: (i) guaranties of payment and performance from certain other Debtors as affiliates of Orbital; (ii) a limited performance guaranty from William Clough, individually; (iii) security agreements executed by Orbital and each of the Affiliate Guarantors granting Streeterville a security interest in (A) each of their equity interests in all their respective subsidiaries and (B) all their respective personal property; and (iv) pledge agreements executed by each of Orbital and GTS in favor of Streeterville, wherein Orbital and GTS each pledged their equity interest in certain of the Debtors to Streeterville.

On July 21, 2023, Streeterville served Orbital with a notice asserting multiple defaults under the Streeterville FLOC Agreements, demanding Orbital and GTS cure all defaults within five days.

6.	The HCT Note

On April 5, 2023, OSS entered into the HCT Note with HC Tradesman Staffing for $1,910,989.20 with a maturity date of June 30, 2024. Any payment made on the HCT Note by OSS is to be offset against any amount owed by OSS to Jingoli in connection with the Jingoli Settlement.

ARTICLE V.
    BANKRUPTCY CASE ADMINISTRATION

A.        First Day Motions

On or shortly after the Petition Date, the Debtors filed several motions designed to facilitate the administration of the Chapter 11 Cases in a timely and efficient manner. Pursuant to those motions, the Bankruptcy Court entered orders that, among other things:

•	Permitted the joint administration of these Chapter 11 Cases;

•	Designated the Chapter 11 Cases as complex chapter 11 cases;

•	Authorized the Debtors’ employment and retention of the Solicitation Agent in the Chapter 11 Cases;

•	Authorized the Debtors to file a consolidated list of the 30 largest unsecured creditors that are not insiders and redact certain personal identification information;

•	Extended the deadline by which the Debtors were required to file their Schedules;

•	Authorized maintenance of existing corporate bank accounts and continued use of existing cash management system in the ordinary course of business; and

•	Authorized the Debtors to pay prepetition wages, salaries, and other compensation and benefits and continue their compensation and benefits programs in the ordinary course.

B.        DIP Motion

On the Petition Date, the Debtors filed the DIP Motion whereby the Debtors sought authority to (i) enter into the DIP Facilities for up to $15 million in postpetition financing and (ii) consensually use the Prepetition Lenders’ cash collateral. On August 25, 2023, the Bankruptcy Court entered the Interim DIP Order approving the DIP Motion on an interim basis. On September 20, 2023, the Bankruptcy Court entered the Final DIP Order approving the DIP Motion on a final basis including certain modifications agreed by the DIP Lenders, the Debtors, and the Committee. The proceeds of the DIP Facilities and the consensual use of cash collateral have been used to fund the Chapter 11 Cases including, among other things, the postpetition sale process.

C.        Bidding Procedures Motion

On August 24, 2023, the Debtors filed the Bidding Procedures Motion seeking approval of the Bidding Procedures. On September 20, 2023, the Court entered the Bidding Procedures Order granting the Bidding Procedures Motion including certain modifications agreed by the DIP Lenders, the Debtors, and the Committee including extensions of certain aspects of the sale timeline.

D.        Omnibus Rejection Motions

On August 24, 2023, the Debtors filed their first omnibus motion to reject approximately forty Executory Contracts and/or Unexpired Leases as of the Petition Date. On September 6, 2023, the Debtors filed their second omnibus motion to reject five Executory Contracts and/or Unexpired Leases as of September 6, 2023.

E.        Postpetition Sale Process

After the Petition Date and pursuant to the Bidding Procedures Order, Moelis continued to assist the Debtors in marketing the Equity Assets for sale throughout these Chapter 11 Cases. This included Moelis reaching out to all fifty-four (54) parties Moelis previously contacted during the prepetition marketing process (whether they had previously indicated an interest in submitting a bid or not), as well as an additional fourteen (14) parties that were either suggested to Moelis by the Committee’s professionals or had reached out to Moelis independently as a result of the chapter 11 filing.

Throughout the process, and particularly in the weeks before the deadline to submit bids under the Bidding Procedures Order, Moelis spent substantial time corresponding and meeting with potential bidders and other interested parties in an effort to solicit additional qualified bids. As the Debtors and Moelis continued to receive diligence requests, Moelis uploaded responsive updated diligence material to meet these information requests, and otherwise worked diligently to enable parties to address areas of interest and concern in connection with their review of the opportunity. The bid deadline was October 3, 2023, nearly five and a half months since the Debtors and Moelis initially began soliciting buyer interest to determine the highest and best offer for the sale of the Equity Assets.

Overall, Moelis contacted sixty-eight (68) prospective purchasers. Forty (40) prospective purchasers signed a non-disclosure agreement and received access to a significant volume of diligence via the Debtors’ virtual data room.

Prior to the bid deadline, the Debtors received one additional competing bid from a potential bidder. The potential bidder submitted a bid to purchase the Debtors’ equity interests in GTS. After extensive consultation with the Debtors, their advisors and the Committee’s professionals, it was determined that although the face amount of the potential bid exceeded the minimum overbid of $42.5 million under the Bidding Procedures, the potential bid was not a qualified bid because it (i) was non-binding, (ii) was subject to meaningful additional diligence proposed to be completed over approximately four weeks, (iii) was subject to an exclusivity period of not less than 30 days during which time the potential bidder would be free to terminate its offer, (iv) was not accompanied by a markup of any sort of the asset purchase agreement, (v) was not accompanied by a good faith deposit, and (vi) did not contain a statement that the potential bidder agreed to serve as the backup successful bidder.

Thus, despite the Debtors’ and Moelis’s best efforts to solicit qualified bids, the Debtors received no additional qualified bids on the Equity Assets prior to the bid deadline. The Debtors ultimately canceled the auction.

Ultimately, the Debtors obtained the Bankruptcy Court’s approval of the sale transactions with the Purchasers and, on October 5, 2023, the Bankruptcy Court entered the respective sale orders. The Debtors expect the sale transactions will close within a few weeks thereafter.

F.        Resolution of the Committee’s Investigation and Challenge of Prepetition Lenders

The Committee and the Prepetition Lenders engaged in discussions with the Debtors related to the Committee’s investigation and challenge rights related to the Prepetition Secured Debt and the Prepetition Liens. Resolution of the Committee’s investigation and challenge rights was a necessary precondition to effectuating the Purchase Agreements. The resolution of the Committee’s investigation and challenge rights required, among other things, the Prepetition Lenders to fund Cash to ensure that the Debtors have sufficient funding for a Distribution to the unsecured creditors. Further, the Prepetition Lenders and the Debtors have agreed to provide full mutual releases, which includes all Prepetition Secured Debt and the DIP Obligations.

The resolution of the Committee’s investigation and challenge rights ensures that the Debtors will be able to conserve resources and avoid lengthy litigation, remain administratively solvent, and avoid any deficiency claims of the Prepetition Lenders. The resolution of the Committee’s investigation and challenge rights also clears any objections that the Committee may have had with the Purchase Agreements. Without this resolution, the Debtors would be mired in litigation, without any realistic likelihood of Distribution to the unsecured creditors.

G.        Official Committee of Unsecured Creditors

On September 5, 2023, the U.S. Trustee appointed the Committee. The Committee is currently comprised of the following four members: (a) Tidal; (b) Jingoli; (c) Herc Rentals, Inc.; and (d) Vermeer Heartland, Inc. The Committee filed applications for the retention of White & Case, as counsel, and Alix Partners, as financial advisor, which remain subject to the Bankruptcy Court’s approval.

H.        Meeting of Creditors

The initial meeting of creditors required under section 341 of the Bankruptcy Code was held on September 26, 2023 and the continued meeting of creditors was held on October 11, 2023.

I.        Retention of Debtors’ Professionals

The Debtors filed applications for the retention of various professionals to assist the Debtors in carrying out their duties as debtors in possession and to represent their interests in the Chapter 11 Cases, including: (a) Haynes and Boone, as counsel, which the Bankruptcy Court approved on October 13, 2023; (b) A&M, as financial advisor, which the Bankruptcy Court approved on October 13, 2023; and (c) Moelis, as investment banker, which the Bankruptcy Court approved on October 5, 2023.

J.        Bar Date for Filing Proofs of Claim; Schedules

On October 5, 2023, the Bankruptcy Court entered the Bar Date Order setting the Claims Bar Date. On October 13, 2023, the Debtors, through the Solicitation Agent, provided notice of the Claims Bar Date to all known creditors and parties in interest. The Debtors have arranged for the publication of the notice of the Bar Date in the national edition of USA Today on October 20, 2023, in accordance with the Bar Date Order.

On October 6, 2023, the Debtors filed their Schedules detailing known Claims against each of the Debtors. In the event that the Debtors amend the Schedules, the Debtors must give notice of such amendment to the Holder of a Claim affected thereby, and the affected Claim Holder shall have the later of the applicable Bar Date or thirty (30) days from the date on which notice of such amendment was given to file a Proof of Claim. Further, except as otherwise set forth in any order authorizing the rejection of Executory Contracts or Unexpired Leases, in the event that a Claim arises with respect to the rejection of an Executory Contract or Unexpired Lease, the Claim Holder shall have until the later of the applicable Bar Date or thirty (30) days after the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection to file a Proof of Claim.

ARTICLE VI.
    VOTING PROCEDURES AND CONFIRMATION REQUIREMENTS

A.        Ballots and Voting Deadline

Holders of Claims entitled to vote on the Plan will receive instructions for submitting a Ballot to vote to accept or reject the Plan. After carefully reviewing the Disclosure Statement, including all exhibits, each Holder of a Claim (or its authorized representative) entitled to vote should follow the instructions to indicate its vote on the Ballot. All Holders of Claims (or their authorized representatives) entitled to vote must (i) carefully review the Ballot and the instructions for completing it, (ii) complete all parts of the Ballot, and (iii) submit the Ballot by November 21, 2023, at 4:00 p.m. Central Time (i.e., the Voting Deadline) for the Ballot to be considered. Holders of Claims (or their authorized representatives) entitled to vote must by the Voting Deadline either: (i) submit an electronic ballot via the Solicitation Agent’s website at https://www.donlinrecano.com/Clients/oig/vote; or (ii) deliver the Ballot(s) to the Solicitation Agent by mail or hand delivery at the following address:

If by First-Class Mail:

Orbital Infrastructure Group, Inc. Balloting Center
c/o Donlin Recano & Company, Inc.
Attn: Voting Department

P.O. Box 199043 Blythebourne Station

Brooklyn, NY 11219

If by Hand Delivery or Overnight Mail:

Donlin, Recano & Company, Inc.

C/O Equiniti

Attn: Orbital Infrastructure Group, Inc. Balloting Center

48 Wall Street, 22nd Floor
New York, NY 10005

By Electronic, Online Submission:

Please visit https://www.donlinrecano.com/Clients/oig/vote. Click on the link, and following the prompts and directions. To access and submit your E-Ballot, you will need to enter your unique E-Ballot ID#. Each E-Ballot ID# is to be used solely for voting only those Claims described in Item 1 of your Ballot. Holders who cast a Ballot using the Solicitation Agent’s E-Ballot platform portal should NOT also submit a paper Ballot.

BALLOTS MUST BE SUBMITTED SO AS TO BE ACTUALLY RECEIVED BY THE SOLICITATION AGENT NO LATER THAN THE VOTING DEADLINE. ANY BALLOTS SUBMITTED AFTER THE VOTING DEADLINE WILL NOT BE COUNTED.

 B.        Holders of Claims Entitled to Vote

Only Holders of Allowed Class 3 Claims are entitled to vote on the Plan. The Voting Record Date is October 19, 2023, which is the date for determining which Holders of Claims in Class 3 are entitled to vote on the Plan in accordance with the Voting and Tabulation Procedures described below.

If any Holder of a Claim seeks to challenge the allowance or classification of its Claim for voting purposes in accordance with the Solicitation Procedures, then on or before November 21, 2023 at 4:00 p.m. (prevailing Central Time) (the “Temporary Allowance Deadline”), such Holder must file a motion (a “Motion for Temporary Allowance”), pursuant to Bankruptcy Rule 3018(a) requesting that the Bankruptcy Court temporarily allow its Claim in a different amount or with a different classification for purposes of voting to accept or reject the Plan. Unless and until a Claim is temporarily allowed in a different amount or with a different classification for purposes of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court entered prior to the Voting Deadline after notice and a hearing, any Ballot submitted by a Holder of a Claim shall be counted in accordance with the Solicitation Procedures without regard to the amount sought to be allowed or the classification sought to be applied in any Motion for Temporary Allowance.

In addition, a vote may be disregarded if the Bankruptcy Court determines that the acceptance or rejection was not solicited or procured in good faith or in accordance with the applicable provisions of the Bankruptcy Code.

C.        Definition of Impairment

Under section 1124 of the Bankruptcy Code, a class of Claims or Interests is impaired unless, with respect to each Claim or Interest of such class, the plan:

(1)	leaves unaltered the legal, equitable, and contractual rights to which such Claim or interest entitles the Holder of such Claim or Interest; or

(2)

notwithstanding any contractual provision or applicable law that entitles the Holder of such Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default:

(A)

cures any such default that occurred before or after the commencement of the case under this title, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code or of a kind that section 365(b)(2) of the Bankruptcy Code expressly does not require to be cured;

(B)	reinstates the maturity of such Claim or Interest as such maturity existed before such default;

(C)	compensates the Holder of such Claim or Interest for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law;

(D)

if such Claim or such Interest arises from any failure to perform a nonmonetary obligation, other than a default arising from failure to operate a nonresidential real property lease subject to section 365(b)(1)(A) of the Bankruptcy Code, compensates the Holder of such Claim or such Interest (other than the debtor or an insider) for any actual pecuniary loss incurred by such Holder as a result of such failure; and

(E)	does not otherwise alter the legal, equitable, or contractual rights to which such Claim or Interest entitles the Holder of such Claim or Interest.

D.        Classes Impaired or Unimpaired Under the Plan

Claims in Classes 1 and 2 are Unimpaired under the Plan. Holders of Claims in Classes 1 and 2 are conclusively presumed to have voted to accept the Plan. Holders of Claims in Classes 1 and 2, therefore, will not be entitled to vote on the Plan pursuant to section 1126(f) of the Bankruptcy Code.

Classes 3, 4, 5, 6, and 7 are Impaired under the Plan. Class 3 is Impaired because one or more of the proposed potential alternative treatments alters the legal, equitable, or contractual rights of Holders of Allowed Class 3 Claims.  Class 4 is Impaired because Holders of Allowed Subordinated Claims only have a contingent right to any residual interests in the Liquidating Trust if, and to the extent, all Allowed General Unsecured Claims are paid in full and the Liquidating Trust Assets have not been exhausted including through the payment in full of or reservation for all Liquidating Trust Operating Expenses. Classes 5, 6, and 7 are Impaired because Holders of Allowed Claims and Allowed Interests in such respective Classes will not be entitled to a Distribution under the Plan. Holders of Allowed Claims and Allowed Interests in Classes 4, 5, 6, and 7 respectively are, therefore, conclusively deemed to have rejected the Plan and will not be entitled to vote on the Plan pursuant to section 1126(g) of the Bankruptcy Code. Only Holders of Allowed Class 3 Claims are entitled to vote on the Plan.

E.        Information on Voting and Vote Tabulations

1.	Transmission of Ballots to Holders of Claims and Interests

Instructions for completing and submitting Ballots are being provided to all Holders of Claims entitled to vote on the Plan in accordance with the Bankruptcy Rules. Those Holders of Claims whose Claims are Unimpaired under the Plan are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code, and therefore are not entitled to vote with regard to the Plan. Under section 1126(g) of the Bankruptcy Code, Holders of Claims or Interests who do not either receive or retain any property under the Plan are deemed to have rejected the Plan.

2.	Opt-Out of Releases under the Plan

The Plan contains certain third-party releases by Releasing Parties, which are set forth in Article XII.B below. Releasing Parties include, among others, each Holder of a Claim or Interest (1) that votes to accept the Plan, (2) whose vote to accept or reject the Plan is solicited but that does not vote either to accept or to reject the Plan and does not timely elect to opt out of granting the releases set forth in the Plan, (3) that votes, or is deemed, to reject the Plan but does not timely elect to opt out of granting the releases set forth in the Plan, or (4) whose vote to accept or reject the Plan is not solicited and that does not timely elect to opt out of granting the releases set forth in the Plan, in addition to each such Holder’s Related Parties.

Ballots include an option for any Holders of Claims to check a box to opt-out of the releases contained in the Plan. Holders of Claims and Interests that are not entitled to vote will receive a notice of non-voting status that includes, among other things, an optional form to opt-out of the releases under the Plan. Additionally, an Entity will not be a Releasing Party if it timely files an objection with the Bankruptcy Court to the releases contained in the Plan and such objection is not resolved before the confirmation of the Plan.

3.	Ballot Tabulation Procedures

The Solicitation Agent shall count all Ballots submitted, in accordance with the procedures set forth herein, on account of: (a) Claims listed in the Schedules, that are not listed as contingent, unliquidated or disputed and are listed in an amount in excess of $0.00; and/or (b) Proofs of Claim filed by the Bar Date that are not asserted as contingent or unliquidated and are asserted in an amount in excess of $0.00. If no Claim is listed in the Schedules and no Proof of Claim is filed by the earlier of the applicable Bar Date or Voting Record Date, such creditor shall not be entitled to vote on the Plan on account of such Claim. Further, the Solicitation Agent shall not count any votes on account of Claims that are subject to an objection which has been filed (and such objection is still pending), unless and to the extent the Bankruptcy Court has overruled such objection by the Voting Record Date, or such Claim is temporarily Allowed for voting by the Voting Deadline.

A Ballot will be counted in determining the acceptance or rejection of the Plan only if it satisfies certain criteria as set forth below (the “Voting and Tabulation Procedures”):

a.

if a Claim is deemed Allowed under the Plan, an order of the Bankruptcy Court, or a stipulated agreement between the parties, such Claim will be temporarily Allowed solely for voting purposes in the deemed Allowed amount set forth therein;

b.

unless otherwise provided in these Voting and Tabulation Procedures, a Claim will be deemed temporarily Allowed for voting purposes only in an amount equal to (i) the undisputed, non-contingent, and liquidated amount greater than $0.00 of such Claim as set forth in the Schedules if no Proof of Claim has been timely filed in respect of such Claim, or (ii) if a Proof of Claim has been timely filed in respect of such Claim, the undisputed, non-contingent and liquidated amount that is greater than $0.00 set forth in such Proof of Claim;

c.

if a Claim, for which no Proof of Claim has been timely filed, is listed on the Schedules, but is listed as contingent, unliquidated, disputed, or in a $0.00 amount, such Claim shall be disallowed for voting purposes;

d.

creditors who properly and timely file a proof of claim after the Voting Record Date but before the Bar Date applicable to them and before the Voting Deadline shall be deemed as if they held their Claim as of the Voting Record Date for purposes of determining which Holders are entitled to receive a Ballot to vote to accept or reject the Plan;

e.

creditors who properly and timely file a proof of claim that includes a liquidated claim amount after the Voting Record Date but who purport to have claims that are not listed on the Debtors’ schedules or which are listed on the schedules as undetermined shall be allowed a claim in the amount of $1 solely for voting purposes;

f.

if the Debtors have served an objection or request for estimation as to a Claim at least ten (10) calendar days before the Voting Deadline, such Claim is temporarily disallowed for voting purposes only and not for purposes of allowance or distribution, except to the extent and manner as set forth in such objection or as otherwise agreed with the Debtors;

g.

if a Claim is not listed in the Schedules (or is listed in the Schedules as disputed, contingent or unliquidated) and a Proof of Claim is filed after the earlier of the applicable Bar Date or Voting Record Date, a Ballot on account of such Claim shall not be counted unless it is temporarily Allowed for voting purposes by the Voting Deadline;

h.

notwithstanding anything to the contrary herein, any Claim to which there is a pending objection as of the Voting Deadline, or an order has been entered granting such objection, such Claim shall not be counted for voting purposes;

i.

if a Holder of a Claim identifies a Claim amount on its Ballot that is different than the amount otherwise calculated in accordance with the Voting and Tabulation Procedures, the Claim will be temporarily allowed for voting purposes in the amount determined by the Voting and Tabulation Procedures;

j.

if a creditor has filed or purchased duplicate Proofs of Claim by the Voting Record Date against one or more Debtors, such creditor’s Ballot on account of such Claim shall only be counted once in the amount of the total of all Proofs of Claim without regard to duplicative or overlapping amounts;

k.

if a creditor has filed a Proof of Claim by the Voting Record Date against one or more Debtors and the creditor’s electronic or mailing address differs from the address of record where a Solicitation Package was delivered, the Solicitation Agent shall not be required to issue a new Solicitation Package but shall, instead, at the direction of the Debtors, update the electronic or mailing address of such creditor’s Claim, if necessary, in accordance with these Voting and Tabulation Procedures;

l.

any duplicate Ballot will only be counted once; thus, if a creditor casts more than one Ballot voting the same Claim on or before the Voting Deadline, the last properly cast Ballot received before the Voting Deadline shall be deemed to reflect the voter’s intent, and shall supersede any prior Ballots;

m.

if a Proof of Claim has been amended by a later Proof of Claim that is filed on or prior to the earlier of the applicable Bar Date or the Voting Record Date, the later-filed amending Claim shall be entitled to vote in a manner consistent with these Voting and Tabulation Procedures, and the earlier filed Claim shall be disallowed for voting purposes, regardless of whether the Debtors have objected to such amended Claim. Absent the Debtors consent, any amendments to Proofs of Claim after the earlier of the applicable Bar Date or Voting Record Date shall not be considered for purposes of these Voting and Tabulation Procedures;

n.

a creditor who votes an amount related to a Claim that has been paid or otherwise satisfied in full or in part (whether by any Debtor or Third Party) shall only be counted for the amount that remains unpaid or not satisfied, and if such Claim has been fully paid or otherwise satisfied, such vote will not be counted for purposes of amount or number;

o.

if a Ballot is executed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity on behalf of a Holder of a Claim, such person will be required to indicate such capacity when signing and must submit proper evidence satisfactory to the Debtors, to so act on behalf of the Holder of such Claim;

p.

each Holder of a Claim will be deemed to have voted the full amount of its Claim as set forth on the Ballot even if a different amount or no amount is listed by the Holder of the Claim on the Ballot except to the extent it was paid or satisfied in full or in part as set forth in these Voting and Tabulation Procedures;

q.	any Ballots received after the Voting Deadline will not be counted absent the consent of the Debtors in consultation with the Committee;

r.	any Ballot that is illegible or contains insufficient information to permit identification of the voter will not be counted;

s.

any Ballot that is otherwise timely completed, executed, and properly cast to the Solicitation Agent but does not indicate an acceptance or rejection of the Plan, or that indicates both an acceptance and rejection of the Plan, shall not be counted;

t.	any Ballot submitted by a Person that does not hold a Claim in a Class that is entitled to vote to accept or reject the Plan shall not be counted;

u.

an original, executed Ballot is required to be submitted by the entity submitting any written Ballot and any unsigned Ballot or Ballot without an original signature will not be counted; provided, however, for the avoidance of doubt, a Ballot submitted via the Solicitation Agent’ E-Ballot platform will be deemed to contain an original signature;

v.

delivery of a Ballot by facsimile, telecopy, or any other electronic means shall not be counted; provided, however, that Ballots submitted through the E-Ballot Portal, mentioned above, will be counted. The method of delivery of Ballots to the Solicitation Agent is at the risk of each Holder of a Claim, and such delivery will be deemed made only when the Ballot is actually received by the Solicitation Agent;

w.

any Holder of a Claim who has delivered a valid Ballot voting on the Plan may withdraw such vote and/or submit a new Ballot with either (i) consent of the Debtors at any time prior to the Confirmation Hearing, or (ii) solely in accordance with Bankruptcy Rule 3018(a);

x.

the Debtors reserve the right to waive any defects or irregularities or conditions of delivery as to any particular Ballot, either before or after the Voting Deadline, and any such waivers shall be documented in the vote tabulation certification prepared by the Solicitation Agent; provided that, neither the Debtors nor any other Person or Entity will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots, nor will any of them incur any liabilities for failure to provide such notification;

y.

the Debtors reserve the right, in consultation with the Committee, to direct the Solicitation Agent to revise, modify, or update the electronic amount of a Class 3 Claim in the event of a clerical error on the Ballot delivered to the Holder of such Claim, provided that the Solicitation Agent shall not be required to re-issue a paper Solicitation Package to the Holder unless so directed by the Debtors;

z.

for purposes of determining whether the numerosity and amount requirements of sections 1126(c) and 1126(d) of the Bankruptcy Code have been satisfied, the Debtors will tabulate only those Ballots received by the Voting Deadline in accordance with the Voting and Tabulation Procedures, unless untimeliness or non-compliance with such procedures is waived by the Debtors in consultation with the Committee; and

aa.

for purposes of the numerosity requirement of section 1126(c) of the Bankruptcy Code, separate Claims held by a single creditor shall be aggregated as if such creditor held one (1) Claim against all Debtors, and the votes related to such Claims shall be treated as a single vote to accept or reject the Plan.

If no votes to accept or reject the Plan are received with respect to Class 3 and at least one Holder holds an Allowed Claim with respect to such Claims, Class 3 shall be deemed to have voted to accept the Plan.

4.	Waivers of Defects and Other Irregularities Regarding Ballots

Unless otherwise directed by the Bankruptcy Court, all questions concerning the validity, form, eligibility (including time of receipt), acceptance, and revocation or withdrawal of Ballots will be determined by the Debtors in consultation with the Committee, whose determination will be final and binding. The Debtors reserve the right to reject any and all Ballots not in proper form, the acceptance of which would, in the opinion of the Debtors or their counsel, be unlawful. The Debtors further reserve the right to waive (in consultation with the Committee) any defects or irregularities or conditions of delivery as to any particular Ballot. Unless waived, any defects or irregularities in connection with deliveries of Ballots must be cured within such time as the Debtors (or the Bankruptcy Court) determine. Unless otherwise directed by the Bankruptcy Court, delivery of such Ballots will not be deemed to have been made until any irregularities have been cured or waived. Unless otherwise directed by the Bankruptcy Court, Ballots previously furnished, and as to which any irregularities have not subsequently been cured or waived, will be invalidated.

5.	Withdrawal of Ballots and Revocation

The Debtors, after consulting with the Committee, may allow any claimant who submits a properly completed Ballot to supersede or withdraw such Ballot on or before the Voting Deadline. In the event the Debtors do permit such supersession or withdrawal, the claimant, for cause, may change or withdraw its acceptance or rejection of the Plan in accordance with Bankruptcy Rule 3018(a).

F.        Confirmation of Plan

1.	Solicitation of Acceptances

The Debtors are soliciting your vote.

NO REPRESENTATIONS OR ASSURANCES, IF ANY, CONCERNING THE DEBTORS OR THE PLAN ARE AUTHORIZED BY THE DEBTORS, OTHER THAN AS SET FORTH IN THE DISCLOSURE STATEMENT. ANY REPRESENTATIONS OR INDUCEMENTS MADE BY ANY PERSON TO SECURE YOUR VOTE, OTHER THAN THOSE CONTAINED IN THE DISCLOSURE STATEMENT, SHOULD NOT BE RELIED ON BY YOU IN ARRIVING AT YOUR DECISION, AND SUCH ADDITIONAL REPRESENTATIONS OR INDUCEMENTS SHOULD BE REPORTED TO DEBTORS’ COUNSEL FOR APPROPRIATE ACTION.

THIS IS A SOLICITATION SOLELY BY THE DEBTORS, AND IS NOT A SOLICITATION BY ANY SHAREHOLDER, ATTORNEY, ACCOUNTANT, OR OTHER PROFESSIONAL FOR THE DEBTORS. THE REPRESENTATIONS, IF ANY, MADE IN THIS DISCLOSURE STATEMENT ARE THOSE OF THE DEBTORS AND NOT OF SUCH SHAREHOLDERS, ATTORNEYS, ACCOUNTANTS, OR OTHER PROFESSIONALS, EXCEPT AS MAY BE OTHERWISE SPECIFICALLY AND EXPRESSLY INDICATED.

2.	Requirements for Confirmation of the Plan

At the Confirmation Hearing, the Bankruptcy Court shall determine whether the requirements of section 1129 of the Bankruptcy Code have been satisfied, in which event the Bankruptcy Court shall enter an order confirming the Plan. The Debtors believe that the Plan satisfies all of the statutory requirements of the Bankruptcy Code for confirmation because, among other things:

(a)	The Plan complies with the applicable provisions of the Bankruptcy Code;

(b)	The Debtors have complied with the applicable provisions of the Bankruptcy Code;

(c)	The Plan has been proposed in good faith and not by any means forbidden by law;

(d)

Any payment or distribution made or promised by the Debtors or by a Person issuing securities or acquiring property under the Plan for services or for costs and expenses in connection with the Plan has been disclosed to the Bankruptcy Court, and any such payment made before the confirmation of the Plan is reasonable, or if such payment is to be fixed after confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable;

(e)

With respect to each Impaired Class of Claims or Interests, either each Holder of a Claim or Interest of the Class will have accepted the Plan, or will receive or retain under the Plan on account of that Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such Holder would so receive or retain if the Debtors were liquidated on such date under chapter 7 of the Bankruptcy Code;

(f)

The Debtors satisfy the cramdown provisions of section 1129(b) of the Bankruptcy Code because the Plan does not discriminate unfairly, and is fair and equitable with respect to each Class of Claims or Interests that is Impaired under, and has not accepted, the Plan;

(g)

Except to the extent that the Holder of a particular Claim has agreed to a different treatment of such Claim, the Plan provides that Administrative Expense Claims and Priority Tax Claims will receive, in full and final satisfaction of such Claim, Cash in an amount equal to such Allowed Claim, payable (i) with respect to the Administrative Expense Claims incurred in the ordinary course of business, at the election of the Debtors or the Liquidating Trustee, as applicable, when required by the documentation or arrangement giving rise to such Claim, (ii) otherwise on the later of the Effective Date and the date that is ten (10) Business Days after the date on which such Claim becomes Allowed or, in each case, as soon as reasonably practicable thereafter, or (iii) otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code, as applicable;

(h)

With respect to an Other Secured Claim, the Holder of that Claim will receive on account of such Claim either (i) a payment equal to 100% of its Allowed Class 1 Claim in Cash on the later of the Effective Date or the date that is ten Business Days after the date on which such Other Secured Claim becomes an Allowed Other Secured Claim, in each case, or as soon as reasonably practicable thereafter or (ii) such other treatment so as to render such Holder’s Allowed Other Secured Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code;

(i)

If a Class of Claims or Interests is Impaired under the Plan, at least one such Class of Claims or Interests will have accepted the Plan, determined without including any acceptance of the Plan by any insider holding a Claim or Interest of that Class;

(j)

Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors or any successor to the Debtors under the Plan, except to the extent such liquidation or reorganization is proposed in the Plan;

(k)	All court fees, as determined by the Bankruptcy Court at the Confirmation Hearing, will have been paid or the Plan provides for the payment of such fees on the Effective Date; and

(l)

The Plan provides that all transfers of property shall be made in accordance with applicable provisions of nonbankruptcy law that govern the transfer of property by a corporation or trust that is not a moneyed, business, or commercial corporation or trust.

The Debtors assert that they have proposed the Plan in good faith and they believe that they have complied, or will have complied, with all the requirements of the Bankruptcy Code governing confirmation of the Plan.

3.	Cramdown

If any Impaired Class of Claims or Interests does not accept the Plan, the Bankruptcy Court may still confirm the Plan at the request of the Debtors if, as to each Impaired Class that has not accepted the Plan, the Plan “does not discriminate unfairly” and is “fair and equitable.” A chapter 11 plan does not discriminate unfairly within the meaning of the Bankruptcy Code if no Class receives more than it is legally entitled to receive for its Claims or Interests. “Fair and equitable” has different meanings for Holders of secured and unsecured Claims and Interests.

With respect to a Secured Claim, “fair and equitable” means either (i) the Impaired secured creditor retains its Liens to the extent of its Allowed Claim and receives deferred Cash payments at least equal to the Allowed amount of its Claims with a present value as of the Effective Date of the Plan at least equal to the value of such creditor’s interest in the property securing its Liens; (ii) property subject to the Lien of the Impaired secured creditor is sold free and clear of that Lien, with that Lien attaching to the proceeds of such sale, and such Lien proceeds must be treated in accordance with clauses (i) and (iii) hereof; or (iii) the Impaired secured creditor realizes the “indubitable equivalent” of its Claim under the Plan.

With respect to an Unsecured Claim, “fair and equitable” means either (i) each Impaired creditor receives or retains property of a value equal to the amount of its Allowed Claim or (ii) the Holders of Claims and Interests that are junior to the Claims of the dissenting Class will not receive any property under the Plan.

With respect to Interests, “fair and equitable” means either (i) each Impaired Interest receives or retains, on account of that Interest, property of a value equal to the greater of the allowed amount of any fixed liquidation preference to which the Holder is entitled, any fixed redemption price to which the Holder is entitled, or the value of the Interest, or (ii) the Holder of any Interest that is junior to the Interest of that Class will not receive or retain under the Plan, on account of that junior equity interest, any property.

The Debtors believe that the Plan does not discriminate unfairly and is fair and equitable with respect to each impaired Class of Claims and Interests. In the event at least one Class of Impaired Claims or Interests rejects or is deemed to have rejected the Plan, the Bankruptcy Court will determine at the Confirmation Hearing whether the Plan is fair and equitable and does not discriminate unfairly against any rejecting Impaired Class of Claims or Interests.

4.	Conditions Precedent to Confirmation and Effectiveness of the Plan

In addition to the requirements of the Bankruptcy Code, Article XIV.A below contains certain conditions to effectiveness of the Plan.

ARTICLE VII.
    CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.        Unclassified Claims

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims, Priority Tax Claims, U.S. Trustee Fees, and Professional Fee Claims, if any, have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth herein.

1.	Administrative Expense Claims

a.	Treatment of Administrative Expense Claims

Except to the extent that a Holder of an Allowed Administrative Expense Claim (other than an Allowed Professional Fee Claim or an Allowed Priority Tax Claim) agrees to less favorable treatment, each Holder of an Allowed Administrative Expense Claim (other than an Allowed Professional Fee Claim or an Allowed Priority Tax Claim) shall receive, in full and final satisfaction of such Claim, Cash in an amount equal to such Allowed Claim, payable on the later of the Effective Date and the date that is ten (10) Business Days after the date on which such Claim becomes Allowed or, in each case, as soon as reasonably practicable thereafter. For the avoidance of doubt, all Administrative Expense Claims (other than an Allowed Professional Fee Claim or an Allowed Priority Tax Claim) that are Allowed Claims and due and payable as of the Effective Date shall be paid by the Debtors on the Effective Date.

b.	Filing Administrative Expense Claims

Absent order of the Bankruptcy Court to the contrary, all requests for payment of Administrative Expense Claims that accrued on or before the Effective Date (other than on account of Professional Fee Claims or U.S. Trustee Fees) must be filed with the Bankruptcy Court and served on counsel for the Debtors or the Liquidating Trustee, as applicable, by the Administrative Expense Claim Bar Date. Any Holder of an Administrative Expense Claim who is required to, but does not, file on the docket and serve a request on counsel to the Debtors (if service is prior to the Effective Date) or counsel to the Liquidating Trustee (if service is on or after the Effective Date) for payment of such Administrative Expense Claim on or prior to the Administrative Expense Claim Bar Date shall be forever barred, estopped and enjoined from asserting such Administrative Expense Claim against the Debtors or the Liquidating Trust or their respective property, and such Administrative Expense Claim shall be deemed waived, released, and satisfied as of the Effective Date.

Unless the Debtors or the Liquidating Trustee (as applicable) or any other Person object to a timely filed and properly served Administrative Expense Claim payment request by 90 days from the Effective Date, subject to further extensions and/or exceptions as may be ordered by the Bankruptcy Court, such Administrative Expense Claim shall be deemed Allowed in the amount requested. If the Debtors or the Liquidating Trustee (as applicable) or any other Person object to an Administrative Expense Claim, the parties may confer to try to reach a settlement and, failing that, the Bankruptcy Court shall determine whether such Administrative Expense Claim should be Allowed and, if so, in what amount.

Notwithstanding the foregoing, requests for payment of Administrative Expense Claims need not be filed for Administrative Expense Claims that: (i) previously have been Allowed by Final Order of the Bankruptcy Court; (ii) are on account of postpetition taxes (including any related penalties or interest) owed by the Debtors to any Governmental Unit; or (iii) the Debtors or, after the Effective Date, the Liquidating Trustee, have otherwise agreed in writing do not require such a filing.

2.	Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, and release of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C)(i) of the Bankruptcy Code. Priority Tax Claims that are Allowed Claims and due and payable as of the Effective Date shall be paid by the Debtors on the Effective Date. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in accordance with the terms of any agreement between the Debtors, or the Liquidating Trustee (as applicable) and the Holder of such Claim, or as may be due and payable under applicable nonbankruptcy law, or in the ordinary course of business.

3.	U.S. Trustee Fees

All U.S. Trustee Fees payable on or before the Effective Date, shall be paid in full on the Effective Date by the Debtors. U.S. Trustee Fees payable after the Effective Date, if any, shall be paid by the Liquidating Trustee until the closing of the applicable case pursuant to section 350(a) of the Bankruptcy Code.

4.	Professional Fee Claims

All final requests for payment of Professional Fee Claims shall be filed and served no later than 30 days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of all Professional Fee Claims. Any objections to any Professional Fee Claims must be filed and served on the Debtors or the Liquidating Trustee, as applicable, and the requesting party no later than 21 days after service of the final request for payment of such Professional Fee Claims.

Except to the extent that the applicable Holder of an Allowed Professional Fee Claim agrees to less favorable treatment with the Debtors or, after the Effective Date, the Liquidating Trustee, each Holder of an Allowed Professional Fee Claim shall be paid in full in Cash from the Professional Fee Reserve Account. Professional Fee Claims that are Allowed Claims and due and payable as of the Effective Date shall be paid by the Debtors on the Effective Date.

a.	Professional Fee Reserve Account

On or prior to the Effective Date, the Debtors shall fund the Professional Fee Reserve Account with Cash equal to the aggregate Professional Fee Reserve Amount for all Professionals. The Professional Fee Reserve Account shall be maintained in trust for the Professionals. Such funds in the Professional Fee Reserve Account shall not constitute property of the Debtors’ Estates, except as otherwise expressly set forth in the last sentence of this paragraph. The Allowed Professional Fee Claims shall be paid in Cash to such Professionals from the funds held in the Professional Fee Reserve Account, without interest or other earnings therefrom, within 3 Business Days after such Claims are Allowed by a Bankruptcy Court order; provided that the Debtors’ and the Liquidating Trust’s obligations with respect to Allowed Professional Fee Claims will not be limited nor be deemed to be limited in any way to the balance of funds held in the Professional Fee Reserve Account and, to the extent the funds in the Professional Fee Reserve Account are exhausted, remaining Allowed Professional Fee Claims shall be payable from Cash held by the Liquidating Trust. When all Allowed Professional Fee Claims have been paid in full, the Cash remaining in the Professional Fee Reserve Account, if any, shall revert to the Liquidating Trust, without any further notice to, action, order, or approval of the Bankruptcy Court.

b.	Professional Fee Reserve Amount

The Professionals shall provide reasonable and good-faith estimates of their Professional Fee Claims, accrued through the Confirmation Date, that are projected to be outstanding as of the Effective Date, and shall deliver such estimates to the Debtors by no later than seven days before the Effective Date; provided, however, that such estimates shall not be considered an admission or limitation with respect to the fees and expenses of such Professional. If a Professional does not provide such estimate, the Debtors may estimate in good faith the unbilled fees and expenses of such Professional. The total amount so estimated shall comprise the Professional Fee Reserve Amount. To the extent the Professional Fee Reserve Amount is not sufficient to pay all Allowed Professional Fee Claims in full, the remaining aggregate amount of the Allowed Professional Fee Claims shall be paid by the Liquidating Trust.

c.	Post-Confirmation Date Fees and Expenses

Upon the Confirmation Date, any requirement that professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code or any prior order of the Bankruptcy Court governing the compensation of Professionals in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors, after consultation with the Committee, may employ and pay any professional for services rendered or expenses incurred after the Confirmation Date in the ordinary course of business without any further notice to any party or action, order or approval of the Bankruptcy Court.

d.	Post-Effective Date Fees and Expenses

From and after the Effective Date, the Liquidating Trustee may, in the ordinary course of business and without any further notice to or action, order or approval of the Bankruptcy Court, pay in Cash the legal, professional or other fees and expenses related to the implementation and consummation of the Plan incurred by the Liquidating Trustee or any professional following the Effective Date. Upon the Effective Date, any requirement that professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Liquidating Trustee may employ and pay any professional for services rendered or expenses incurred after the Effective Date in the ordinary course of business without any further notice to or action, order or approval of the Bankruptcy Court.

B.        Classification of Claims and Interests

Pursuant to sections 1122 and 1123 of the Bankruptcy Code, all Claims and Interests, except for unclassified Claims addressed above, are classified for all purposes as set forth below. A Claim or Interest is classified in a particular Class only to the extent that such Claim or Interest fits within the description of that Class and is classified in another Class to the extent that another portion of such Claim or Interest fits within the description of such other Class. A Claim also is classified in a particular Class for the purpose of receiving distributions under the Plan only to the extent that such Claim is an Allowed Claim in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

Except as otherwise specifically provided for in the Plan, the Confirmation Order, or other order of the Bankruptcy Court, in no event shall any Holder of an Allowed Claim be entitled to receive payments that in the aggregate exceed the Allowed amount of such Claim.

The following table (a) designates the Classes of Claims and Interests for the purposes of voting on the Plan and receiving Distributions hereunder and (b) specifies which Classes are (i) Impaired or Unimpaired by the Plan, and (ii) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code.

Class	Designation	Treatment	Voting Status
1	Other Secured Claims	Unimpaired	Presumed to Accept
2	Other Priority Claims	Unimpaired	Presumed to Accept
3	General Unsecured Claims	Impaired	Entitled to Vote
4	Subordinated Claims	Impaired	Deemed to Reject
5	Intercompany Claims	Impaired	Deemed to Reject
6	Intercompany Interests	Impaired	Deemed to Reject
7	Interests in Orbital	Impaired	Deemed to Reject

C.         Allowance and Treatment of Classified Claims and Interests

It is not possible to predict precisely the total amount of Claims in a particular Class or the distributions that will ultimately be paid to Holders of Claims in the different Classes because of the variables involved in the calculations (including the results of the Claims objection process).

1.	Allowance and Treatment of Other Secured Claims (Class 1)

a.	Classification

Class 1 includes any Allowed Other Secured Claim that is not a Priority Tax Claim. Other Secured Claims shall not include any such Claims secured by Liens that are avoidable, unperfected, subject to subordination, or otherwise unenforceable and each Other Secured Claim shall be deemed to be its own subclass under Class 1.

b.	Treatment

Except to the extent that a Holder of an Allowed Other Secured Claim agrees to less favorable treatment, in full and final satisfaction of such Allowed Claim, at the option of the Debtors in consultation with the Committee (on or prior to the Effective Date) or the Liquidating Trustee (after the Effective Date), each such Holder shall receive: (i) payment in full in Cash of such Allowed Claim, payable on the later of the Effective Date and the date that is ten (10) Business Days after the date on which such Other Secured Claim becomes an Allowed Other Secured Claim, in each case, or as soon as reasonably practicable thereafter; (ii) the Debtors’ interest in the collateral securing such Holder’s Allowed Other Secured Claim; or (iii) such other treatment so as to render such Holder’s Allowed Other Secured Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code.

2.	Allowance and Treatment of Other Priority Claims (Class 2)

a.	Classification

Class 2 includes any Allowed Claim entitled to priority status pursuant to section 507(a) of the Bankruptcy Code that is not (a) an Administrative Expense Claim, (b) a Professional Fee Claim, or (c) a Priority Tax Claim.

a.	Treatment

Except to the extent that a Holder of an Allowed Other Priority Claim agrees to less favorable treatment, in full and final satisfaction of such Allowed Other Priority Claim, each Holder of an Allowed Other Priority Claim shall, at the option of the Debtors in consultation with the Committee (on or prior to the Effective Date) or the Liquidating Trustee (after the Effective Date), (i) be paid in full in Cash in an amount equal to such Allowed Other Priority Claim or (ii) otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code, payable on the later of the Effective Date and the date that is ten (10) Business Days after the date on which such Other Priority Claim becomes an Allowed Other Priority Claim, in each case, or as soon as reasonably practicable thereafter.

3.	Allowance and Treatment of General Unsecured Claims (Class 3)

a.	Classification

Class 3 includes any Allowed Unsecured Claim that is not: (a) an Administrative Expense Claim; (b) a Priority Tax Claim; (c) a Convenience Claim; (d) an Intercompany Claim; (e) a Subordinated Claim or (e) a Claim that is entitled to priority under the Bankruptcy Code.

a.	Treatment

Except to the extent that a Holder of an Allowed General Unsecured Claim agrees to less favorable treatment, in full and final satisfaction of such Allowed General Unsecured Claim, each Holder of an Allowed General Unsecured Claim shall receive its Pro Rata share of beneficial interest in the Liquidating Trust and, as a beneficiary of the Liquidating Trust, shall receive, on a distribution date, its Pro Rata share of net Cash derived from the Liquidating Trust Assets available for Distribution as provided under this Combined Plan and Disclosure Statement and the Liquidating Trust Agreement, until all Allowed General Unsecured Claims are paid in full or the Liquidating Trust Assets are exhausted; provided, however, that all Distributions to Holders of Allowed General Unsecured Claims shall be subject to the Liquidating Trustee first paying in full all Liquidating Trust Operating Expenses and/or reserving for such Liquidating Trust Operating Expenses in accordance with this Plan and the Liquidating Trust Agreement.

4.	Allowance and Treatment of Subordinated Claims (Class 4)

a.	Classification

Class 4 includes any Allowed Claim that is subordinated under section 510 of the Bankruptcy Code , including all Section 510(b) Claims.

b.	Treatment

Except to the extent that a Holder of an Allowed Subordinated Claim, if any, agrees to less favorable treatment, in full and final satisfaction of such Allowed Subordinated Claim, each Holder of an Allowed Subordinated Claim shall have a contingent right to any residual interests in the Liquidating Trust if, and to the extent, all Allowed General Unsecured Claims are paid in full and the Liquidating Trust Assets have not been exhausted, provided, however, that all Distributions to Holders of Allowed Subordinated Claims shall be subject to the Liquidating Trustee first paying in full all Liquidating Trust Operating Expenses and/or reserving for such Liquidating Trust Operating Expenses in accordance with this Plan and the Liquidating Trust Agreement.

5.	Allowance and Treatment of Intercompany Claims (Class 5)

a.	Classification

Class 5 includes any Claim held by a Debtor.

a.	Treatment

On the Effective Date, all Intercompany Claims shall be canceled, released, and extinguished and will be of no further force or effect. No Holder of a Class 5 Claim will receive any distribution on account of such Class 5 Claim.

6.	Allowance and Treatment of Intercompany Interests (Class 6)

a.	Classification

Class 6 includes any Interest held by a Debtor.

a.	Treatment

On the Effective Date, all Intercompany Interests shall be canceled, released, and extinguished and will be of no further force or effect. No Holder of a Class 6 Interest will receive any distribution on account of such Class 6 Interest.

7.	Allowance and Treatment of Interests in Orbital (Class 7)

a.	Classification

Class 7 includes any Interest in Orbital.

a.	Treatment

On the Effective Date, all Interests in Orbital shall be canceled, released, and extinguished and will be of no further force or effect. No Holder of a Class 7 Interest will receive any distribution on account of such Class 7 Interest.

D.        Reservation of Rights Regarding Claims

Except as otherwise provided in the Plan or in any Final Order of the Bankruptcy Court, nothing in the Plan shall affect, diminish, waive, relinquish or impair the Debtors’ or the Liquidating Trust’s Causes of Action, including all rights in respect of legal or equitable defenses to, or setoffs or recoupments, with respect to any Claim against the Debtors or Liquidating Trust or Interest in the Debtors, including any Impaired or Unimpaired Claim or Interest.

E.        No Postpetition Interest on Claims

Except to the extent required by the Bankruptcy Code, postpetition interest shall not accrue or be payable on account of any Claim.

F.        Subordinated Claims

The allowance, classification, and treatment of all Allowed Claims and Interests and the respective Distributions and treatments under the Plan shall take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors or the Liquidating Trustee, as applicable, reserve the right to re-classify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

G.        Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

The Debtors are seeking Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to the Classes that are deemed to reject or that vote to reject the Plan, and the Plan constitutes a motion for such non-consensual Confirmation.

H.        Elimination of Vacant Classes

Any Class of Claims that does not have any Claims as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of determining acceptance or rejection of the Plan pursuant to section 1129(a)(8) of the Bankruptcy Code.

ARTICLE VIII.
    CLAIMS ADMINISTRATION PROCEDURES

A.        Allowance of Claims

After the Effective Date, the Liquidating Trust shall have any and all rights and defenses that the Debtors had with respect to any Claim immediately before the Effective Date, except with respect to any Claim deemed Allowed or released under the Plan. All settlements of Claims approved prior to the Effective Date by a Final Order of the Bankruptcy Court pursuant to Bankruptcy Rule 9019 or otherwise shall be binding on all parties.

Any Claim that has been listed in the Schedules as disputed, contingent or unliquidated, or in a zero or undetermined amount and for which no Proof of Claim has been timely filed by the applicable Bar Date, shall be expunged from the Claims register without an objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

Where a Proof of Claim has been filed, upon payment or satisfaction of the relevant Claim, such Proof of Claim shall be expunged from the Claims register without an objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

B.        Prosecution of Objections to Claims

1.	Authority to Prosecute and Settle Objections to Claims

Except as otherwise specifically provided in the Plan, prior to the Effective Date, the Debtors and, on and after the Effective Date, the Liquidating Trustee shall have: (i) the authority to file, withdraw, or litigate to judgment objections to Claims; (ii) the sole authority to settle or compromise any Disputed Claim without any further notice to or action, order or approval by the Bankruptcy Court; and (iii) the sole authority to direct the Solicitation Agent to adjust the Claims register to reflect any resolutions of Disputed Claims, in each case without any further notice to or action, order or approval by the Bankruptcy Court.

2.	Objections to Claims

Except as otherwise specifically provided in the Plan, any objections to Claims shall be filed on or before the later of (1) 180 days after the Effective Date and (2) such other period of limitation as may be specifically fixed by a Final Order of the Bankruptcy Court for objecting to such Claims. For the avoidance of doubt, the deadline for objecting to claims may be extended on multiple occasions.

To facilitate the efficient resolution of Disputed Claims, the Liquidating Trustee shall, notwithstanding Bankruptcy Rule 3007(c), be permitted to file omnibus objections to Claims, with such limitations as imposed by the Bankruptcy Court after due notice and opportunity for to be heard.

3.	Authority to Amend Schedules

Prior to the Effective Date, the Debtors and, on and after the Effective Date, the Liquidating Trustee shall have the authority to amend the Schedules with respect to any Claim (other than Claims Allowed or released hereunder) and to make Distributions based on such amended Schedules (if no Proof of Claim is timely filed in response to such amendment) without approval of the Bankruptcy Court. If any such amendment to the Schedules reduces the amount of a Claim or changes the nature or priority of a Claim that was previously scheduled as undisputed, liquidated and not contingent, the Debtors or the Liquidating Trustee, as applicable, shall provide the Holder of such Claim with notice of such amendment and the opportunity to file a Proof of Claim pursuant to the requirements of the Bar Date Order.

C.        Estimation of Claims

Prior to the Effective Date, the Debtors and, on and after the Effective Date, the Liquidating Trustee may at any time request that the Bankruptcy Court estimate any Claim that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code, regardless of whether any Person previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. The Bankruptcy Court shall retain jurisdiction to estimate any Claim, including during the litigation of any objection to such Claim or during the appeal relating to such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute the maximum Allowed amount of such Claim for all purposes under the Plan (including for purposes of Distributions), and the relevant Debtor or the Liquidating Trustee, as the case may be, may elect to pursue any supplemental proceedings to object to any Distribution on such Claim in excess of the estimated amount.

D.        Claims Subject to Pending Actions

Except as otherwise provided in the Plan or in a Final Order of the Bankruptcy Court, any Claim held by a Person against which a Debtor, the Liquidating Trustee or another party pursues a preference, avoidance, or similar action or an action to recover property under sections 542, 543, 550 or 553 of the Bankruptcy Code, shall be deemed a Disputed Claim pursuant to section 502(d) of the Bankruptcy Code, and the Holder of such Claim shall not receive any Distributions on account of such Claim until such time as such Causes of Action have been resolved and, to the extent applicable, all sums due from such Holder have been turned over to the Liquidating Trust.

E.        Distributions to Holders of Disputed Claims

Notwithstanding any other provision of the Plan: (1) no Distributions will be made on account of a Disputed Claim until such Claim becomes an Allowed Claim, if ever; and (2) except as otherwise agreed to by the Liquidating Trustee and the Holder of the Disputed Claim, no partial Distributions will be made with respect to a Disputed Claim, including with respect to any undisputed portion of such Disputed Claim, until all disputes in connection with such Disputed Claim have been resolved by settlement or Final Order.

On a distribution date that is at least 30 days after a Disputed Claim becomes an Allowed Claim (or such lesser period as the Disbursing Agent may determine), the Holder of such Allowed Claim will receive (i) any Distribution to which such Holder would have been entitled under the Plan as of the Effective Date if such Claim had been Allowed as of the Effective Date and (ii) all Distributions such Holder would have been entitled to on all distribution dates between the Effective Date and the date on which such Holder is receiving its initial Distribution, in each case, without any interest.

F.        Amendments to Proofs of Claim

On or after the Effective Date, a Proof of Claim may not be amended (other than solely to update or correct the name or address of the Holder of such Claim) without the prior authorization of the Bankruptcy Court or the Liquidating Trustee, as applicable, and any amended Proof of Claim filed without such prior authorization shall be deemed disallowed in full and expunged without any further notice to or action, order or approval of the Bankruptcy Court.

ARTICLE IX.
    TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.        Assumption and Rejection of Executory Contracts and Unexpired Leases

On the Effective Date, except as otherwise provided herein, each Executory Contract and Unexpired Lease not previously rejected, assumed, or assumed and assigned, including, without limitation, any employee benefit plans, severance plans, and other Executory Contracts under which employee obligations arise, shall be deemed automatically rejected pursuant to sections 365 and 1123 of the Bankruptcy Code, unless such Executory Contract or Unexpired Lease: (1) is a contract, instrument, release, or other agreement or document entered into in connection with the Plan; (2) is a D&O Policy or other insurance policy of the Debtors; or (3) is a Purchase Agreement. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code.

B.        Claims Based on Rejection of Executory Contracts and Unexpired Leases

Unless otherwise provided by a Final Order entered by the Bankruptcy Court, any Proof of Claim arising from the rejection of an Executory Contract or Unexpired Lease must be filed with the Solicitation Agent by the Rejection Damages Deadline. Any Claim arising from the rejection of an Executory Contract or Unexpired Lease, with respect to which no Proof of Claim is timely filed, shall be automatically disallowed without the need for any objection or further notice to or action or approval of the Bankruptcy Court.

Holders of Claims arising from the rejection of Executory Contracts or Unexpired Leases with respect to which no Proof of Claim is timely filed shall be forever barred, estopped, and enjoined from asserting a Claim based on such rejection against the Debtors, the Liquidating Trust, the Estates, or the respective property of any of the foregoing as of the Effective Date unless otherwise expressly ordered by the Bankruptcy Court.

Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of the obligations owed by the counterparty to the applicable Debtor(s) thereunder. Notwithstanding the rejection of any Executory Contracts or Unexpired Leases or any applicable non-bankruptcy law to the contrary, the Debtors and the Liquidating Trust, as applicable, expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, and shall retain and be entitled to enforce warranties, indemnifications or continued maintenance obligations from the counterparties to the rejected Executory Contracts or Unexpired Leases. For the avoidance of doubt, the Debtors are not assuming any warranty obligations of the Debtors or otherwise provided by the Debtors under any Executory Contract or Unexpired Lease that is rejected pursuant to this Plan or otherwise rejected in the Chapter 11 Cases.

Entry of the Confirmation Order by the Bankruptcy Court shall constitute an order approving the rejections of the Executory Contracts and Unexpired Leases set forth in the Plan pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Any motions to reject Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by the Bankruptcy Court on or after the Effective Date by a Final Order.

C.        D&O Policies

The D&O Policies shall be assumed by the Debtors and assigned to the Liquidating Trust effective as of the Effective Date, pursuant to sections 365 and 1123 of the Bankruptcy Code, unless such insurance policy previously was rejected by the Debtors or the Debtors’ Estates pursuant to a Bankruptcy Court order or is the subject of a motion to reject pending on the Effective Date, and coverage for defense and indemnity under any of the D&O Policies shall remain available to all individuals within the definition of “Insured” in any of the D&O Policies.

D.        Insurance Policies

All insurance policies, surety bonds, and indemnity agreements to which any Debtor is a party as of the Effective Date shall be deemed to be and treated as Executory Contracts and shall be assumed by the applicable Debtor and assigned to the Liquidating Trust effective as of the Effective Date, and shall continue in full force and effect thereafter in accordance with their respective terms. Nothing in the Plan, including any releases, shall diminish or impair the enforceability of any insurance policies that may cover insurance claims or other claims against the Debtors or any other Person and such policies shall continue in full force and effect after the Effective Date in accordance with their respective terms.

E.        Indemnification Obligations

Subject to the occurrence of the Effective Date, the obligations of the Debtors as of the Effective Date to indemnify, defend, reimburse, or limit the liability of the current and former directors, officers, employees, attorneys, other professionals and agents of the Debtors, and such current and former directors’ and officers’ respective Affiliates, respectively, against any Claims or Causes of Action under the Indemnification Provisions or applicable law, shall terminate and be of no force or effect. For the avoidance of doubt, the Liquidating Trust shall have no obligation to pay or reimburse any such indemnity or related claims or expenses.

F.        Reservation of Rights

Neither the exclusion nor inclusion of any contract or lease on Schedule G of the Debtors’ Schedules, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that the Debtors’ Estates have any liability thereunder. In the event of a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Liquidating Trustee, as applicable, shall have 90 days following entry of a Final Order resolving such dispute to alter the treatment of such contract or lease as otherwise provided in the Plan.

G.        Nonoccurrence of the Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases of nonresidential real property pursuant to section 365(d)(4) of the Bankruptcy Code.

ARTICLE X.
    MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN

A.        Operations Between the Confirmation Date and Effective Date

During the period from the Confirmation Date through the Effective Date and the extent applicable, the Debtors may continue to operate their businesses as debtors-in-possession in the ordinary course in a manner consistent with past practice in all material respects, and as otherwise necessary to consummate the Plan, subject to all applicable orders of the Bankruptcy Court.

B.        Sources of Plan Distributions

On the Effective Date, the Debtors shall make Distributions in accordance with the Plan to Holders of Allowed Administrative Expense Claims, Allowed Professional Fee Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, and Allowed Other Secured Claims that are due and payable as of the Effective Date. Upon completion of such Distributions, on the Effective Date, the Debtors shall transfer to the Liquidating Trust all remaining Cash and other Liquidating Trust Assets. After the Effective Date, the Liquidating Trustee shall fund the Disputed Claims Reserves and make Distributions from the Liquidating Trust Assets on account of Allowed Claims in accordance with the Plan and Liquidating Trust Agreement.

C.        Substantive Consolidation

The Plan contemplates and is predicated upon entry of an order substantively consolidating the Estates and the Chapter 11 Cases as set forth below.

(a) Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to sections 105(a) and 1123(a)(5)(C) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the Estates for the purposes of confirming and consummating the Plan, including, but not limited to, voting, Confirmation, and Distributions.

(b) On and after the Effective Date, (i) all Assets and liabilities of the Debtors shall be treated as though they were pooled, (ii) each Claim Filed or to be Filed against any Debtor, as to which two or more Debtors are co-liable as a legal or contractual matter, shall be deemed Filed as a single Claim against, and a single obligation of, the Debtors, (iii) all Claims held by a Debtor against any other Debtor shall be cancelled or extinguished, (iv) no Distributions shall be made under the Plan on account of any Claim held by a Debtor against any other Debtor, (v) all Interests shall be cancelled, (vi) no Distributions shall be made under the Plan on account of any Interest held by a Debtor in any other Debtor, (vii) all guarantees of any Debtors of the obligations of any other Debtor shall be eliminated so that any Claim against any Debtor and any Claim based upon a guarantee thereof executed by any other Debtor shall be treated as one Claim against the substantively-consolidated Debtors, and (viii) any joint or several liability of any of the Debtors shall be one obligation of the substantively consolidated Debtors and any Claims based upon such joint or several liability shall be treated as one Claim against the substantively-consolidated Debtors.

(c) The substantive consolidation of the Debtors under the Plan shall not (other than for purposes related to funding Distributions under the Plan) affect (i) the legal and organizational structure of the Debtors, (ii) Executory Contracts that were entered into during the Chapter 11 Cases or that have been or will be assumed or rejected, (iii) any agreements entered into by the Liquidating Trust on or after the Effective Date, (iv) except as otherwise provided in the Plan, the Debtors’ or the Liquidating Trustee’s ability to subordinate or otherwise challenge Claims on an entity-by-entity basis, (v) any Retained Causes of Action, or defenses thereto, which in each case shall survive entry of the Confirmation Order as if there had been no substantive consolidation of the Debtors’ Estates, and (vi) Distributions to the Debtors or the Liquidating Trust from any insurance policies or the proceeds thereof. Notwithstanding the substantive consolidation called for herein, each and every Debtor shall remain responsible for the payment of U.S. Trustee Fees until its particular case is closed, dismissed or converted.

(d) This Combined Plan and Disclosure Statement shall serve as, and shall be deemed to be, a motion for entry of an order of the Bankruptcy Court approving the substantive consolidation of the Estates and the Chapter 11 Cases. If no objection to the Plan is timely Filed and served by any Holder of an Impaired Claim affected by the Plan as provided herein on or before the Voting Deadline or such other date as may be established by the Bankruptcy Court, the Plan, including the substantive consolidation of the Estates and the Chapter 11 Cases, may be approved by the Bankruptcy Court as part of the Confirmation Order. If any such objections are timely Filed and served, the Plan and the objections thereto shall be considered by the Bankruptcy Court at the Confirmation Hearing.

(e) No property that constitutes collateral or any offset or similar right securing any Claim or otherwise shall be augmented or increased and no secured portion of any Claim under section 506(a) of the Bankruptcy Code shall be augmented or increased because of the substantive consolidation of the Estates and the Chapter 11 Cases.

D.        Corporate Governance

1.	Cancellation of Securities and Agreements

On the Effective Date, except as otherwise specifically provided for in the Plan: (1) the obligations of any Debtor under any certificate, share, note, bond, indenture, purchase right, or other instrument or document, directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest, equity, or portfolio interest in the Debtors or any warrants, options, or other Securities exercisable or exchangeable for, or convertible into, debt, equity, ownership, or profits interests in the Debtors giving rise to any Claim or Interest shall be cancelled and deemed surrendered as to the Debtors and the Debtors shall not have any continuing obligations thereunder; and (2) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificates or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, indenture, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors shall be fully released, settled, and compromised; provided that, notwithstanding Confirmation or the occurrence of the Effective Date, any such agreement that governs the rights of the Holder of a Claim shall continue in effect solely for purposes of (a) allowing such Holders to receive distributions under the Plan as provided herein and (b) preserving all rights and obligations not released under the Plan as between non-Debtor Entities bound thereunder (including any indemnity obligations that a Holder of a Claim or Interest may owe to another Holder); provided, further, that the preceding proviso shall not affect the Confirmation Order, the Plan, or result in any expense or liability to the Liquidating Trust, except to the extent set forth in or provided for under this Plan.

2.	Directors, Officers, and Employees

Effective as of the Effective Date, all directors, managers, members, officers, and employees of the Debtors shall be deemed to have resigned. Any appointments shall be rescinded for all purposes, and their respective authority and power, in their capacities as such, shall be revoked, in each case, without the necessity of taking any further action in connection therewith.

3.	Corporate Action

On the Effective Date, each of the Debtors shall be deemed dissolved without further need for any action or notice. Any interests in the Non-Debtor Affiliates shall be deemed abandoned by the applicable Debtor or Debtors without further need for any action or notice.

4.	No Further Action

Upon the Effective Date, all actions contemplated by the Plan shall be deemed authorized, approved, and, to the extent taken prior to the Effective Date, ratified without any requirement for further action by Holders of Claims or Interests, directors, managers, or officers of the Debtors or the Liquidating Trustee (as applicable) or any other Entity, including, in each case, as applicable: (a) rejection or assumption, as applicable, of Executory Contracts and Unexpired Leases; (b) the distribution or other transfer, of property as provided herein; and (c) all other acts or actions contemplated, or reasonably necessary or appropriate to promptly consummate the transactions contemplated by the Plan (whether to occur before, on, or after the Effective Date). Unless otherwise provided in the Plan, all matters provided for in the Plan involving the corporate structure of the Debtors, and any corporate action required by the Debtors in connection therewith, shall be deemed to have occurred on, and shall be in effect as of, the Effective Date, without any requirement of further action by the security holders, directors, managers, authorized persons, or officers of the Debtors or the Liquidating Trustee (as applicable). On or (as applicable) before the Effective Date, the appropriate officers of the Debtors shall be authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, Securities, and instruments contemplated by the Plan (or necessary or desirable to effectuate the transactions contemplated by the Plan) to the extent not previously authorized by the Bankruptcy Court, if and as applicable. These authorizations and approvals shall be effective notwithstanding any requirements under non-bankruptcy law.

E.       Liquidating Trust

1.	Liquidating Trust Generally

On or prior to the Effective Date, the Liquidating Trust shall be established in accordance with the Liquidating Trust Agreement for the purpose of liquidating the Liquidating Trust Assets, resolving all Claims that are Disputed Claims as of the Effective Date, making all Distributions to Holders of Allowed Claims that are not otherwise paid by the Debtors on the Effective Date in accordance with the terms of the Plan and otherwise implementing the Plan. Subject to and/or to the extent set forth herein, the Confirmation Order, the Liquidating Trust Agreement, or any other order of the Bankruptcy Court entered in connection therewith, the Liquidating Trust shall be empowered to: (a) wind down the Debtors’ businesses and affairs as expeditiously as reasonably possible; (b) perform all actions and execute all agreements, instruments and other documents including, without limitation, any Purchase Agreements necessary to implement this Plan; (c) issue interests in the Liquidating Trust in accordance with the terms of the Liquidating Trust Agreement; (d) make appropriate reserves of interests in the Liquidating Trust for Disputed Claims in accordance with the terms of the Liquidating Trust Agreement; (e) make appropriate reserves of Cash for potential Distributions from the Liquidating Trust for any reserved interests in the Liquidating Trust for Disputed Claims in accordance with the terms of the Liquidating Trust Agreement; (f) establish, maintain and administer the Trust Accounts, which shall be segregated to the extent appropriate in accordance with this Plan; (g) accept, preserve, receive, collect, manage, invest, sell, liquidate, transfer, supervise, prosecute, settle, and protect, as applicable, the Liquidating Trust Assets (directly or through its professionals), all in accordance with the Plan; (h) review, reconcile, settle or object to all Disputed Claims that remain Disputed as of the Effective Date pursuant to the procedures for allowance of Claims prescribed herein; (i) calculate and make Distributions of the proceeds of the Liquidating Trust Assets to the Holders of Allowed Claims in accordance with the Plan and the Liquidating Trust Agreement; (j) pursue Retained Causes of Action that are transferred to the Liquidating Trust; (k) retain, compensate, and employ professionals to represent the Liquidating Trust; (l) file appropriate Tax returns and other reports on behalf of the Debtors and the Liquidating Trust, as applicable and pay any Taxes or other obligations owed by the Debtors and the Liquidating Trust, as applicable; (m) exercise such other powers as may be vested in the Liquidating Trust under the Liquidating Trust Agreement and the Plan, or as are deemed by the Liquidating Trustee to be necessary and proper to implement the provisions of the Plan and the Liquidating Trust Agreement; (n) dissolve the Liquidating Trust in accordance with the terms of the Liquidating Trust Agreement; and (o) take such actions as are necessary or appropriate to close the Chapter 11 Cases.

2.	Funding of and Transfer of Assets into the Liquidating Trust

On the Effective Date, all of the Liquidating Trust Assets, as well as all rights and powers of the Estates applicable to the Liquidating Trust Assets, shall automatically and immediately vest in the Liquidating Trust free and clear of all Claims, Liens, interests, and encumbrances to the fullest extent permitted by the Bankruptcy Code, subject to the terms of this Plan, the Confirmation Order, and the Liquidating Trust Agreement.

In connection with the vesting and transfer of the Liquidating Trust Assets, any attorney-client privilege, work-product protection, or other privilege or immunity attaching to any documents or communications (whether written or oral and including, but not limited to, all electronic information) relating to the Liquidating Trust Assets shall vest in the Liquidating Trust. The transfer of the Liquidating Trust Assets pursuant to the Plan shall not be construed to destroy or limit any such assets or rights or be construed as a waiver of any right, and such rights may be asserted by the Liquidating Trust as if the asset or right was still held by the Debtors.

The Liquidating Trustee shall have the authority to create additional sub-accounts in the Trust Accounts and sub-trusts within the Liquidating Trust, which may have a separate legal existence, but which shall be considered subaccounts or sub-trusts of the Liquidating Trust. This shall include the creation of sub-accounts and/or sub-trusts to accomplish the purposes of the Liquidating Trust.

3.	Liquidating Trustee

The Liquidating Trust shall be administered by the Liquidating Trustee, who shall be appointed pursuant to this Plan and the Liquidating Trust Agreement and whose identity will be disclosed in the Plan Supplement. The Liquidating Trustee shall be the successor to and representative of the Debtors’ Estates within the meaning of section 1123(b)(3)(B) of the Bankruptcy Code. The powers, rights, and responsibilities of the Liquidating Trustee shall be specified in the Liquidating Trust Agreement and shall include the authority and responsibility to administer the Liquidating Trust in accordance with the Plan and the Liquidating Trust Agreement. Any other rights and duties of the Liquidating Trustee and the beneficiaries of the Liquidating Trust shall be as set forth in the Liquidating Trust Agreement.

The Liquidating Trustee shall be deemed to be substituted as the party-in-lieu of the Debtors in all matters, including (a) motions, contested matters, and adversary proceedings pending in the Bankruptcy Court, and (b) all matters pending in any courts, tribunals, forums, or administrative proceedings outside of the Bankruptcy Court, in each case without the need or requirement for the Liquidating Trustee to file any motions or substitutions of parties in each such matter. Such substitution shall not result in Holders of Claims, including litigation Claims, against the Debtors receiving greater rights in or against the Liquidating Trust than they are otherwise entitled to under the Plan and Liquidating Trust Agreement on account of such Claims.

4.	Liquidating Trust Agreement

On or prior to the Effective Date, the Debtors and the Liquidating Trustee shall execute and deliver the Liquidating Trust Agreement. The interests in the Liquidating Trust to be distributed in accordance with the Liquidating Trust Agreement shall not constitute “securities” under applicable law. Such interests shall not be transferrable (except under limited circumstances set forth in the Liquidating Trust Agreement) and shall not have consent or voting rights or otherwise confer on the holders thereof any rights similar to the rights of stockholders of a corporation in respect of actions to be taken by the Liquidating Trustee in connection with the Liquidating Trust (except as otherwise provided in the Liquidating Trust Agreement). To the extent the interests in the Liquidating Trust are considered “securities” under applicable law, the issuance of such interests satisfies the requirements of section 1145 of the Bankruptcy Code and, therefore, such issuance is exempt from registration under the Securities Act and any state or local law requiring registration. To the extent any “offer or sale” of the interests in the Liquidating Trust may be deemed to have occurred, such offer or sale is under the Plan and in exchange for Claims against one or more of the Debtors, or principally in exchange for such Claims and partly for cash or property, within the meaning of section 1145(a)(1) of the Bankruptcy Code.

5.	Reports to be Distributed by the Liquidating Trustee

Following the Effective Date, the Liquidating Trustee, on behalf of the Liquidating Trust, shall distribute and, to the extent any Chapter 11 Case remains open, file, a semi-annual report regarding the administration of the Liquidating Trust Assets, distributions made by it, and other matters relating to the implementation of this Plan in accordance with the Liquidating Trust Agreement no later than 45 days after June 30 and December 31 of each calendar year.

6.	Fees and Expenses of the Liquidating Trustee

The fees and expenses of the Liquidating Trustee (including those incurred prior to the Effective Date in connection with the preparation of the Liquidating Trust Agreement) shall be paid after the Effective Date pursuant to the terms and conditions of the Liquidating Trust Agreement. The Liquidating Trustee, on behalf of the Liquidating Trust, may employ, without further order of the Bankruptcy Court, professionals (including professionals previously employed by the Committee) to assist in carrying out its duties under the Liquidating Trust Agreement and may compensate and reimburse the expenses of these professionals based upon the nature of the work performed by such professional, without further order of the Bankruptcy Court, subject to any limitations and procedures established by the Liquidating Trust Agreement.

7.	Indemnification

The Liquidating Trust Agreement may include reasonable and customary indemnification provisions for the benefit of the Liquidating Trustee and/or other parties. Any such indemnification shall be the sole responsibility of the Liquidating Trust and payable solely from the Liquidating Trust Assets.

8.	Tax Treatment; No Successor in Interest

The Liquidating Trust is intended to be treated for U.S. federal income tax purposes in part as a liquidating trust described in Treasury Regulation § 301.7701-4(d) and in part as one or more Disputed Claims Reserves treated as disputed ownership funds described in Treasury Regulation § l.468B-9. For U.S. federal income tax purposes, the transfer of the Liquidating Trust Assets to the Liquidating Trust will be treated (a) in part as the transfer of assets by the Debtors to the Holders of Allowed General Unsecured Claims, subject to any liabilities of the Debtors or the Liquidating Trust payable from the proceeds of such assets, followed by the transfer of such assets (subject to such liabilities) by such Holders to the Liquidating Trust in exchange for the beneficial interests in the Liquidating Trust, and (b) in part as the transfer of assets by the Debtors to one or more Disputed Claims Reserves.

a.	Liquidating Purposes of the Liquidating Trust

The Liquidating Trust shall be established for the primary purpose of liquidating and distributing the assets transferred to it, in accordance with Treasury Regulation § 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidating Trust and reasonably necessary to conserve and protect the Liquidating Trust Assets and provide for the orderly liquidation thereof. Accordingly, the Liquidating Trustee shall, in an expeditious but orderly manner, liquidate and convert to Cash the Liquidating Trust Assets, make timely distributions to the beneficiaries of the Liquidating Trust and not unduly prolong its duration. The Liquidating Trust shall not be deemed a successor-in-interest of the Debtors for any purpose other than as specifically set forth herein or in the Liquidating Trust Agreement. The record holders of beneficial interests shall be recorded and set forth in a register maintained by the Liquidating Trustee expressly for such purpose.

As soon as practicable after the Effective Date, the Liquidating Trustee shall make a good faith determination of the fair market value of the Liquidating Trust Assets as of the Effective Date. This valuation shall be used consistently by all parties (including the Liquidating Trustee and the beneficiaries of the Liquidating Trust) for all U.S. federal income tax purposes. The Bankruptcy Court shall resolve any dispute regarding the valuation of the Liquidating Trust Assets.

The right and power of the Liquidating Trustee to invest the Liquidating Trust Assets, the proceeds thereof, or any income earned by the Liquidating Trust, shall be limited to the right and power that a liquidating trust, within the meaning of § 301.7701-4(d) of the Treasury Regulations, is permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, including Revenue Procedure 94-45, whether set forth in IRS rulings or other IRS pronouncements, and to the investment guidelines of section 345 of the Bankruptcy Code. The Liquidating Trustee may expend the Cash of the Liquidating Trust (i) as reasonably necessary to meet contingent liabilities and to maintain the value of the respective assets of the Liquidating Trust during liquidation, (ii) to pay the respective reasonable administrative expenses (including, but not limited to, any Taxes imposed on the Liquidating Trust) and (iii) to satisfy other respective liabilities incurred by the Liquidating Trust in accordance with this Plan and the Liquidating Trust Agreement.

b.	Disputed Claims Reserve

Liquidating Trust Assets reserved for Holders of Disputed Claims shall be treated as one or more Disputed Claims Reserves. The Liquidating Trustee shall treat each Disputed Claims Reserve as a “disputed ownership fund” governed by Treasury Regulation § 1.468B-9 (and make any appropriate elections consistent with such tax treatment). The Liquidating Trustee shall be the administrator of the Disputed Claims Reserves within the meaning of Treasury Regulation § 1.468B-9(b)(2) and shall be responsible for all Tax reporting and withholding required by the Disputed Claims Reserves. No Holder of a Claim will be treated as the grantor or deemed owner of any asset reserved for Disputed Claims until such Holder receives or is allocated an interest in such asset. The Liquidating Trustee will file all Tax returns on a basis consistent with the treatment of the Liquidating Trust in part as a liquidating trust (and grantor trust pursuant to Treasury Regulation § 1.671-l(a)) and in part as one or more Disputed Claims Reserves taxed as disputed ownership funds, and will pay all Taxes owed from the Liquidating Trust Assets.

9.	Abandonment of Assets by the Liquidating Trustee

After the Effective Date, the Liquidating Trustee may abandon any Liquidating Trust Assets that the Liquidating Trustee determines in its reasonable discretion to be of de minimis value or burdensome to the Liquidating Trust.

F.        D&O Actions

The Debtors may have certain D&O Actions against the D&Os. The Debtors maintained the D&O Policies as insurance for such claims. The D&O Actions will be assets transferred to the Liquidating Trust, and the Liquidating Trustee, on behalf of the Liquidating Trust, shall have the exclusive right to pursue the D&O Actions.

Any recovery from the D&O Actions against the D&Os shall be limited to the extent of insurance proceeds available under D&O Policies; provided, however, that there shall be no such limitation on a D&O’s liability in the event that the subject D&O (i) intentionally impairs or impedes insurance coverage, (ii) intentionally attempts to cause or causes the delay of any insurance coverage or the payment thereof, (iii) is not entitled to insurance coverage on account of his or her failure to make a timely claim under the applicable D&O Policies or failure to cooperate with the insurers or otherwise comply in all material respects with his or her obligations under the D&O Policies, including the obligation to defend such claims in conjunction with the insurers issuing the D&O Policies as required by such policies, or (iv) files or pursues a Proof of Claim or Administrative Expense Claim that is not withdrawn within 30 days after the Effective Date.

Nothing in this Plan shall, or shall be construed to, limit, diminish, or otherwise impair, waive, or release any objections, defenses, or counterclaims of the Debtors or the Liquidating Trust to any Proof of Claim or Administrative Expense Claim filed by a D&O. Except as otherwise provided in this Plan, nothing herein shall limit, diminish, or otherwise impair, waive, or release any claims, defenses, counterclaims, or rights of any of the D&Os arising from, related to, or in connection with the D&O Actions.

G.        Settlement of Claims

Except as otherwise provided in this Plan, and subject to the Liquidating Trust Agreement, on or after the Effective Date, the Liquidating Trustee may compromise or settle any Administrative Expense Claims, Priority Tax Claims, Professional Fee Claims, Other Secured Claims, Other Priority Claims, General Unsecured Claims, or Subordinated Claims (if applicable) without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and may pay the charges that it incurs on or after the Effective Date for liquidating expenses, professionals’ fees, disbursements, expenses or related support services (including fees relating to the preparation of applications for payment of Professional Fee Claims) without application to the Bankruptcy Court.

H.        Retained Causes of Action

Except as otherwise provided herein, as of the Effective Date, in accordance with section 1123(b) of the Bankruptcy Code, each Retained Cause of Action shall be preserved and, along with the exclusive right to enforce such Cause of Action, shall vest exclusively in the Liquidating Trust. The Debtors or Liquidating Trust, as applicable, expressly reserve the Retained Causes of Action for later adjudication and, accordingly, no doctrine of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise), laches or other preclusion doctrine shall apply to the Retained Causes of Action as a consequence of the Confirmation, the Plan, the vesting of such Causes of Action in the Liquidating Trust, any order of the Bankruptcy Court or these Chapter 11 Cases. No Person may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against them as an indication that the Debtors or the Liquidating Trust, as applicable, will not pursue such Cause of Action. The Retained Causes of Action Schedule shall be included in the Plan Supplement. The inclusion or failure to include any Retained Cause of Action in the Plan Supplement shall not be deemed an admission, denial or waiver of any claims, rights or Causes of Action that the Debtors, the Estates, or the Liquidating Trust may hold against any Person. For the avoidance of doubt, the Retained Causes of Action shall not include any Causes of Action against any Released Party to the extent released herein.

On the Effective Date, the Liquidating Trust or the Liquidating Trustee, as applicable, shall be deemed to be substituted as a party to any Retained Causes of Action litigation to which a Debtor is a party, including (but not limited to): (a) contested matters or adversary proceedings pending in the Bankruptcy Court; (b) any appeals of orders of the Bankruptcy Court; and (c) any state court or federal or state administrative proceedings.

OTHER THAN AS EXPRESSLY SET FORTH HEREIN, THE PLAN DOES NOT, AND IS NOT INTENDED TO, RELEASE ANY CAUSE OF ACTION, INCLUDING ANY AVOIDANCE ACTIONS OR OBJECTIONS TO PROOFS OF CLAIM. ALL SUCH RIGHTS ARE SPECIFICALLY PRESERVED, UNLESS SPECIFICALLY RELEASED UNDER THE PLAN.

I.        Release of Liens

Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date, all Liens on and security interests in the property of any Estate shall be fully satisfied, settled, and released, and all of the right, title, and interest of any Holder of such Liens shall be satisfied, settled, and released upon such Holder receiving its Distribution in accordance with the terms of this Plan.

J.        Effectuating Documents; Further Transactions

The Debtors (prior to the Effective Date) and the Liquidating Trustee (on or after the Effective Date) are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and evidence the terms and conditions of this Plan, in each case, in the name of and on behalf of the Debtors or the Liquidating Trust, as applicable, without the need for any approvals, authorization or consents except those expressly required under the Plan.

K.        Section 1146 Exemption from Certain Taxes and Fees

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct and be deemed to direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such tax or governmental assessment.

L.        No Bond or Surety Required

The Debtors and the Liquidating Trustee, as applicable, shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. Additionally, in the event that the Liquidating Trustee is so ordered after the Effective Date, all costs and expenses of procuring any such bond or surety shall be paid for with Cash from the Liquidating Trust Assets.

ARTICLE XI.
    PROVISIONS GOVERNING DISTRIBUTIONS

A.        Timing and Calculation of Amounts to Be Distributed

Unless otherwise provided in the Plan, on the Effective Date or as soon as reasonably practicable thereafter (or if a Claim is not an Allowed Claim on the Effective Date, on the date that such Claim becomes an Allowed Claim, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim shall receive the full amount of the Distributions that the Plan provides for Allowed Claims in the applicable Class. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. Except as may be otherwise specifically provided in the Plan, Holders of Claims shall not be entitled to interest, dividends, or accruals on the Distributions provided for in the Plan, regardless of whether such Distributions are delivered on or at any time after the Effective Date.

B.        Delivery of Distributions and Undeliverable or Unclaimed Distributions

1.	Record Date for Distributions

As of 5:00 p.m. (prevailing Central Time) on the Distribution Record Date, the transfer registers for Claims shall be closed. The Liquidating Trustee shall not have any obligation to recognize the transfer or sale of any Claim that occurs after such time on the Distribution Record Date and shall be entitled for all purposes to recognize and make Distributions only to those Holders who are Holders of Claims as of 5:00 p.m. (prevailing Central Time) on the Distribution Record Date.

2.	Method of Distributions to Holders of Claims

On the Effective Date, the Debtors shall make Distributions in accordance with the Plan to Holders of Allowed Administrative Expense Claims, Allowed Professional Fee Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, and Allowed Other Secured Claims that are due and payable as of the Effective Date. All other Distributions to be made under the Plan shall be made by the Liquidating Trustee to the applicable Holders of Allowed Claims in accordance with the terms of the Plan and the Liquidating Trust Agreement, as applicable.

Unless a Holder of an Allowed Claim and the Debtors or the Liquidating Trustee, as applicable, otherwise agree, any Distribution to be made in Cash shall be made, at the election of the Liquidating Trustee, by check drawn on a domestic bank or by wire transfer from a domestic bank and in U.S. Dollars.

Except as otherwise provided in the Plan, Distributions shall be made to the Holders of record of Allowed Claims as of the Distribution Record Date at the last known address, as identified in: (i) the most recently filed Proof of Claim; (ii) at the address set forth in any written notice of address change delivered to the Debtors after the date of the most recently filed Proof of Claim or where no Proof of Claim was filed; (iii) at the address reflected in the Schedules if no Proof of Claim has been filed and the Debtors have not received a written notice of a change of address; or (iv) if clauses (i) through (iii) are not applicable, at the last address directed by such Holder.

3.	Minimum Distributions

No Cash payment of less than one hundred dollars ($100.00) shall be made to a Holder of an Allowed Claim on account of such Allowed Claim, subject to the reasonable and sole discretion of the Liquidating Trustee. Each such Distribution shall become available for Distribution to the Holders of other Allowed Claims in the applicable Class.

4.	Undeliverable Distributions and Time Bar to Cash Payments

In the event a Distribution is returned as undeliverable, or no address for a particular Holder is found in the Debtors’ records, no further Distributions to such Holder shall be made unless and until the Liquidating Trustee is notified in writing of such Holder’s then-current address. The Liquidating Trustee in its sole discretion may, but shall have no obligation to, attempt to locate the Holders entitled to receive undeliverable Distributions. Any Distributions returned to the Liquidating Trustee as undeliverable shall remain in their respective possession of until such time as a Distribution becomes deliverable; provided that any Distribution that remains undeliverable for six months or is represented by a voided check shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code. After such date, all unclaimed property or interests in property shall automatically revert (notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary) to the applicable reserve or the Liquidating Trust, as applicable, without need for a further Order by the Bankruptcy Court for Distribution in accordance with the Plan and the Claim of any Holder to such property or interest in property shall be released, settled, compromised, and forever barred.

Checks issued on account of Allowed Claims shall be null and void if not negotiated within 180 days after the date of issuance. Requests for reissuance of any voided check shall be made directly to the Liquidating Trustee by the person to whom such check was originally issued. Any claim in respect of a voided check shall be made within thirty (30) days after the date upon which such check was deemed void. If no request is made as provided in the preceding sentence, any claims in respect of such voided check shall be waived, released, and forever barred.

The Liquidating Trustee shall not incur any liability whatsoever on account of any Distribution, except to the extent arising from fraud, ultra vires actions, willful misconduct, criminal conduct or gross negligence by the Liquidating Trustee or any of its agents or Representatives.

5.	Special Rules for Distributions to Holders of Disputed Claims

Notwithstanding any provision otherwise in the Plan and except as may be agreed to by, as applicable, the Debtors or the Liquidating Trustee, as applicable, on the one hand, and the Holder of a Disputed Claim, on the other hand, no partial payments and no partial Distributions shall be made with respect to any Disputed Claim, other than with respect to Professional Claims, until all Disputed Claims held by the Holder of such Disputed Claim have become Allowed Claims or have otherwise been resolved by settlement or Final Order.

C.        Disputed Claims Reserves

On the Effective Date or as soon thereafter as is practicable, the Liquidating Trustee shall establish and administer Disputed Claims Reserves for each Class or category, in the case of unclassified Claims, of Disputed Claims in accordance with the Liquidating Trust Agreement. The Liquidating Trustee shall reserve, in Cash and Liquidating Trust interests, as applicable, the expected recovery that such Disputed Claim would receive if it were ultimately determined to be an Allowed Claim (or such lesser amount as may be determined or estimated by the Bankruptcy Court after notice and a hearing) with respect to each such Disputed Claim. For the avoidance of doubt, the Liquidating Trustee may administer the Disputed Claims Reserves by book entry.

The Cash and Liquidating Trust interests in the Disputed Claims Reserves shall be held in trust for the benefit of the Holders of Claims ultimately determined to be Allowed in each applicable Class or category, in the case of unclassified Claims. Each Disputed Claims Reserve shall be closed by the Liquidating Trust when all Distributions required to be made under this Plan to the Holders of Disputed Claims that subsequently become Allowed have been made in accordance with the terms of this Plan and no Disputed Claims relating to such Disputed Claims Reserve remain. Upon closure of a Disputed Claims Reserve, all Cash and other property held in that Disputed Claims Reserve shall be reserved or distributed in accordance with the Plan and the Liquidating Trust Agreement.

D.        Compliance with Tax Requirements

To the extent applicable, in connection with making Distributions, the Liquidating Trustee shall comply with all tax withholding and reporting requirements imposed on the Liquidating Trust, as applicable, by any Governmental Unit, and all Distributions shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Liquidating Trustee shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements (with any amount so withheld and paid over to the applicable Governmental Unit treated as having been paid to and received by the Person in respect of which such withholding was made for all purposes of the Plan). The Liquidating Trustee, as applicable, shall be authorized to require each Holder of an Allowed Claim to provide it with an executed Form W-9, applicable Form W-8 or other appropriate tax form or documentation as a condition precedent to being sent a Distribution. The Liquidating Trustee, as applicable, shall provide advance written notice of such requirement to each Holder of an Allowed Claim. The notice shall provide each Holder with a specified time period after the date of mailing of such notice to provide an executed Form W-9, applicable Form W-8 or other tax form or documentation to the Disbursing Agent. If a Holder of an Allowed Claim does not provide the Liquidating Trustee, as applicable, with an executed Form W-9, applicable Form W-8 or other tax form or documentation within the time period specified in such notice, or such later time period agreed to by the Liquidating Trustee, as applicable, in writing in its discretion, then the Liquidating Trustee, as applicable, in its sole discretion, may (a) make a Distribution net of any applicable withholding or (b) determine that such Holder shall be deemed to have forfeited the right to receive any Distribution, in which case, any such Distribution shall revert to the applicable reserve or the Liquidating Trust, as applicable, for Distribution on account of other Allowed Claims in the applicable Class, and the Claim of the Holder originally entitled to such Distribution shall be waived and forever barred without further order of the Bankruptcy Court. The Liquidating Trustee, as applicable, shall have the right to allocate all Distributions in compliance with applicable wage garnishments, alimony, child support, and other spousal awards, Liens and encumbrances.

E.        No Interest on Disputed or Delayed Distributions

Unless otherwise specifically provided for in the Plan or the Confirmation Order, or required by applicable law, no Holder of a Claim shall be entitled to any interest accruing on such Claim on or after the Petition Date, notwithstanding any dispute or other delay with respect to any Distribution.

F.        Setoffs and Recoupment

Except with respect to Claims released pursuant to the Plan or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Liquidating Trust may, pursuant to any contractual right or applicable law, set off any Allowed Claim (and the Distributions to be made on account of such Allowed Claim) against all counterclaims, rights and Causes of Action of any nature that the applicable Debtor may have held against the Holder of such Claim or exercise recoupment with respect thereto; provided, however, that the failure to effectuate such a setoff shall not constitute a waiver or release by the applicable Debtor of any Cause of Action against any Holder of a Claim.

In no event shall any Holder of Claims against, or Interests in, the Debtors be entitled to set off or exercise recoupment in relation to any claim, right, or Cause of Action of any Debtor, unless (a) the Debtors or the Liquidating Trustee, as applicable, have consented or (b) on or before the Effective Date, (i) the Bankruptcy Court has entered a Final Order granting a motion filed by such Holder requesting the authority to perform such setoff or recoupment or (ii) such Holder has actually performed such recoupment and provided prior notice thereof, in each case, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of setoff or recoupment. No new rights to setoff or recoupment that did not exist under any applicable law or agreement in existence prior to the Effective Date are created under the Plan.

G.        Allocation Between Principal and Accrued Interest

The aggregate consideration paid to Holders with respect to their Allowed Claims (including for tax purposes) shall be allocated first to the principal amount of such Allowed Claims (to the extent thereof) with any excess allocated to unpaid interest, if any, accrued before the Petition Date.

H.        Claims Paid or Payable by Third Parties

1.	Claims Paid by Third Parties

To the extent that a Holder of an Allowed Claim receives a payment from a Third Party, the Liquidating Trustee shall be authorized to reduce, for the purposes of Distribution, the Allowed amount of such Claim by the amount of such payment, and such Claim shall be disallowed or deemed satisfied to the extent of the Third Party payment received without an objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

To the extent a Holder of an Allowed Claim receives, on account of such Claim, both a Distribution hereunder and a payment from a Third Party, such Holder shall return to the Liquidating Trustee, as applicable, within 14 days any Distribution received by such Holder to the extent such Holder’s aggregate recovery on account of its Allowed Claim exceeds the Allowed amount of such Claim.

2.	Claims Payable by Insurance

Notwithstanding anything to the contrary herein, if any Allowed Claim is covered by an insurance policy, such Claim shall be paid from the proceeds of such insurance policy, with the balance, if any, treated in accordance with the provisions of the Plan. No Distributions shall be made on account of any Allowed Claim that is payable pursuant to any insurance policy until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that any insurer agrees to satisfy in full or in part an Allowed Claim, then, immediately upon such insurer’s agreement, the applicable portion of such Claim may be expunged without an objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

Except as otherwise provided herein, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any other Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

ARTICLE XII.
    SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS

A.        Compromise and Settlement of Claims and Controversies

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the Distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any Distribution to be made on account of such Allowed Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and the Holders of Claims and Interests and is fair, equitable, and reasonable.

B.        Releases

1.	Releases by the Debtors

EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THE PLAN OR CONFIRMATION ORDER, PURSUANT TO SECTION 1123(B) OF THE BANKRUPTCY CODE, IN EXCHANGE FOR GOOD AND VALUABLE CONSIDERATION, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, ON AND AFTER THE EFFECTIVE DATE, EACH RELEASED PARTY IS, AND IS DEEMED TO BE, HEREBY CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER RELEASED BY THE DEBTORS AND THEIR ESTATES, IN EACH CASE ON BEHALF OF THEMSELVES AND THEIR RESPECTIVE SUCCESSORS, ASSIGNS, AND REPRESENTATIVES, FROM ANY AND ALL CLAIMS AND CAUSES OF ACTION, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, MATURED OR UNMATURED, EXISTING OR HEREAFTER ARISING, IN LAW, EQUITY, CONTRACT, TORT, OR OTHERWISE, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED OR ASSERTABLE ON BEHALF OF ANY OF THE DEBTORS OR THEIR ESTATES THAT SUCH ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY), BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS (INCLUDING THE MANAGEMENT, OWNERSHIP OR OPERATION THEREOF), THEIR CAPITAL STRUCTURE, THE FILING OF THE CHAPTER 11 CASES, ANY INTERCOMPANY TRANSACTION BETWEEN OR AMONG A DEBTOR AND ANOTHER DEBTOR, THE DEFINITIVE DOCUMENTS, OR ANY CONTRACT, INSTRUMENT RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE DEFINITIVE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED IN THE PLAN, THE PURSUIT OR ADMINISTRATION OF CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED IN THE PLAN, ANY SECURITY OF THE DEBTORS OR THE DEBTORS’ ESTATES, THE DISTRIBUTION OF PROPERTY UNDER THE PLAN OR ANY OTHER RELATED AGREEMENT, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED IN THE PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS BETWEEN ANY DEBTOR AND ANY RELEASED PARTY, THE ASSERTION OR ENFORCEMENT OF RIGHTS AND REMEDIES AGAINST THE DEBTORS, AND ANY AND ALL OTHER PAYMENTS MADE, INVESTMENTS UNDERTAKEN, OR VALUE TRANSFERS OF ANY KIND, IN EACH CASE THAT FLOWED FROM THE DEBTOR TO ANY RELEASED PARTY, OTHER THAN CLAIMS OR LIABILITIES ARISING OUT OF OR RELATING TO ANY ACT OR OMISSION OF A RELEASED PARTY THAT CONSTITUTES ACTUAL FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, EACH SOLELY TO THE EXTENT DETERMINED BY A FINAL ORDER OF A COURT OF COMPETENT JURISDICTION.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE RELEASES SET FORTH ABOVE DO NOT RELEASE OR IN ANY WAY AFFECT OR PREJUDICE ANY POST-EFFECTIVE DATE OBLIGATIONS OF ANY PARTY OR ENTITY UNDER THE PLAN, THE CONFIRMATION ORDER, ANY TRANSACTION CONTEMPLATED IN THE PLAN, OR ANY DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THOSE SET FORTH IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THE PLAN, INCLUDING THE LIQUIDATING TRUST AGREEMENT, OR ANY CLAIM OR OBLIGATION ARISING UNDER THE PLAN.

ENTRY OF THE CONFIRMATION ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE DEBTORS’ RELEASE, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED IN THE PLAN, AND FURTHER, SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE DEBTORS’ RELEASE IS: (A) IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE RELEASED PARTIES, INCLUDING, WITHOUT LIMITATION, THE RELEASED PARTIES’ CONTRIBUTIONS TO FACILITATING THE TRANSACTIONS CONTEMPLATED BY AND IMPLEMENTING THE PLAN; (B) A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE DEBTORS’ RELEASE; (C) IN THE BEST INTERESTS OF THE DEBTORS AND ALL HOLDERS OF CLAIMS OR INTERESTS; (D) FAIR, EQUITABLE, AND REASONABLE; (E) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (F) A BAR TO ANY OF THE DEBTORS OR THE DEBTORS’ ESTATES ASSERTING ANY CLAIM OR CAUSE OF ACTION RELEASED PURSUANT TO THE DEBTORS’ RELEASE.

2.	Releases by Holders of Claims and Interests other than the Debtors

EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THE PLAN OR CONFIRMATION ORDER, IN EXCHANGE FOR GOOD AND VALUABLE CONSIDERATION, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, ON AND AFTER THE EFFECTIVE DATE, EACH RELEASED PARTY, D&O, AND EACH RELEASING PARTY IS, AND IS DEEMED TO BE, HEREBY CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER WAIVED, RELEASED AND SETTLED BY EACH RELEASING PARTY AND THEIR ESTATES, IN EACH CASE ON BEHALF OF THEMSELVES AND THEIR RESPECTIVE SUCCESSORS, ASSIGNS, AND REPRESENTATIVES, FROM ANY AND ALL CLAIMS AND CAUSES OF ACTION, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, MATURED OR UNMATURED, EXISTING OR HEREAFTER ARISING, IN LAW, EQUITY, CONTRACT, TORT, OR OTHERWISE, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED OR ASSERTABLE ON BEHALF OF ANY OF THE DEBTORS OR THEIR ESTATES THAT SUCH ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY), BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS (INCLUDING THE MANAGEMENT, OWNERSHIP OR OPERATION THEREOF), THEIR CAPITAL STRUCTURE, THE FILING OF THE CHAPTER 11 CASES, ANY INTERCOMPANY TRANSACTION BETWEEN OR AMONG A DEBTOR AND ANOTHER DEBTOR, THE DEFINITIVE DOCUMENTS, OR ANY TRANSACTION CONTEMPLATED IN THE PLAN, CONTRACT, INSTRUMENT RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE DEFINITIVE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED IN THE PLAN, THE PURSUIT OF CONSUMMATION OR ADMINISTRATION OF THE TRANSACTIONS CONTEMPLATED IN THE PLAN, ANY SECURITY OF THE DEBTORS, THE DISTRIBUTION OF PROPERTY UNDER THE PLAN OR ANY OTHER RELATED AGREEMENT, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED IN THE PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS BETWEEN ANY DEBTOR AND ANY RELEASED PARTY, THE ASSERTION OR ENFORCEMENT OF RIGHTS AND REMEDIES AGAINST THE DEBTORS, AND ANY AND ALL OTHER PAYMENTS MADE, INVESTMENTS UNDERTAKEN, OR VALUE TRANSFERS OF ANY KIND, IN EACH CASE THAT FLOWED FROM THE DEBTOR TO ANY RELEASED PARTY, OR UPON ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE RELATED OR RELATING TO ANY OF THE FOREGOING TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE, OTHER THAN CLAIMS OR LIABILITIES ARISING OUT OF OR RELATING TO ANY ACT OR OMISSION OF A RELEASED PARTY, D&O, OR RELEASING PARTY THAT CONSTITUTES ACTUAL FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, EACH SOLELY TO THE EXTENT AS DETERMINED BY A FINAL ORDER OF A COURT OF COMPETENT JURISDICTION.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE RELEASES SET FORTH ABOVE DO NOT RELEASE OR IN ANY WAY AFFECT OR PREJUDICE (A) ANY POST-EFFECTIVE DATE OBLIGATIONS OF ANY PARTY OR ENTITY UNDER THE PLAN, THE CONFIRMATION ORDER, ANY TRANSACTION CONTEMPLATED IN THE PLAN, OR ANY DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THOSE SET FORTH IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THE PLAN, INCLUDING THE LIQUIDATING TRUST AGREEMENT, OR ANY CLAIM OR OBLIGATION ARISING UNDER THE PLAN, OR (B) ANY RETAINED CAUSE OF ACTION.

ENTRY OF THE CONFIRMATION ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE THIRD-PARTY RELEASES, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED IN THE PLAN, AND, FURTHER, SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE THIRD-PARTY RELEASES ARE: (A) CONSENSUAL; (B) ESSENTIAL TO THE CONFIRMATION OF THE PLAN; (C) GIVEN IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE RELEASED PARTIES; (D) A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE THIRD-PARTY RELEASES; (E) IN THE BEST INTERESTS OF THE DEBTORS AND THEIR ESTATES; (F) FAIR, EQUITABLE, AND REASONABLE; (G) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (H) A BAR TO ANY OF THE RELEASING PARTIES ASSERTING ANY CLAIM OR CAUSE OF ACTION RELEASED PURSUANT TO THE THIRD-PARTY RELEASES.

C.        Exculpation

EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THE PLAN OR CONFIRMATION ORDER, FROM AND AFTER THE EFFECTIVE DATE NO EXCULPATED PARTY SHALL HAVE OR INCUR, AND EACH EXCULPATED PARTY IS RELEASED AND EXCULPATED FROM, ANY LIABILITY FOR ANY ACT OR OMISSION ON OR AFTER THE PETITION DATE UP TO AND INCLUDING THE EFFECTIVE DATE IN CONNECTION WITH, RELATING TO OR ARISING OUT OF THE CHAPTER 11 CASES, THE FORMULATION, PREPARATION, DISSEMINATION, NEGOTIATION, OR EXECUTION OF THE DISCLOSURE STATEMENT, THE PLAN, OR ANY TRANSACTION, CONTRACT, INSTRUMENT, RELEASE OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE FOREGOING, THE FILING OF THE CHAPTER 11 CASES, THE PURSUIT OF CONFIRMATION, THE PURSUIT OF CONSUMMATION, THE ADMINISTRATION AND IMPLEMENTATION OF THE PLAN, THE DISTRIBUTION OF PROPERTY UNDER THE PLAN OR ANY OTHER RELATED AGREEMENT, EXCEPT FOR CLAIMS RELATED TO ANY ACT OR OMISSION THAT IS DETERMINED IN A FINAL ORDER TO HAVE CONSTITUTED ACTUAL FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT; IN ALL RESPECTS THE EXCULPATED PARTIES SHALL BE ENTITLED TO REASONABLY RELY UPON THE ADVICE OF COUNSEL WITH RESPECT TO THEIR DUTIES AND RESPONSIBILITIES. THE EXCULPATED PARTIES HAVE, AND UPON COMPLETION OF THE PLAN SHALL BE DEEMED TO HAVE, PARTICIPATED IN THE SOLICITATION OF VOTES AND DISTRIBUTIONS PURSUANT TO THE PLAN IN GOOD FAITH AND IN COMPLIANCE WITH APPLICABLE LAWS AND, THEREFORE, ARE NOT, AND ON ACCOUNT OF SUCH ACTIONS SHALL NOT BE, LIABLE AT ANY TIME FOR THE VIOLATION OF ANY APPLICABLE LAW, RULE, OR REGULATION GOVERNING THE SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THE PLAN OR DISTRIBUTIONS MADE PURSUANT TO THE PLAN.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE RELEASES AND EXCULPATIONS ABOVE DO NOT RELEASE OR IN ANY WAY AFFECT OR PREJUDICE, OR EXCULPATE ANY D&O FROM ANY D&O ACTION.

D.        Injunction

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, ALL ENTITIES WHO HAVE HELD, HOLD, OR MAY HOLD CLAIMS OR INTERESTS OR CAUSES OF ACTION THAT HAVE BEEN SETTLED, RELEASED, OR ARE SUBJECT TO EXCULPATION UNDER THE PLAN ARE PERMANENTLY ENJOINED, FROM AND AFTER THE EFFECTIVE DATE, FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST, AS APPLICABLE, THE DEBTORS, THE LIQUIDATING TRUST, THE EXCULPATED PARTIES, OR THE RELEASED PARTIES: (A) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH ANY SUCH CLAIMS OR INTERESTS OR CAUSES OF ACTION; (B) ENFORCING, ATTACHING, COLLECTING, OR RECOVERING ANY JUDGMENT, AWARD, DECREE, OR ORDER AGAINST SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH ANY SUCH CLAIMS OR INTERESTS OR CAUSES OF ACTION; (C) CREATING, PERFECTING, OR ENFORCING AN ENCUMBRANCE OF ANY KIND AGAINST SUCH ENTITIES OR THEIR PROPERTIES ON ACCOUNT OF OR IN CONNECTION WITH SUCH CLAIMS OR INTERESTS OR CAUSES OF ACTION; (D) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION, OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM SUCH ENTITIES OR AGAINST THE PROPERTY OF SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH SUCH CLAIMS OR INTERESTS OR CAUSES OF ACTION UNLESS SUCH HOLDER HAS FILED A MOTION REQUESTING THE RIGHT TO PERFORM SUCH SETOFF ON OR BEFORE THE CONFIRMATION DATE, NOTWITHSTANDING AN INDICATION IN ANY PROOF OF CLAIM OR OTHERWISE THAT SUCH HOLDER ASSERTS, HAS, OR INTENDS TO PRESERVE THE RIGHT OF SETOFF PURSUANT TO APPLICABLE LAW OR OTHERWISE; AND (E) COMMENCING OR CONTINUING ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH SUCH CLAIMS OR INTERESTS OR CAUSES OF ACTION.

E.        Term of Injunctions or Stays

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays arising under or entered during the pendency of the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

F.        Release of Claims Under the Sale Orders

Pursuant to the Sale Orders, all Claims against the Debtors and Estates arising from the Prepetition Secured Debt, the DIP Obligations, and the Prepetition Secured Intercompany Note have been released and discharged. Notwithstanding anything to the contrary in the Plan, neither the Debtors, the Estates, nor the Liquidating Trust shall have any liability on account of Claims against the Debtors and Estates that were released and discharged under the Sale Orders, and no Holder shall be entitled to Distributions on account of any such Claims.

ARTICLE XIII.
    MISCELLANEOUS PROVISIONS

A.        Dissolution of Committee

On the Effective Date: (i) the Committee shall be dissolved and shall have no further role in the Chapter 11 Cases except to prepare, file and, if necessary, litigate its final application for compensation and reimbursement of expenses; (ii) the current and former members of the Committee, if any, and their respective officers, employees, counsel, advisors and agents, shall be released and discharged of and from all further authority, duties, responsibilities and obligations related to and arising from and in connection with the Chapter 11 Cases; and (iii) the Professionals retained by the Committee, if any, will not be entitled to assert any Professional Fee Claims for any services rendered or expenses incurred after the Effective Date in their capacity as Professionals for the Committee, except with regard to the services specifically delineated in the preceding clause (i).

B.        Exhibits / Schedules

All exhibits and schedules to the Plan, including the Plan Supplement, are incorporated into and constitute a part of the Plan.

C.        Entire Agreement

The Plan, the Plan Supplement, the Confirmation Order, and all other Definitive Documents supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan and Confirmation Order.

D.        Expedited Tax Determination

The Debtors or the Liquidating Trustee may request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all returns filed for or on behalf of the Debtors for all taxable periods through the Effective Date.

E.        Successors and Assigns

The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Person.

F.        Withdrawal and Modification of the Plan

1.	Withdrawal of the Plan

The Debtors, after consulting with the Committee, reserve the right to seek to withdraw the Plan at any time prior to the Effective Date. If the Plan is withdrawn: (1) each of the Plan and the Confirmation Order shall be null and void in all respects, including with respect to (a) the assumption, assumption and assignment, or rejection of Executory Contracts and Unexpired Leases and (b) the releases described in Article XII.B; and (2) nothing contained in the Plan or the Confirmation Order shall (i) constitute a waiver or release of any Claims or Interest, or any claim the Debtors have against any Entity or (ii) prejudice in any manner the rights of the Debtors or any other Person.

2.	Modification of the Plan

Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code, the Debtors, after consulting with the Committee, reserve the right to alter, amend or modify the Plan before the Effective Date. Holders of Claims that have accepted the Plan shall be deemed to have accepted the Plan, as amended, modified, or supplemented, if the proposed amendment, modification, or supplement does not materially and adversely change the treatment of their Claims; provided, however, that the Holders of Claims who were deemed to accept the Plan because their Claims were Unimpaired shall continue to be deemed to accept the Plan only if, after giving effect to such amendment, modification or supplement, such Claims continue to be Unimpaired.

ARTICLE XIV.
    CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN

A.        Conditions to the Effective Date

The Effective Date shall not occur, and the Plan shall not be consummated unless and until the following conditions have been satisfied or duly waived:

1.

the final version of the Plan Supplement and all of the schedules, documents, and exhibits contained therein, and all other schedules, documents, supplements and exhibits to the Plan, shall have been filed;

2.	the Bankruptcy Court shall have entered the Confirmation Order and the Confirmation Order shall not have been reversed or vacated and shall not be subject to a stay;

3.	the Liquidating Trust Agreement shall have been executed;

4.

the Liquidating Trustee shall have been appointed and have accepted his or her appointment in accordance with the provisions of the Plan and the terms of the Liquidating Trust Agreement, as applicable;

5.	the Trust Accounts shall have been created and funded;

6.	All U.S. Trustee Fees shall have been paid in full; and

7.

all other actions, documents, and agreements necessary to implement and consummate the Plan shall have been effected or executed and delivered to the required parties and, to the extent required, filed with the applicable Governmental Unit in accordance with applicable laws, and all other actions required to be taken in connection with the Effective Date shall have occurred.

B.        Waiver of Conditions to the Effective Date

The conditions to consummation of the Plan set forth in Article XIV.A may be waived with the prior written consent of both the Debtors and the Committee without any notice to or approval of other parties in interest or the Bankruptcy Court.

C.        Substantial Consummation

Substantial consummation of the Plan, as defined in section 1101(2) of the Bankruptcy Code, shall be deemed to occur on the Effective Date.

D.        Notice of Occurrence of Effective Date

Within five (5) Business Days after the occurrence of the Effective Date, the Liquidating Trustee shall file with the Bankruptcy Court and serve a Notice of Occurrence of Effective Date stating the date on which the Effective Date occurred.

ARTICLE XV.
    RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Chapter 11 Cases after the Effective Date to the fullest legally permissible extent, including jurisdiction to:

1.	Allow, disallow, estimate, determine, liquidate, reduce, classify, re-classify, and establish the priority or Secured or Unsecured status of any Claim, including any Administrative Expense Claim;

2.	Adjudicate any Retained Cause of Action;

3.	Resolve any disputes relating to the transactions contemplated in the Plan;

4.	Grant or deny any applications for allowance of Professional Fee Claims;

5.

Resolve any matters related to the assumption, assumption and assignment or rejection of any Executory Contract or Unexpired Lease and to hear, determine, and, if necessary, liquidate any Claims arising therefrom, including any Cure Claims;

6.	Ensure that Distributions are accomplished pursuant to the provisions of the Plan;

7.	Decide or resolve any motions, adversary proceedings, contested matters, and any other matters that may be pending on the Effective Date or brought thereafter in the Chapter 11 Cases;

8.

Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents entered into or delivered in connection with the Plan, the Confirmation Order, or the transactions contemplated thereby;

9.

Resolve any controversies, suits, or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan, the Confirmation Order or any contract, instrument, release or other agreement or document that is entered into or delivered in connection with the Plan and any Person’s or Entity’s rights arising from or obligations incurred in connection with the Plan;

10.

Modify the Plan pursuant to section 1127 of the Bankruptcy Code; modify the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, or remedy any defect or omission or reconcile any inconsistency in any order entered in the Chapter 11 Cases, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into, delivered or created in connection with the Plan, in such manner as may be necessary or appropriate to consummate the Plan and the transactions contemplated hereby;

11.

Hear and determine any matter, case, controversy, suit, dispute, or Cause of Action regarding the existence, nature and scope of the releases, injunctions, and exculpation provided in the Plan, issue injunctions consistent with the Plan, and enforce the injunctions contained in the Plan and the Confirmation Order;

12.

Enter and implement orders or take such other actions as may be necessary or appropriate to implement, enforce, or restrain interference by any Person with the consummation, implementation, or enforcement of the Plan or the Confirmation Order;

13.

Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked or vacated, or if Distributions are enjoined or stayed;

14.

Determine any other matters that may arise in connection with or related to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement, or the Confirmation Order;

15.

Grant, under section 505(b) of the Bankruptcy Code, an expedited determination with respect to tax returns filed, or to be filed, on behalf of the Debtors for any and all taxable periods ending after the Petition Date through, and including, the Effective Date;

16.	Enforce, clarify or modify any orders previously entered in the Chapter 11 Cases;

17.	Enter final decrees closing the Chapter 11 Cases;

18.	Determine matters concerning state, local and federal Taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code, including any Disputed Claims for Taxes;

19.	Assist in recovery of all assets of the Debtors and their Estates, wherever located; and

20.	Hear any other matter over which the Bankruptcy Court has jurisdiction.

If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter, the provisions of this Article XV shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

ARTICLE XVI.
    ALTERNATIVES TO THE PLAN

A.        Chapter 7 Liquidation

A chapter 7 liquidation bankruptcy or “chapter 7 case” requires liquidation of the Debtors’ assets by an impartial trustee. In a chapter 7 case, the amount that Holders of General Unsecured Claims would receive depends upon the net estate available after all of the Debtors’ assets have been reduced to cash. The cash realized from liquidation of each of the Debtors’ assets would be distributed in accordance with the order of distribution prescribed in section 507 of the Bankruptcy Code. Whether a bankruptcy case is one under chapter 7 or chapter 11, Secured Claims, Administrative Claims and Priority Claims are entitled to be paid in cash and in full before Holders of General Unsecured Claims receive any funds.

If the Chapter 11 Cases were converted to cases under chapter 7 of the Bankruptcy Code, the present Claims with priority status under the Bankruptcy Code may have a priority lower than priority Claims generated by the chapter 7 case, such as the chapter 7 trustee’s fee or the fees of attorneys, accountants and other professionals the trustee may engage. Conversion to chapter 7, therefore, would create an additional layer of Claims with priority status.

In a chapter 7 case, a fully secured creditor would be entitled to full payment, including interest, from the proceeds of sale of the secured creditor’s collateral, provided the realized value of the collateral is sufficient to pay both the principal and interest. A secured creditor whose collateral is insufficient to pay its Secured Claim in full will be entitled to assert a General Unsecured Claim for its deficiency and share with Holders of General Unsecured Claims.

If the Chapter 11 Cases were converted to cases under chapter 7 of the Bankruptcy Code, a trustee would be appointed to liquidate the Debtors’ assets and to distribute the proceeds as described above. The chapter 7 trustee would be entitled to receive compensation in accordance with the Bankruptcy Code. The trustee’s fee on all monies disbursed or turned over in the case by the trustee to parties in interest, excluding the Debtors, but including Holders of Secured Claims would not exceed (i) 25% on the first $5,000 or less, (ii) 10% on any amount in excess of $5,000 but not in excess of $50,000, (iii) 5% on any amount in excess of $50,000 but not in excess of $1,000,000, and (iv) reasonable compensation not to exceed 3% on any amount in excess of $1,000,000. The trustee’s fees would be paid as a cost of administration of the chapter 7 cases and may be paid in full prior to the costs and expenses incurred in the Chapter 11 Cases and prior to any payment to Holders of General Unsecured Claims.

It is also highly likely that the chapter 7 trustee will retain his or her own attorneys and accountants, and perhaps other professionals such as appraisers, auctioneers, or real estate brokers, whose fees would also constitute Claims entitled to priority status in a chapter 7 case, with a priority that may be higher than those Claims arising under the Chapter 11 Cases.

Liquidation under chapter 7 of the Bankruptcy Code would likely entail the appointment of a trustee having no experience or knowledge of the Debtors’ businesses, their records or assets. A substantial period of education and investigation would be required in order for any chapter 7 trustee to wind up the cases effectively. Also, in the event litigation proves necessary on any issues, the chapter 7 trustee would likely be in an inferior position to prosecute such actions without prior knowledge regarding the Debtors’ businesses and without funding to support such efforts.

The Liquidation Analysis demonstrates that creditors will receive a greater distribution under the Plan than a hypothetical liquidation under chapter 7 of the Bankruptcy Code. The analysis provided is believed to be reasonable and conservative. Readers are urged to review the notes and assumptions contained in the Liquidation Analysis attached as Exhibit 1.

B.        Dismissal

If dismissal of the Chapter 11 Cases were to occur, the Debtors would no longer have the protection of the Bankruptcy Court and the applicable provisions of the Bankruptcy Code. In the event of dismissal, it is highly unlikely that Holders of General Unsecured Claims would receive any amount on their Claims. Dismissal would force a race among creditors to take over and dispose of the Debtors’ available assets. Even the most diligent Holders of General Unsecured Claims would likely fail to realize any recovery on their Claims.

C.        Exclusivity and Alternative Plan Potential

Pursuant to section 1121 of the Bankruptcy Code, the Debtors have the exclusive right to file a plan on or before December 21, 2023, and the exclusive right to solicit a plan on or before February 19, 2023, subject to extensions that may be granted by the Bankruptcy Court. Because the Debtors have filed the Plan and seek its confirmation during such exclusive periods, no other alternative plans can be proposed or solicited at this time. Moreover, the Debtors believe that any alternative plan would not be viable and would not provide a better recovery to creditors than that proposed under the current Plan. The Debtors therefore believe that the Plan is in the best interest of creditors.

ARTICLE XVII.
    CERTAIN RISK FACTORS TO BE CONSIDERED

THE PLAN AND ITS IMPLEMENTATION ARE SUBJECT TO CERTAIN RISKS, INCLUDING, BUT NOT LIMITED TO, THE RISK FACTORS SET FORTH BELOW. HOLDERS OF CLAIMS WHO ARE ENTITLED TO VOTE ON THE PLAN SHOULD READ AND CAREFULLY CONSIDER THE RISK FACTORS, AS WELL AS THE OTHER INFORMATION SET FORTH IN THE COMBINED PLAN AND DISCLOSURE STATEMENT AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH OR REFERRED TO OR INCORPORATED BY REFERENCE HEREIN, BEFORE DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN. THESE FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

A.        Certain Bankruptcy Law Considerations

The occurrence or non-occurrence of any or all of the following contingencies, and any others, could affect distributions available to Holders of Allowed Claims under the Plan but will not necessarily affect the validity of the vote of the Impaired Classes to accept or reject the Plan or necessarily require a re-solicitation of the votes of Holders of Claims in such Impaired Classes.

1.	Parties in Interest May Object to the Plan’s Classification of Claims and Interests

Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an equity interest in a particular class only if such claim or equity interest is substantially similar to the other claims or equity interests in such class. The Debtors believe that the classification of the Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code because the Debtors created Classes of Claims and Interests each encompassing Claims or Interests, as applicable, that are substantially similar to the other Claims or Interests, as applicable, in each such Class. Nevertheless, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

2.	The Conditions Precedent to the Effective Date of the Plan May Not Occur

As more fully set forth in Article XIV.A, the Effective Date is subject to a number of conditions precedent. If such conditions precedent are not satisfied or waived, the Effective Date will not take place.

3.	The Debtors May Fail to Satisfy Vote Requirements

If votes are received in number and amount sufficient to enable the Bankruptcy Court to confirm the Plan, the Debtors intend to seek, as promptly as practicable thereafter, Confirmation of the Plan. If sufficient votes are not received, the Debtors may seek to confirm an alternative chapter 11 plan. There can be no assurance that the terms of any such alternative chapter 11 plan would be similar or as favorable to the Holders of Allowed Claims as those proposed in the Plan.

4.	The Debtors May Not be Able to Secure Confirmation of the Plan

Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation of a chapter 11 plan, and requires, among other things, a finding by the Bankruptcy Court that: (a) such plan “does not unfairly discriminate” and is “fair and equitable” with respect to any non-accepting classes; (b) confirmation of such plan is not likely to be followed by a liquidation or a need for further financial reorganization unless such liquidation or reorganization is contemplated by the plan; and (c) the value of distributions to non-accepting Holders of claims and equity interests within a particular Class under such plan will not be less than the value of distributions such Holders would receive if the debtors were liquidated under chapter 7 of the Bankruptcy Code.

There can be no assurance that the requisite acceptances to confirm the Plan will be received. Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court will confirm the Plan. A non-accepting Holder of an Allowed Claim might challenge either the adequacy of the Disclosure Statement or whether the balloting procedures and voting results satisfy the requirements of the Bankruptcy Code or Bankruptcy Rules. Even if the Bankruptcy Court determines that this Disclosure Statement, the balloting procedures, and voting results are appropriate, the Bankruptcy Court could still decline to confirm the Plan if it finds that any of the statutory requirements for Confirmation are not met. If the Plan is not confirmed by the Bankruptcy Court, it is unclear whether the Debtors will be able to confirm any plan and what, if anything, Holders of Allowed Claims against them would ultimately receive on account of such Allowed Claims.

If the Plan is not confirmed, it is unclear what distributions, if any, Holders of Allowed Claims may receive on account of such Allowed Claims and when such distributions may be made.

The Debtors reserve the right to modify the terms and conditions of the Plan as necessary for Confirmation. Any such modifications could result in less favorable treatment of any Class. There is no assurance that an alternative plan will be confirmed or that the Chapter 11 Cases will not be converted to a chapter 7 liquidation. Holders of Interests will receive no recovery under the Plan or in a chapter 7 liquidation. If a chapter 7 liquidation were to occur, there is a risk that there would be little, if any, value available for distribution to the Holders of Claims.

5.	The Debtors May Object to the Amount or Classification of a Claim

Except as otherwise provided in the Plan, the Debtors reserve the right to object to the amount or classification of any Claim under the Plan. Any estimates set forth herein cannot be relied upon by any Holder of a Claim where such Claim is subject to an objection. Any Holder of a Claim that is subject to an objection thus may not receive its expected share of any estimated distributions described herein.

6.	Risk of Non-Occurrence of the Effective Date

Although the Debtors believe that the Effective Date may occur quickly after the Confirmation Date, there can be no assurance as to such timing or as to whether the Effective Date will, in fact, occur.

7.	Contingencies Could Affect Votes of Impaired Classes to Accept or Reject

The distributions available to Holders of Allowed Claims under the Plan can be affected by a variety of contingencies, including, without limitation, whether the Bankruptcy Court orders certain Allowed Claims to be subordinated to other Allowed Claims. The occurrence of any and all such contingencies, which could affect Distributions available to Holders of Allowed Claims under the Plan, will not affect the validity of the vote taken by the Impaired Classes to accept or reject the Plan or require any sort of revote by the Impaired Classes.

Any estimated Claims and creditor recoveries set forth herein are based on various assumptions, and the actual Allowed amounts of Claims may significantly differ from the estimates. Should one or more of the underlying assumptions ultimately prove to be incorrect, the actual Allowed amounts of Claims may vary from any estimates contained herein. Moreover, the Debtors cannot determine with any certainty at this time, the number or amount of Claims that will ultimately be Allowed. Such differences may materially and adversely affect, among other things, the percentage recoveries to Holders of Allowed Claims under the Plan.

8.	Releases, Injunctions, and Exculpation Provisions May not be Approved

Article XII of the Plan provides for certain releases, injunctions, and exculpations, including a release of liens and third-party releases that may otherwise be asserted against the Debtors or Released Parties, as applicable. The Bankruptcy Court’s approval of the releases, injunctions, and exculpations provided in the Plan may be subject to objection by parties in interest and may not be approved.

B.        Failure to Confirm or Consummate the Plan

If the Plan is not confirmed and consummated, it is possible that an alternative plan can be negotiated and presented to the Bankruptcy Court for approval; however, there is no assurance that the alternative plan, if any, will be confirmed, that the Chapter 11 Cases will not be converted to a chapter 7 liquidation, or that any alternative chapter 11 plan could or would be formulated on terms as favorable to the creditors as the terms of the Plan. Holders of Interests will receive no recovery under the Plan or in a chapter 7 liquidation. If a chapter 7 liquidation were to occur, there is a risk that there would be little, if any, value available for distribution to the Holders of Claims.

ARTICLE  XVIII.
    CERTAIN UNITED STATES FEDERAL INCOME TAX
CONSEQUENCES OF THE PLAN

The following summary is a general discussion of certain material U.S. federal income tax considerations resulting from the Plan. This discussion does not discuss all potentially applicable aspects of U.S. federal income tax, nor does it discuss state, local, non-U.S., or other income and non-income taxation that may be relevant to a particular Holder of Claims in light of its particular circumstances and tax situation. All Holders of Claims should consult with their own tax advisors as to their particular consequences of the transactions contemplated by the Plan, including the application and effect of any state, local or non-U.S. tax laws and of any changes in applicable tax laws.

A.        Introduction

The following discussion summarizes certain material U.S. federal income tax consequences of the implementation of the Plan to the Debtors and to Holders of certain Claims. This discussion does not address the U.S. federal income tax consequences to Holders of Claims that are Unimpaired, or Holders that are not entitled to vote because they are presumed to accept or deemed to reject the Plan. In addition, this discussion does not address any consideration being received on account of a person’s capacity other than as a Holder of a Claim.

The discussion of U.S. federal income tax consequences below is based on Applicable Tax Law, all as in effect on the date of the Disclosure Statement and all of which are subject to change or differing interpretations (possibly with retroactive effect). The U.S. federal income tax consequences of the contemplated transactions are complex and subject to significant uncertainties. The Debtors have not requested an opinion of counsel or a ruling from the IRS or any other taxing authority with respect to any of the tax aspects of the contemplated transactions, and the discussion below is not binding upon the IRS or any court. No assurance can be given that the IRS would not assert, or that a court would not sustain, a different position than any position discussed herein.

This summary does not address non-U.S., state, or local tax consequences of the Plan, nor does it purport to address all aspects of U.S. federal income taxation that may be relevant to a Holder in light of its individual circumstances or to a Holder that may be subject to special tax rules (such as Holders that are related to the Debtors within the meaning of the Tax Code, Holders that are liable for alternative minimum tax, the so-called “net investment income tax” under section 1411 of the Tax Code, or the base erosion and anti-abuse tax, U.S. Holders whose functional currency is not the U.S. dollar, U.S. expatriates, broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax-exempt organizations, controlled foreign corporations, passive foreign investment companies, pass-through entities, beneficial owners of pass-through entities, subchapter S corporations, Holders that hold Claims as part of a straddle, hedge, conversion transaction, or other integrated investment, accrual method U.S. Holders that prepare an “applicable financial statement” (as defined in section 451 of the Tax Code), Holders that use a mark-to-market method of accounting, and Holders that are themselves in bankruptcy). In addition, this discussion does not address U.S. federal taxes other than income taxes, unless otherwise specifically provided herein.

Further, this summary does not apply to partnerships or other pass-through entities for U.S. federal income tax purposes. If an entity or arrangement treated as a partnership (or other pass-through entity) for U.S. federal income tax purposes is a Holder of a Claim, the U.S. federal income tax treatment of a partner (or other pass-through entity) generally will depend upon the status of the partner (or other beneficial owner) and the activities of the entity and such partner (or other beneficial owner). Partner (or other beneficial owners) of partnerships (or other pass-through entities) that are Holders of Claims should consult their respective tax advisor regarding the U.S. federal income tax consequences of the Plan.

Internal Revenue Service Circular 230 Disclosure: to ensure compliance with requirements imposed by the IRS, any tax advice contained in this Combined Plan and Disclosure Statement (including any attachments) is not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding tax related penalties under the Tax Code. Tax advice contained in this Combined Plan and Disclosure Statement (including any attachments) is not written to support the marketing or promotion of the transactions or matters addressed by this Combined Plan and Disclosure Statement. Each taxpayer should consult with their own tax advisor based on the taxpayer’s particular circumstances.

B.        Consequences to the Debtors

1.	Characterization

For U.S. federal income tax purposes, the Debtors will be treated as (a) having transferred certain of their assets to the Purchasers pursuant to the Purchase Agreements in taxable transactions, (b) delivering the Liquidating Trust Assets to the Liquidating Trust in satisfaction of Claims in accordance with the Plan, and (c) undertaking any further wind-down activities. The Debtors will realize gain or loss upon the transfer of the portion of their assets to the Purchasers in amounts equal to the difference between the amounts realized on such transfers and the applicable Debtor’s tax basis in the applicable assets. The Debtors will also realize gain or loss upon the transfer of the portion of their assets to the Liquidating Trust in an amount equal to the difference between the fair market values of such assets and the Debtor’s tax basis in the applicable assets. The Debtors will report the transactions contemplated by the Purchase Agreements and the Plan on their tax returns consistent with such characterization.

2.	Cancellation of Debt and Reduction of Tax Attributes

In general, if a taxpayer satisfies its outstanding indebtedness for total consideration less than the amount of such indebtedness, such taxpayer will realize and recognize CODI for U.S. federal income tax purposes. The amount of CODI, in general, is the excess of (a) the adjusted issue price of the indebtedness satisfied, over (b) the sum of (i) the amount of any Cash paid, (ii) the issue price of any new indebtedness of the taxpayer issued, and (iii) the fair market value of any other consideration (including the assets deemed received by a Holder and contributed to the Liquidating Trust) given in satisfaction of such indebtedness at the time of the exchange.

Under section 108 of the Tax Code, a taxpayer is not required to include CODI in gross income (a) if the taxpayer is under the jurisdiction of a court in a case under chapter 11 of the Bankruptcy Code and the discharge of debt occurs pursuant to that proceeding, or (b) to the extent that the taxpayer is insolvent immediately before the discharge. Instead, because of such exclusion, a taxpayer must reduce its tax attributes by the amount of CODI that it excluded from gross income. Such reduction in tax attributes occurs only after the tax for the year of the debt discharge has been determined (including, as described above, the amount of gain or loss recognized by Orbital with respect to the sale of its assets in taxable transactions). In general, tax attributes will be reduced in the following order: (a) NOLs and NOL carryforwards; (b) general business credit carryovers; (c) minimum tax credit carryovers; (d) capital loss carryovers; (e) tax basis in assets (but not below the amount of liabilities to which the taxpayer remains subject); (f) passive activity loss and credit carryovers; and (g) foreign tax credit carryovers. Alternatively, a taxpayer with CODI may elect first to reduce the basis of its depreciable assets pursuant to section 108(b)(5) of the Tax Code. Any excess CODI over the amount of available tax attributes is not subject to U.S. federal income tax and has no other U.S. federal income tax impact.

As a result of the Sales and the Plan, Orbital is not expected to realize CODI because the Plan is a plan of liquidation, therefore, the Debtors are not entitled to a debt discharge. To the extent Orbital does realize CODI, the amount of CODI and, if applicable, the amount of tax attributes required to be reduced cannot be known with certainty at this time because the Plan provides that certain Holders of Claims will receive interests in the Liquidating Trust, the value of which has not yet been determined.

Because of the lack of direct authoritative guidance as to the survival and utilization of NOL carryforwards and the timing of recognition of cancellation of indebtedness in the context of a bankruptcy liquidation, the tax attributes of the Debtors (including NOLs incurred through the end of the taxable year in which the Plan becomes effective) may be substantially reduced, eliminated, or subject to significant limitations as the result of implementation of the Plan. Also, the Debtors’ NOLs will not be available for any post-Effective Date taxable income.

3.	Net Operating Loss Carryforwards

Cancelling the common stock of Orbital could subject Orbital’s NOLs to certain limitations regarding their use, however, the NOLs should be available to offset any income and gains resulting from the transfer of the Debtors’ assets to the Purchasers and the Liquidating Trust Assets to the Liquidating Trust.

C.        Consequences to Holders of Claims

Pursuant to the Plan, Claims in Classes 1 through 4 will be surrendered for Cash, collateral securing such Claim, or for their pro-rata share of the Liquidating Trust Assets, including with respect to Class 4, the contingent right to any residual interest in the Liquidating Trust. This exchange will be treated as a taxable exchange under section 1001 of the Tax Code. Accordingly, Holders of such Claims should recognize gain or loss equal to the difference between: (a) the fair market value of any Cash, collateral, and/or pro-rata share of the Liquidating Trust Assets (including with respect to Class 4, the contingent right to any residual interest in the Liquidating Trust) received in exchange for such Claims; and (b) the Holder’s adjusted tax basis, if any, in such Claims. Such gain or loss should be capital in nature if such Claims are held as capital assets (subject to the “market discount” rules described below) and should be long term capital gain or loss if such Claims were held for more than one year. To the extent that a portion of the Cash, collateral, and/or pro-rata share of the Liquidating Trust Assets (including with respect to Class 4, the contingent right to any residual interest in the Liquidating Trust) received in exchange for such Claims is allocable to accrued but untaxed interest, the Holder may recognize ordinary income. See the section entitled “Accrued but Untaxed Interest” below.

The fair market value of the pro-rata share of the Liquidating Trust Assets (including with respect to Class 4, the contingent right to any residual interest in the Liquidating Trust) is contingent in part on the outcome of certain Retained Causes of Action that are included as Liquidating Trust Assets. It is therefore plausible that a Holder could treat the transaction as an “open” transaction for tax purposes, in which case the recognition of any gain or loss on the transaction might be deferred pending the determination of the amount of any recoveries under Retained Causes of Action. The federal income tax consequences of an open transaction are uncertain and highly complex, and a Holder should consult with its own tax advisor if it believes open transaction treatment might be appropriate.

1.	Accrued but Untaxed Interest

To the extent that any amount received under the Plan by a Holder is attributable to accrued but untaxed interest (including OID), such amount should be taxable to the Holder as ordinary interest income, if such accrued interest has not been previously included in the Holder’s gross income for U.S. federal income tax purposes. Conversely, a Holder may be able to recognize a deductible loss (or, possibly, a write-off against a reserve for bad debts) to the extent that any accrued interest (including OID) was previously included in the Holder’s gross income but was not paid in full. Such loss may be ordinary, but the tax law is unclear on this point.

The extent to which amounts received by a Holder will be attributable to accrued but untaxed interest is unclear. Under the Plan, the aggregate consideration to be distributed to Holders of Allowed Claims in each Class will be treated as first satisfying an amount equal to the stated principal amount of the Allowed Claim for such Holders and any remaining consideration as satisfying accrued, but unpaid, prepetition interest, if any. Certain legislative history indicates that an allocation of consideration as between principal and interest provided in a bankruptcy plan is binding for U.S. federal income tax purposes, while certain Treasury Regulations treat payments as allocated first to any accrued but unpaid interest. The IRS could take the position that the consideration received by a Holder should be allocated in some way other than as provided in the Plan. Holders of Claims should consult their own tax advisors regarding the proper allocation of the consideration received by them under the Plan.

2.	Market Discount

Holders who exchange Claims for Cash may be affected by the “market discount” provisions of sections 1276 through 1278 of Tax Code. Under these rules, some or all of the gain realized by a Holder may be treated as ordinary income (instead of capital gain), to the extent of the amount of “market discount” on such Claims.

In general, a debt obligation with a fixed maturity of more than one year that is acquired by a holder on the secondary market (or, in certain circumstances, upon original issuance) is considered to be acquired with “market discount” as to that holder if the debt obligation’s stated redemption price at maturity (or revised issue price, in the case of a debt obligation issued with original issue discount) exceeds the tax basis of the debt obligation in the holder’s hands immediately after its acquisition. However, a debt obligation will not be a “market discount bond” if such excess is less than a statutory de minimis amount (equal to 0.25 percent of the debt obligation’s stated redemption price at maturity or revised issue price, in the case of a debt obligation issued with original issue discount).

Any gain recognized by a Holder on the taxable disposition of Claims (determined as described above) that were acquired with market discount should be treated as ordinary income to the extent of the market discount that accrued thereon while the Claims were held by a Holder (unless the Holder elected to include market discount in income as it accrued). Holders of Claims should consult their own tax advisors regarding whether the market discount rules apply to their Claims.

3.	Receipt of Interest in the Liquidating Trust

The Liquidating Trust will be established on the Effective Date and is currently anticipated to exist as a grantor trust for the benefit of certain creditors as described in the Plan. Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt of an adverse determination by the IRS upon audit if not contested by the Liquidating Trustee), pursuant to Treasury Regulation Section 1.671-1(a) and/or Treasury Regulation Section 301.7701-4(d) and related regulations, the Liquidating Trustee is expected to designate and file returns for the Liquidating Trust as a “grantor trust” and/or “liquidating trust” and therefore, for federal income tax purposes, the Liquidating Trust’s taxable income (or loss) should be allocated pro rata to its beneficiaries.

Holders of Claims that receive a beneficial interest in the Liquidating Trust (including possibly with respect to Class 4, the contingent right to any residual interest in the Liquidating Trust) will be required to report on their U.S. federal income tax returns their share of the Liquidating Trust’s items of income gain, loss, deduction, and credit in the year recognized by the Liquidating Trust. This requirement may result in Holders being subject to tax on their allocable share of the Liquidating Trust’s taxable income prior to receiving any cash distributions from the Liquidating Trust.

With respect to each Disputed Claims Reserve, under section 468B(g) of the Tax Code, amounts earned by an escrow account, settlement fund, or similar fund must be subject to current tax. In general, Treasury Regulations sections 1.468B-1 et seq. would tax such a reserve as a “qualified settlement fund” and thus subject such reserve to a separate entity level tax.

The Liquidating Trust is expected to (i) treat each Disputed Claims Reserve as a discrete trust for federal income tax purposes, consisting of separate and independent shares to be established in respect of each Disputed Claim in the Class of Claims to which such reserve relates, in accordance with the trust provisions of the IRC, and (ii) to the extent permitted by applicable law, report consistently for any state and local income tax purposes. In addition, pursuant to the Plan, all parties will report consistently with such treatment. Accordingly, the Liquidating Trust as a fiduciary for Holders of Disputed Claims will report as subject to a separate entity level tax any amounts earned by the Disputed Claims Reserves, except to the extent such earnings are distributed by such fiduciary during the same taxable year. In such event, any amount earned by a Disputed Claims Reserve that is distributed to a Holder during the same taxable year will be includible in such Holder’s gross income.

Distributions (net of any tax previously paid) from a Disputed Claims Reserve will be made to Holders of Disputed Claims when such claims are subsequently Allowed and to Holders of previously Allowed claims when any Disputed Claims are subsequently disallowed.

Holders of Claims are urged to consult their tax advisors regarding the tax consequences of the right to receive and of the receipt (if any) of property from the Liquidating Trust and each Holder of a Disputed Claim is urged to consult its tax advisor regarding the potential tax treatment of the Disputed Claim Reserve, distributions therefrom, and any tax consequences to such Holder relating thereto.

D.        Consequences to Holders of Interests

Pursuant to the Plan, Interests in Classes 6 and 7 will be canceled, released, and extinguished and will be of no further force or effect. Holders of Interests in Classes 6 and 7 should be allowed a worthless stock deduction (unless such Holder has previously claimed a worthless stock deduction with respect to such Interests and assuming that the taxable year that includes the Plan is the same taxable year in which such stock first became worthless) in an amount equal to the Holder’s adjusted tax basis in the Interests.

E.        Information Reporting and Backup Withholding

Under U.S. federal income tax law, interest and other reportable payments may, under certain circumstances, be subject to “backup withholding” at the then applicable withholding rate (currently 24%). Under the backup withholding rules, a Holder of a Claim may be subject to backup withholding with respect to distributions or payments made pursuant to the Plan unless that Holder: (a) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates that fact; or (b) provides a correct taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the Holder is not subject to backup withholding because of a failure to report all dividend and interest income. Backup withholding is not an additional tax but is, instead, an advance payment that may entitle the holder to a refund from the IRS to the extent it results in an overpayment of tax, provided that the required information is timely provided to the IRS.

The Debtors or the Liquidating Trustee, as applicable, will withhold all amounts required by law to be withheld and will comply with all applicable reporting requirements of the Tax Code.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF SUCH HOLDER’S CIRCUMSTANCES AND INCOME TAX SITUATION. ALL HOLDERS OF CLAIMS AND INTERESTS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR NON-U.S. TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

NO STATEMENT IN THIS DISCLOSURE STATEMENT SHOULD BE CONSTRUED AS LEGAL OR TAX ADVICE. THE DEBTORS AND THEIR PROFESSIONALS DO NOT ASSUME ANY RESPONSIBILITY OR LIABILITY FOR THE TAX CONSEQUENCES THE HOLDER OF A CLAIM MAY INCUR AS A RESULT OF THE TREATMENT AFFORDED ITS CLAIM UNDER THE PLAN AND DO NOT REPRESENT WHETHER THERE COULD BE ADDITIONAL TAX EXPOSURE TO THEMSELVES OR THEIR NON-DEBTOR AFFILIATES AS A RESULT OF THE PLAN.

ARTICLE XIX.
    CONCLUSION AND CONFIRMATION REQUEST

The Debtors believe that the Plan is superior to the alternatives and will provide each holder of a Claim against the Debtors with an opportunity to receive greater benefits than those that would be received by any other alternative. The Debtors, therefore, urge interested parties to vote in favor of the Plan.

The Debtors request Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code.

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Dated: October 20, 2023	Respectfully submitted,

ORBITAL INFRASTRUCTURE GROUP,
INC. on behalf of itself and all other Debtors

By: /s/ James F. O’Neil III___
James F. O’Neil III
Chief Executive Officer, Vice Chairman of
the Board of Directors, and Director
Orbital Infrastructure Group, Inc.